UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party Other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

NATIONAL COAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.0001, of National Coal Corp. (the “National Coal Common Stock”)

(2)	Aggregate number of securities to which transaction applies: As of October 12, 2010, there were outstanding: (i) 8,545,765 shares of National Coal Common Stock (including shares subject to National Coal restricted stock awards), (ii) 22,500 shares of National Coal Common Stock subject to stock options with an exercise price that is less than $1.00 per share (the “Per Share Merger Consideration”), and (iii) 1,122,349 shares of National Coal Common Stock subject to stock options and warrants with an exercise price that is equal to or greater than the Per Share Merger Consideration.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The maximum aggregate value, solely for purposes of calculating the filing fee, was determined based upon the sum of (i) 8,545,765 shares of National Coal Common Stock (including shares subject to National Coal restricted stock awards) multiplied by the Per Share Merger Consideration and (ii) 22,500 shares of National Coal Common Stock subject to stock options with an exercise price that is less than the Per Share Merger Consideration, multiplied by $0.34 (which is the difference between the Per Share Merger Consideration and the exercise price of $0.66 per share for such stock options). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000713 by the sum calculated in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $8,553,413

(5)	Total fee paid: $609.86

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NATIONAL COAL CORP.

8915 George Williams Road

Knoxville, Tennessee 37923

SPECIAL MEETING OF SHAREHOLDERS

MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

Dear National Coal Corp. Shareholder:

You are cordially invited to attend the special meeting of shareholders of National Coal Corp. (“National Coal”), which will be held at the Hilton Knoxville Airport, 2001 Alcoa Highway, Alcoa, Tennessee 37701, on December 2, 2010 at 10:00 a.m., local time.

At the special meeting, you will be asked to consider and vote on a proposal to approve a merger agreement that National Coal has entered into with Ranger Energy Investments, LLC (“Ranger”) and Ranger Coal Holdings, LLC, a wholly owned subsidiary of Ranger. If National Coal shareholders approve the merger agreement, and the merger is subsequently completed, National Coal will become a wholly owned subsidiary of Ranger, and you will be entitled to receive $1.00 in cash, without interest and less any applicable withholding taxes, for each share of National Coal common stock that you own. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement, and you are encouraged to read it in its entirety.

After careful consideration, the board of directors of National Coal, by unanimous vote, determined that the merger is advisable and fair to, and in the best interests of, National Coal and its shareholders, and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement. In reaching its determination, the board of directors considered a number of factors that are described more fully in the accompanying proxy statement.

You are also being asked to expressly grant the persons named as proxies authority to vote your shares to approve the adjournment of the special meeting, if necessary or appropriate, to permit the further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement.

The accompanying document provides a detailed description of the proposed merger, the merger agreement and related matters. I urge you to read these materials carefully.

Your vote is very important. Because approval of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of National Coal common stock entitled to vote on the merger agreement, if you fail to vote it will have the same effect as if you voted against the approval of the merger agreement.

Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described in these materials. These actions will not limit your right to vote in person if you wish to attend the special meeting and vote in person. If your shares are held in the name of your broker, bank or other nominee, please instruct your broker, bank or other nominee on how to vote your shares in accordance with the voting directions provided by your broker, bank or other nominee.

Thank you for your cooperation and your continued support of National Coal.

Sincerely,

Daniel A. Roling

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated October 25, 2010, and is first being mailed to shareholders on or about November 1, 2010.

NATIONAL COAL CORP.

8915 George Williams Road

Knoxville, Tennessee 37923

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held December 2, 2010

To the Shareholders of National Coal Corp.:

You are cordially invited to attend a special meeting of the shareholders of National Coal Corp. to be held at the Hilton Knoxville Airport, 2001 Alcoa Highway, Alcoa, Tennessee 37701 on December 2, 2010 at 10:00 a.m. local time for the following purposes:

1.        To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of September 27, 2010, by and among National Coal Corp., Ranger Energy Investments, LLC (“Ranger”), and Ranger Coal Holdings, LLC, a wholly-owned subsidiary of Ranger;

2.        To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement; and

3.        To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only holders of record of our common stock at the close of business on October 19, 2010, the record date for the special meeting, are entitled to receive notice of and to attend and vote or submit a proxy to vote at the special meeting or any adjournment or postponement of the special meeting. As of the record date we had 8,545,765 shares of common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting. The affirmative vote of a majority of the shares of our outstanding common stock is required to approve the merger agreement.

After careful consideration, our board of directors, by unanimous vote, determined that the merger is advisable and fair to and in the best interests of, us and our shareholders and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement. For more information about the merger described above and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached to it as Annex A. Our board of directors also recommends that you expressly grant the authority to the persons named as proxies to vote your shares to approve the adjournment of the special meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement. We are not aware of any other business to come before the special meeting.

Shareholders who do not vote in favor of the approval of the merger agreement will not have the right to seek appraisal of the fair value of their shares if the merger is completed, but will receive the same per share merger consideration as those shareholders who do vote in favor of the approval of the merger agreement.

Your vote is very important. Even if you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the special meeting by signing and dating the proxy card and mailing it promptly in the enclosed envelope, or appoint a proxy over the Internet or by telephone as instructed in these materials. If your shares are held in the name of your broker, bank or other nominee, please instruct your broker, bank or other nominee on how to vote your shares in accordance with the voting directions provided by your broker, bank or other nominee, to ensure that your shares will be represented at the special meeting. You may revoke your proxy at any time prior to its exercise in the manner described in this proxy statement. Returning a signed proxy card or appointing a proxy over the Internet or by telephone will not prevent you from attending the meeting and voting in person if you wish to do so. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy executed in your favor, from the holder of record to be able to vote in person at the special meeting.

Executed proxies with no instructions indicated thereon will be voted “FOR” the approval of the merger agreement and, if applicable, “FOR” the adjournment of the special meeting, provided that no proxy that is specifically marked “AGAINST” the proposal to approve the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal. If you fail to return your proxy or to vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and will effectively be counted as a vote “AGAINST” the proposal to approve the merger agreement.

You should not send any certificates representing shares of our common stock with your proxy card. Upon completion of the merger, you will receive instructions regarding the procedure to exchange your stock certificates for the cash merger consideration.

No person has been authorized to give any information or to make any representations other than those set forth in the proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information must not be relied upon as having been authorized by us or any other person.

By Order of the board of directors,

Timothy W. Jones

Corporate Secretary

Knoxville, Tennessee

Dated: October 25, 2010

NATIONAL COAL CORP.

PROXY STATEMENT

i

Annexes

Annex A	Agreement and Plan of Merger dated September 27, 2010 by and among National Coal Corp., Ranger Energy Investments, LLC, and Ranger Coal Holdings, LLC	A-1
Annex B	Opinion of Dahlman Rose & Company, LLC	B-1

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a shareholder of National Coal Corp. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “National Coal,” “Company,” “We,” “our,” “ours” and “us” refer to National Coal Corp. We refer to Ranger Energy Investments, LLC as “Ranger” and Ranger Coal Holdings, LLC as “Merger Sub.”

Q:	Why am I receiving this proxy statement?

A:	We have entered into a merger agreement with Ranger. Upon completion of the merger, we will become a wholly-owned subsidiary of Ranger and our common stock will no longer be listed on The Nasdaq Global Market. A copy of the merger agreement is attached to this proxy statement as Annex A.

In order to complete the merger, our shareholders must vote to approve the merger agreement. We are providing this proxy statement to give you information for use in determining how to vote on the proposals submitted to the shareholders at the special meeting of our shareholders or any adjournment or postponement of the special meeting. You should read this proxy statement and the annexes carefully. The enclosed proxy card allows you, as our shareholder, to vote your shares without attending the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting of shareholders will take place at the Hilton Knoxville Airport, 2001 Alcoa Highway, Alcoa, Tennessee 37701 on December 2, 2010, at 10:00 a.m. local time.

Q:	What matters will be voted on at the special meeting?

A:	You will vote on a proposal to approve the merger agreement and a proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary or appropriate, if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Q:	Who can vote or submit a proxy to vote and attend the special meeting?

A:	Only shareholders of record as of the close of business on October 19, 2010, the record date for the special meeting, are entitled to receive notice of and to attend and vote or submit a proxy to vote at the special meeting or any adjournment or postponement of the special meeting.

Q:	As a shareholder, what will I be entitled to receive in the merger?

A:	At the effective time of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger (including any shares of common stock issued prior to the effective time upon the exercise of options), other than shares held by us, Ranger or Merger Sub or any of our or their wholly-owned subsidiaries, will be automatically converted into the right to receive $1.00 in cash, without interest and less any applicable withholding taxes.

Q:	Will I own any shares of National Coal common stock or any equity securities of Ranger after the merger?

A:	No. You will be paid cash for your shares of our common stock. You will not receive or have the option to receive any equity securities of Ranger in exchange for your shares.

Q:	How will my options to purchase shares of common stock be treated in the merger?

A:	Prior to the effective time of the merger, we will cause any unvested options to vest immediately prior to the effective time of the merger. All outstanding options to purchase shares of our common stock will then be cancelled at the effective time of the merger and the holder will receive a cash payment without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any of $1.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to the option.

Q:	What will happen to my shares of restricted stock in the merger?

A:	Prior to the effective time of the merger, we will cause any unvested restricted stock to vest immediately prior to the effective time of the merger. Holders of then-vested restricted stock will receive the same consideration as all other holders of our common stock, $1.00 per share in cash, without interest and less any applicable withholding taxes.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies. See “The Merger — Recommendation of Our Board of Directors; Our Reasons for the Merger.”

Q:	What vote of our shareholders is required to approve the merger agreement?

A:	Holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote on the merger agreement must vote to approve the merger agreement. Approval of the adjournment proposal requires a majority of the voting power present at the special meeting, in person or represented by proxy.

Q:	How many votes am I entitled to cast for each share of National Coal stock I own?

A:	For each share of our common stock that you own at the close of business on October 19, 2010, the record date for the special meeting, you are entitled to cast one vote on each matter voted upon at the special meeting.

Q:	What is the difference between holding shares as a shareholder of record and in “street name”?

A:	Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in “street name”:

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

“Street Name.” If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker, bank or other nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner of these shares, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the special meeting in person. However, since you are not the shareholder of record, you may not vote these shares in person at the special meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or other nominee has enclosed or provided voting directions for you to use in directing the broker, bank or other nominee how to vote your shares.

Q:	How do I cast my vote if I am a shareholder of record?

A:	Before you vote, you should read this proxy statement in its entirety, including its annexes and the documents referred to or incorporated by reference in this proxy statement, and carefully consider how the merger affects you. Then, if you were a holder of record at the close of business on October 19, 2010, you may vote by submitting a proxy for the special meeting.

You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed envelope or by appointing a proxy over the Internet or by telephone as instructed in these materials (see “The National Coal Special Meeting — Voting over the Internet or by Telephone”). You may also attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. However, even if you plan to attend the special meeting in person, we encourage you to return your signed proxy card or appoint a proxy over the Internet or by telephone, to ensure that your shares are represented and voted at the special meeting.

If you sign, date and send your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the approval of the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary. However, no proxy that is specifically marked “AGAINST” the proposal to approve the merger agreement will be voted in favor of the adjournment proposal unless it is specifically marked “FOR” the adjournment proposal.

Q:	How do I cast my vote if my National Coal shares are held in “street name” by my bank, broker or other nominee?

A:	If you hold your shares in “street name,” you must provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or other nominee. Before you provide the record holder of your shares with instructions on how to vote your shares, you should read this proxy statement in its entirety, including its annexes and the documents referred to or incorporated by reference in this proxy statement, and carefully consider how the merger affects you. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, it will not be permitted to vote your shares. This will have the same effect as voting against the proposal to approve the merger agreement. Please refer to the voting instructions provided by your broker, bank or other nominee to see if you may submit voting instructions using the Internet or telephone.

Q:	How can I attend the special meeting if my National Coal shares are held in “street name” by my bank, broker or other nominee?

A:	If you want to attend the special meeting or any adjournment or postponement of the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee, you will need to bring a copy of your brokerage statement or the voting directions provided by your broker, bank or other nominee reflecting your stock ownership as of the record date.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes, you may revoke and change your vote on a proposal at any time before the conclusion of voting on such proposal. If you are a shareholder of record, you can do this in one of three ways:

•	First, you can provide a written notice to our corporate secretary prior to 11:59 p.m. Eastern Time on December 1, 2010 stating that you would like to revoke your proxy;

•

Second, you can complete and submit a later dated proxy in writing; provided the new proxy is received by 11:59 p.m. Eastern Time on December 1, 2010. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided that the new proxy is received by 11:59 p.m. Eastern Time on December 1, 2010; or

•

Third, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person; your attendance alone, however, will not revoke any proxy that you have previously given.

Any written notice of revocation or subsequent proxy should be delivered to our corporate secretary at 8915 George Williams Road, Knoxville, Tennessee 37923, Attention: Corporate Secretary, at or before the time and date specified above.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your broker, bank or other nominee to change those instructions.

Q:	What will happen if I abstain from voting or fail to vote?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote against the proposal to approve the merger agreement, but will have no effect on the proposal to adjourn the special meeting for the purpose of soliciting additional proxies.

Q:	What rights do I have if I oppose the merger?

A:	Under applicable Florida law, National Coal shareholders are not entitled to any dissenters’ rights with respect to the merger.

Q:	Is the merger contingent upon Ranger obtaining financing?

A:	No. The completion of the merger is not contingent upon Ranger obtaining financing.

Q:	Is the merger expected to be taxable to me?

A:	Generally, yes. The receipt of cash for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, you will generally recognize gain or loss as a result of the merger measured by the difference, if any, between the amount of cash per share that you receive and your adjusted tax basis in that share.

You should read “The Merger — Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Q:	Should I send in my share certificates now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with written instructions for exchanging your share certificates for the cash consideration. These instructions will tell you how and where to send in your certificates for your cash consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions included with the letter of transmittal.

Q:	When do you expect the merger to be completed?

A:	We currently expect to complete the merger as promptly as practicable after the special meeting and after all the conditions to the merger are satisfied or waived, including shareholder approval of the merger agreement at the special meeting. However, we cannot assure you that all conditions to the merger will be satisfied or, if satisfied, as to the date by which they will be satisfied.

Q:	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please call our proxy solicitor, Morrow & Co., LLC, at:

Morrow & Co., LLC

470 West Avenue, 3rd Floor

Stamford, CT 06902

(800) 566-9061

ncoc.info@morrow.com

Attn: National Coal Corp.

If you would like additional copies, without charge, of this proxy statement, you should contact:

National Coal Corp.

Corporate Secretary

8915 George Williams Road

Knoxville, TN 37923

(865) 690-6900

corp@nationalcoal.com

SUMMARY TERM SHEET

This summary term sheet, together with the section of this proxy statement entitled “Questions and Answers About the Merger”, highlights selected information from this proxy statement and may not contain all of the information that may be important to you as a National Coal shareholder or that you should consider before voting on the proposal to approve the merger agreement. To better understand the merger, you should read carefully this entire proxy statement and all of its annexes, including the merger agreement, which is attached as Annex A and the documents referred to or incorporated by reference in this proxy statement, before voting on the proposal to approve the merger agreement. Each item in this summary includes a reference directing you to a more complete description of that item.

Information about National Coal Corp., Ranger Energy Investments, LLC and Ranger Coal Holdings, LLC

National Coal Corp.

8915 George Williams Road

Knoxville, TN 37923

(865) 690-6900

National Coal engages in the business of mining high quality bituminous steam coal in East Tennessee. Its customers are electric utilities and industrial concerns in the Southeastern US. See “The Merger — The Companies — National Coal Corp.”

Ranger Energy Investments, LLC

106 Lockheed Drive

Beaver, West Virginia 25813

Ranger Energy Investments, LLC engages in the business of mining high quality bituminous steam coal in East Tennessee. Its customers are electric utilities and industrial concerns in the Southeastern US. Ranger was formed in early 2010 to purchase a portion of our assets located in East Tennessee, including a preparation plant, an active underground mine, an idled surface mine, and an idled underground mine, along with the associated permits and certain liabilities. Ranger is controlled by Jim Justice, a businessman and operator of Appalachian coal assets. See “The Merger — The Companies — Ranger Energy Investments, LLC.”

Ranger Coal Holdings, LLC

c/o Ranger Energy Investments, LLC

106 Lockheed Drive

Beaver, West Virginia 25813

Merger Sub is a Delaware limited liability company and a wholly-owned subsidiary of Ranger. Merger Sub was organized solely for the purpose of entering into the merger agreement with National Coal and completing the merger contemplated thereby, and has not conducted any business operations other than those incident to its formation and those incident to the execution and performance of the merger agreement. See “The Merger — The Companies — Ranger Coal Holdings, LLC.”

The Merger

We have agreed to be acquired by Ranger pursuant to the terms of the merger agreement that is described in this proxy statement and attached as Annex A. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

The merger agreement provides that National Coal will merge into Merger Sub with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of Ranger. At the effective time of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger (including any shares of common stock issued prior to the effective time upon exercise of options), other than shares held by us, Ranger or Merger Sub or any of our or their wholly-owned subsidiaries, will be automatically converted into the right to receive $1.00 in cash, without interest and less any applicable withholding taxes.

Upon completion of the merger we will be a wholly-owned subsidiary of Ranger and will no longer be a public company. You will cease to have any ownership interest in National Coal and will not participate in any future earnings or growth of National Coal.

See “The Merger Agreement.”

Recommendation of Our Board of Directors

Our board of directors, by the unanimous vote of all directors:

•	declared the merger to be advisable and fair to, and in the best interests of, us and our shareholders; and

•	approved the merger agreement, the merger and the other transactions contemplated by the merger agreement on the terms and conditions set forth in the merger agreement.

Our board of directors recommends that our shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies. To review the background of the merger and the factors that our board of directors considered when deciding whether to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, see “The Merger — Background of the Merger” and “The Merger — Recommendation of Our Board of Directors; Our Reasons for the Merger.”

Interests of Our Directors and Executive Officers in the Merger

When considering our board of directors’ recommendation that you vote in favor of the proposal to approve the merger agreement, you should be aware that members of our board of directors and our executive officers may have interests in the merger that differ from, or are in addition to, those of our other shareholders. For example:

•	All of our executive officers are expected to continue their employment with the surviving company following the closing of the merger;

•

Pursuant to agreements previously entered into with us, Mr. Roling, our President and Chief Executive Officer, and Mr. Wagner, our Chief Financial Officer, may become entitled to certain payments or benefits in the event such executive’s employment is terminated without cause (as defined in each agreement), or, with respect to Mr. Roling, such executive terminates his employment for good reason (as defined in his agreement) within various periods following the consummation of the merger;

•	All of our directors and executive officers will receive accelerated vesting of their stock options and restricted stock awards with respect to our common stock; and

•	Our directors and officers will continue to have the benefit of continued indemnification rights and liability insurance for six years after completion of the merger.

See “The Merger — Interests of Our Directors and Executive Officers in the Merger.”

Shares Owned by Our Directors and Executive Officers

As of the close of business on October 19, 2010, the record date for the special meeting, our directors and executive officers beneficially owned in the aggregate 195,562 shares of common stock entitled to vote at the meeting, or approximately 2.3% of our total voting power outstanding on that date.

See “The National Coal Special Meeting — Shares Owned by Our Directors and Executive Officers.”

Reasons for the Merger

In the course of reaching its decision to approve the merger, the merger agreement and the transactions contemplated by the merger agreement, our board of directors considered a number of factors in its deliberations.

See “The Merger — Background of the Merger” and “The Merger — Recommendation of Our Board of Directors; Our Reasons for the Merger.”

Opinion of National Coal’s Financial Advisor

In connection with the merger, our board of directors received a written opinion, dated as of September 23, 2010, from Dahlman Rose & Company, LLC (“Dahlman Rose”), our financial advisor, to the effect that, as of the date thereof, and based upon and subject to the assumptions, limitations and qualifications contained in the written opinion, the merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion of Dahlman Rose, dated as of September 23, 2010, is attached to this proxy statement as Annex B. Holders of our equity securities are encouraged to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations of the review undertaken in connection with such opinion. Dahlman Rose’s fairness opinion was intended for the use and benefit of our board of directors in connection with their evaluation of the merger, does not address our underlying business decision to enter into the merger agreement or complete the merger or the relative merits of the merger compared to any alternative business strategies that may exist for us or any other aspect of the merger and does not constitute a recommendation to any shareholder as to how that person should vote on the merger or any related matter. Pursuant to our engagement letter, we paid Dahlman Rose aggregate fees of $350,000 for its services, a portion of which became payable upon the execution of the engagement letter, a portion of which was payable as monthly retainer fees, and the balance of which became payable upon the delivery of its fairness opinion, regardless of the conclusion reached therein. Dahlman Rose will not receive any additional fees upon consummation of the merger. We have also agreed to reimburse Dahlman Rose for certain expenses, which amounted to $25,000 through September 30, 2010, and to indemnify Dahlman Rose, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the United States federal securities laws arising out of or relating to Dahlman Rose’s engagement.

See “The Merger — Opinion of National Coal’s Financial Advisor.”

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be listed on The Nasdaq Global Market and will be deregistered under the Securities Exchange Act of 1934 (or Exchange Act), and we will no longer file periodic reports with the Securities and Exchange Commission.

See “The Merger — Delisting and Deregistration of Our Common Stock.”

The Merger Agreement

Conditions to the Completion of the Merger. Each party’s obligation to effect the merger is subject to the satisfaction or waiver of specified conditions set forth in the merger agreement.

Limitation on Considering Other Acquisition Proposals. We have agreed that, except under specified circumstances set forth in the merger agreement, we and our subsidiaries will not, and will not knowingly authorize or permit any of our respective officers, directors, affiliates or employees or any of our investment bankers, attorneys, accountants or other advisors or representatives to, and they will direct their respective representatives not to, directly or indirectly:

•	solicit, knowingly initiate or knowingly encourage, or knowingly facilitate, any acquisition proposal or the making or consummation thereof;

•

enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information in connection with, or enter into any agreement with respect to, any acquisition proposal;

•	waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any person (other than Ranger) with respect to us or any of our subsidiaries;

•

take any action to make the provisions of any otherwise applicable “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation, or any restrictive provision of any applicable anti-takeover provision in our articles of incorporation or bylaws, inapplicable to any transactions contemplated by an acquisition proposal; or

•	authorize any of, or commit or agree to do any of the foregoing.

Change of Recommendation. Our board of directors may withdraw, amend, change or modify its recommendation in favor of approval of the merger agreement or approve or recommend an acquisition proposal only under certain circumstances set forth in the merger agreement.

Termination of the Merger Agreement. Each party can terminate the merger agreement under specified circumstances set forth in the merger agreement.

Termination Fee. The merger agreement requires us to pay Ranger a termination fee of $500,000 if the merger agreement is terminated under certain circumstances described in the merger agreement.

See “The Merger Agreement.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain “forward- looking statements” within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws including projections of earnings, revenue or other financial items; statements regarding future economic conditions or performance; statements regarding the expected completion and timing of the merger; statements of belief; and statements of assumptions. Forward-looking statements may include the words “may,” “could,” “will,” “should,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate,” or other similar words.

These forward-looking statements are expressed in good faith and believed to have a reasonable basis but present our estimates and assumptions only as of the date of this proxy statement. Except for our ongoing reporting obligations under any securities law, we do not intend, and undertake no obligation, to update any forward-looking statement. Actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	our ability to obtain the shareholder approval required for the merger;

•	the occurrence or non-occurrence of the other conditions to the closing of the merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the timing of the closing of the merger and receipt by shareholders of the merger consideration;

•	legislative or regulatory developments that could have the effect of delaying or preventing the merger;

•	our ability to retain our significant customers and vendors;

•	potential litigation regarding the merger;

•	uncertainty concerning the effects of our pending transaction with Ranger; and

•	additional risks and uncertainties not presently known to us or that we currently deem immaterial.

You should consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We do not undertake any obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances that occur after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as we are required to do by law.

THE NATIONAL COAL SPECIAL MEETING

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

We will hold the special meeting at the Hilton Knoxville Airport, 2001 Alcoa Highway, Alcoa, Tennessee 37701, on December 2, 2010, at 10:00 a.m. local time.

Purpose of the Special Meeting

At the special meeting, we are asking holders of record of our common stock at the close of business on October 19, 2010, to consider and vote on the following proposals:

1.    to approve the Agreement and Plan of Merger, dated as of September 27, 2010, by and among National Coal Corp., Ranger Energy Investments, LLC, and Ranger Coal Holdings, LLC, a wholly-owned subsidiary of Ranger Energy Investments, LLC;

2.    to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement; and

3.    to transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Recommendation of Our Board of Directors

Our board of directors has unanimously determined that the merger is advisable and fair to, and in the best interests of, us and our shareholders, and approved the merger agreement, the merger and the transactions contemplated by the merger agreement.

Our board of directors unanimously recommends that our shareholders vote “FOR” the approval of the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies. See “The Merger — Recommendation of Our Board of Directors; Our Reasons for the Merger.”

Quorum; Record Date; Shareholders Entitled to Vote; Vote Required

A quorum of shareholders is necessary to hold the special meeting. The required quorum for the transaction of business at the special meeting is the presence, either in person or represented by proxy, of the holders of a majority of the voting power of our outstanding common stock entitled to vote on the merger agreement. Abstentions and “broker non-votes”, discussed below, count as present for establishing a quorum.

You are entitled to notice of and to attend and vote or submit a proxy to vote at the special meeting or any adjournment or postponement of the special meeting if you owned shares of our common stock at the close of business on October 19, 2010, the record date for the special meeting. For each share of our common stock that you owned on the record date, you are entitled to cast one vote on each matter voted upon at the special meeting.

Approval of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote on the merger agreement. Because the vote on the proposal to approve the merger agreement is based on the voting power of the total number of shares outstanding, failure to vote your shares and broker non-votes will have the same effect as voting against the approval of the merger agreement.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power present at the special meeting, in person or represented by proxy. Because the vote on the adjournment proposal is based on the voting power present at the meeting, failure to vote your shares and broker non-votes will not have any effect on the adjournment proposal.

Shares Owned by Our Directors and Executive Officers

As of the close of business on October 19, 2010, our directors and executive officers beneficially owned in the aggregate 195,562 shares of common stock entitled to vote at the meeting, or approximately 2.3% of our total voting power outstanding on that date.

Voting in Person

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting or any adjournment or postponement of the special meeting, you must bring to the special meeting a proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote in person at the special meeting or adjournment of the special meeting.

Voting by Proxy

All shares held by record holders of our common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the shareholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, provided that no proxy that is specifically marked “AGAINST” the proposal to approve the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

To vote, please complete, sign, date and return the enclosed proxy card.

Only shares affirmatively voted for the proposal to approve the merger agreement and the adjournment proposal, and properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposals. Shares of our stock held by persons attending the special meeting but abstaining from voting, and shares of our stock for which we received proxies directing an abstention, will have the same effect as votes against the approval of the merger agreement, but will not have any effect on the adjournment proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. Broker non-votes will have the same effect as votes against the proposal to approve the merger agreement, but will have no effect on the adjournment proposal. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or other nominee. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, it will not be permitted to vote your shares and will result in a broker non-vote.

You should not send any certificates representing shares of our common stock with your proxy card. Upon completion of the merger, you will receive instructions regarding the procedure to exchange your stock certificates for the cash merger consideration.

Voting over the Internet or by Telephone

You may also grant a proxy to vote your shares over the Internet or by telephone. Shareholders granting a proxy to vote over the Internet or by telephone should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies which must be borne by the shareholder.

For Shares Registered in Your Name. Shareholders of record who own shares directly in their own name may go to the website www.proxyvote.com to grant a proxy to vote their shares over the Internet. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Any shareholder using a touch-tone telephone may also grant a proxy to vote shares by calling the telephone number on your voting instruction form or proxy card and following the recorded instructions.

For Shares Registered in the Name of a Broker, Bank or Other Nominee. Beneficial owners whose stock is held in “street name” through a broker, bank or other nominee must provide the record holder of their shares with instructions on how to vote their shares. Please check the voting directions provided by your broker, bank or other nominee (rather than from our proxy card) to see if you may use the Internet or the telephone to provide instructions on how to vote your shares.

General Information for All Shares Voted over the Internet or by Telephone. Votes submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on December 1, 2010. Submitting your proxy over the Internet or by telephone will not affect your right to vote in person should you decide to attend the special meeting.

Adjournment

Although it is not currently expected, if the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement, is approved, the special meeting may be adjourned for the purpose of soliciting additional proxies to approve the proposal to approve the merger agreement. Other than for the purposes of adjournment to solicit additional proxies, whether or not a quorum exists, holders of a majority of the outstanding voting power of our common stock entitled to vote on the merger agreement, present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

Any adjournment may be made without notice (if the adjournment is not for more than 120 days), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a shareholder from voting in person at the special meeting. If you are a shareholder of record (i.e., your shares are registered in your name), you may revoke and change your vote on a proposal at any time before the conclusion of voting on such proposal. If you are a shareholder of record, you can do this in one of three ways:

•	first, you can provide a written notice to our corporate secretary prior to 11:59 p.m. Eastern Time on December 1, 2010 stating that you would like to revoke your proxy;

•	second, you can complete and submit a later dated proxy in writing, provided the new proxy is received by 11:59 p.m. Eastern Time on December 1, 2010. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided that the new proxy is received by 11:59 p.m. Eastern Time on December 1, 2010; or

•

third, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person; your attendance alone, however, will not revoke any proxy that you have previously given.

Any written notice of revocation or subsequent proxy should be delivered to our corporate secretary at 8915 George Williams Road, Knoxville, Tennessee 37923, Attention: Corporate Secretary, at or before the time and date specified above.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your broker, bank or other nominee to change those instructions.

Solicitation Of Proxies

We and our proxy solicitation firm, Morrow & Co., LLC, are soliciting proxies for the special meeting from our shareholders. We will bear the entire cost of soliciting proxies from our shareholders, which includes the payment of $7,500 plus reimbursement of expenses incurred in connection with its engagement as our proxy solicitor.

In addition, we may reimburse brokerage firms and other firms representing beneficial owners of shares for their expenses in forwarding solicitation materials to the beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, either personally or by telephone, Internet, telegram, facsimile or special delivery letter.

No person has been authorized to give any information or to make any representations other than those set forth in the proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information must not be relied upon as having been authorized by us or any other person.

Other Business

We do not expect that any matter other than the proposal to approve the merger agreement and, if required, the proposal to adjourn will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Dissenters’ Rights

Under applicable Florida law, National Coal shareholders are not entitled to any dissenters’ rights with respect to the merger.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact:

National Coal Corp.

Corporate Secretary

8915 George Williams Road

Knoxville, TN 37923

(865) 690-6900

corp@nationalcoal.com

OR

Morrow & Co., LLC

470 West Avenue, 3rd Floor

Stamford, CT 06902

(800) 566-9061

ncoc.info@morrow.com

Attn: National Coal Corp.

PROPOSAL 1 — APPROVAL OF THE MERGER AGREEMENT

THE MERGER

Introduction

We are asking our shareholders to approve the merger agreement. If we complete the merger, we will become a wholly-owned subsidiary of Ranger, and our shareholders will have the right to receive $1.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock that is outstanding immediately prior to the effective time of the merger.

The Companies

National Coal Corp.

National Coal, operating through its wholly-owned subsidiaries National Coal Corporation and Jacksboro Coal Company, Inc., engages in the business of mining high quality bituminous steam coal in East Tennessee. Its customers are electric utilities and industrial concerns in the Southeastern US.

In Tennessee, we own the coal mineral rights to approximately 65,000 acres of land and lease the rights to approximately 14,000 additional acres. Our mining complexes include one active underground mine, one active surface mine, and one preparation plant and unit train loading facility served by the Norfolk Southern railroad. As of December 31, 2009, we controlled approximately 38.9 million estimated recoverable tons of coal reserves in Tennessee, which is defined by SEC Industry Guide 7 as that part of a mineral deposit which could be economically and legally extracted at the time of the reserve determination.

We were incorporated in Florida in 1995. Our principal executive office is located at 8915 George Williams Road, Knoxville, Tennessee 37923, and our telephone number is (865) 690-6900. If the merger is completed, National Coal will cease to exist following its merger with and into Merger Sub.

Ranger Energy Investments, LLC

Ranger Energy Investments, LLC also engages in the business of mining high quality bituminous steam coal in East Tennessee. Its customers are electric utilities and industrial concerns in the Southeastern US. Ranger was organized in early 2010 to purchase a portion of our assets located in East Tennessee, including a preparation plant, an active underground mine, an idled surface mine, an idled underground mine and a coal supply contract, along with the associated permits and certain liabilities. Additionally, Ranger leased from us the coal mineral rights on approximately 22,000 acres on our New River Tract property. Ranger is controlled by Jim Justice, a businessman and operator of Appalachian coal assets. Ranger Investments, LLC, an affiliate of Ranger Energy Investments, LLC, holds $30.3 million in principal amount of our $42 million in principal amount of senior secured notes due December 15, 2010.

Ranger was formed as a limited liability company in Delaware in February 2010. Ranger’s principal executive office is located at 106 Lockheed Drive, Beaver, West Virginia 25813, and its telephone number at that location is (304) 252-1074.

Ranger Coal Holdings, LLC

Ranger Coal Holdings, LLC, or Merger Sub, is a Delaware limited liability company and a wholly-owned subsidiary of Ranger. Merger Sub was organized solely for the purpose of entering into the merger agreement with National Coal and completing the merger contemplated thereby. Merger Sub has not conducted any business operations other than those incident to its formation, and those incident to the execution and performance of the merger agreement. If the merger is completed, Merger Sub will continue to exist as the surviving company following the merger of National Coal with and into Merger Sub.

Merger Sub’s principal office is located at Ranger’s principal executive office at c/o Ranger Energy Investments, LLC, 106 Lockheed Drive, Beaver, West Virginia 25813 and its telephone number is (304) 252-1074.

Background of the Merger

In 2009, our board of directors and management concluded that cash generated from National Coal’s operations would not be sufficient to pay at maturity the $42 million in principal amount of our 10.5% senior secured notes due 2010, and we began exploring strategic alternatives to improve our liquidity and reduce our debt obligations. Following discussions with several investment banks, we engaged the services of Brean Murray Carret & Co., a financial advisory firm, in June 2009, and Dahlman Rose in November 2009 to evaluate possible strategic and financing transactions. Among these alternatives, we pursued the following:

•	Recapitalization, including detailed discussions with our largest debt holders regarding the potential restructuring and/or recapitalization of our debt obligations;

•	Sale of a minority equity stake in the Company, including discussions with private equity groups with a demonstrated interest in the coal industry;

•	Merger transactions, including discussions with operating companies in connection with a potential transaction; and

•	Sale of the Company or a portion of our operating assets, including discussions with strategic and financial parties in connection with a potential transaction.

We also considered the impact of bankruptcy on shareholders and other stakeholders and in February 2010 engaged bankruptcy counsel to advise us with respect to these matters.

During early 2009 we engaged in various discussions with several potential merger partners as well as investment banks and financing parties regarding potential debt and equity based transactions. We initially identified a potential merger partner and began discussions with this party regarding a possible transaction. During this period, however, the worldwide demand for coal continued to decline and our financial condition continued to worsen, including at our Alabama operations where the significant decline in coal demand from this subsidiary’s customers would eventually lead to our default on $60 million of debt in July 2009 and our creditor’s foreclosure on our Alabama subsidiary in August 2009. Consequently, we were unable to reach an agreement on the terms of an acquisition by this potential merger partner, which required that we first improve our balance sheet and resolve our operational issues at our Alabama subsidiary. Accordingly, during June and July of 2009, our discussions with this potential merger partner were focused primarily on us engaging in a private placement of equity securities and reducing our debt burden.

As part of these efforts, in June 2009 we met with the lenders to our Alabama subsidiary to discuss the need to recapitalize the subsidiary’s balance sheet, raise additional debt or equity capital, and improve its cash flows from operations to enable the Alabama subsidiary to continue as a going concern. In exchange for our proposal to contribute additional equity capital to our Alabama subsidiary, we negotiated to obtain from our lender a forbearance agreement to avoid an imminent default on approximately $60 million in principal amount of indebtedness, and for modifications to our credit agreement. We were unable to reach agreement with our lender, which subsequently foreclosed on our Alabama operations in August 2009 following our default under the credit agreement. The foreclosure eliminated approximately $60 million in principal amount of indebtedness from our consolidated balance sheet.

During August and September of 2009, we continued discussions with several potential strategic partners about financing, merger and acquisition possibilities.

On September 1, 2009, as part of these efforts, we began discussions with representatives of Mr. Jim Justice, a businessman and operator of Appalachian coal assets adjacent to property we control and in the vicinity of certain of our mines, regarding possible transactions between us and one of Mr. Jim Justice’s affiliated companies, including the possibility of one of those affiliated companies making a significant equity investment in National Coal. Participating in these discussions were William Snodgrass, our then Chief Operating Officer and Senior Vice President of Business Development, and Mike Castle, our then Chief Financial Officer, who met in Knoxville, Tennessee with Mr. Jay Justice, son of Mr. Jim Justice and Executive Vice President of Southern Coal Corporation, a Jim Justice affiliated company. Mr. Steve Ball, who subsequently became President of Ranger Energy Investments, LLC, and Mr. Steve Sarver, an employee of the Jim Justice organization, also participated in this meeting in Knoxville, Tennesse. In this section entitled “—Background of the Merger”, we sometimes refer to employees and outside legal counsel for Mr. Jim Justice and his controlled companies as the “Justice Representatives.”

The September 1, 2009 meeting with the Justice Representatives did not result in detailed discussions of a possible strategic transaction, and on a September 22, 2009 telephone conference between Mr. Daniel A. Roling, our President and Chief Executive Officer, and Mr. Jim Justice, the parties discussed generally the desire to remain in contact. Our management continued to have discussions with the Justice Representatives periodically through January 2010. The discussions focused primarily on merging National Coal with one or more of Mr. Jim Justice’s coal companies, as well as our mutual interest in potentially combining our respective coal companies with an unaffiliated third coal company.

Our discussions with other potential financing and merger partners also continued during the second half of 2009 and into 2010. We made two attempts to raise equity financing through a “private placement of public equity”, or PIPE transaction; however, we could not reach agreements on the terms of a transaction with our placement agent and the potential PIPE investors. We also engaged in discussions with seven potential acquisition partners, all of whom were active coal producers. Three of these potential partners, while interested in a transaction with us, required that we first refinance our 10.5% senior secured notes due 2010. None of these discussions resulted in a letter of intent or other written proposal to acquire or merge with National Coal.

In October 2009, Mr. Roling began discussions with Dahlman Rose to represent National Coal in connection with two merger opportunities we were pursuing at the time. Both of these merger transactions contemplated that we would engage in a contemporaneous capital raise, and thus we were interested in engaging an investment bank with an understanding of the coal industry as well as the capability to publicly and privately place debt and equity securities. In November 2009, after considering several investment banks, our board of directors authorized us to engage Dahlman Rose to act as our financial advisor in connection with a potential merger with one of two identified merger partners and to serve as lead underwriter or placement agent in connection with a public offering or private placement of debt or equity securities.

In early 2010, in addition to continuing discussions with the two potential merger partners and investigating the feasibility of a registered sale of equity securities by a combined company, our management had several discussions with potential financing sources that purported to have the ability and interest in acquiring our 10.5% senior secured notes due 2010 on the open market, and exchanging the debt for our equity securities. We had previously engaged in similar transactions in 2008, exchanging $13.0 million in principal amount of our 10.5% senior secured notes due 2010 for shares of our common stock. Over a period of three months, our management engaged in seven conversations with one such potential investor, and the other potential investor engaged in discussions with us on nearly a weekly basis. Neither investor, however, presented us with a binding offer to exchange our debt for our equity securities.

On January 5, 2010, we were notified by The Nasdaq Stock Market that we were not in compliance with the exchange’s listing rules because shares of our common stock had closed at a per share bid price of less than $1.00 for 30 consecutive business days. We were given 180 calendar days, or until July 6, 2010, to regain compliance with this listing rule, in order to avoid the delisting of our common stock from The Nasdaq Stock Market.

On January 8, 2010, one of our largest customers exercised its rights of force majeure under our coal supply contract due to freezing weather in the Southeastern US, which resulted in the suspension of our shipment of approximately 40,000 tons of coal. While the customer remained obligated under its contract to purchase this coal from us within twelve months after the end of the event giving rise to the claim of force majeure, the suspension of these shipments resulted in an immediate reduction in cash receipts by us of approximately $3.0 million during January and February 2010. This reduction in cash receipts created an immediate and severe cash flow crisis, which we addressed in the short term by obtaining from our vendors increased credit and longer payment terms. Relying on our vendors to fund our short-term liquidity needs, however, could not be sustained over a protracted period, and we initiated discussions with Centaurus Energy Master Fund, LP, the holder of our $5 million short-term revolving line of credit, for additional credit under this facility. Centaurus also was the holder of $30.3 million of $42 million in principal amount of our 10.5% senior secured notes due 2010.

In January and February 2010, we requested that Centaurus increase the amount of credit available to us under the $5 million short-term revolving line of credit, to allow us to reduce our dependence on vendor financing occasioned by our customer exercising its right of force majeure. In response, Centaurus asserted that we were insolvent and thus in default on our $5.0 million short-term revolving line of credit, an assertion that we disputed, and threatened to accelerate the outstanding indebtedness under that facility, which likely would have caused us to seek protection under federal bankruptcy laws. We engaged bankruptcy counsel to advise us on these matters in February 2010.

During January and February 2010, we continued to aggressively pursue potential transactions and financing opportunities, including a possible merger with another coal producer we identified. Over a two month period, we held approximately 12 meetings with this coal producer, who engaged in a due diligence investigation of us. This coal producer, however, declined to pursue a transaction with us.

During this period, we also continued to have discussions with several Justice Representatives about a possible transaction involving one or more of Mr. Jim Justice’s companies. On February 9, 2010, Mr. Roling received a telephone call from Mr. Sarver, who expressed an interest in pursuing a potential transaction with us and agreed to an in-person meeting with our management. On February 10, 2010, Mr. Sarver telephoned Mr. Roling and advised him to call Mr. Jim Justice. Mr. Roling spoke with Mr. Jim Justice by telephone twice on the same date and discussed a possible asset sale, lease, merger or buyout transaction involving National Coal and one of Mr. Jim Justice’s affiliated companies. On February 16, 2010, Mr. Timothy W. Jones, our in-house Corporate Counsel, and Mr. Roling met with Mr. Jim Justice and Mr. Jay Justice along with Mr. Ball in West Virginia to discuss our then-current situation, liquidity needs and long-term plans.

On February 19, 2010, at Centaurus’s request, Mr. Roling and Les Wagner, our Interim Chief Financial Officer, accompanied by legal counsel, met in person with representatives of Centaurus and its counsel in Houston, Texas. Also participating by telephone conference were several other members of management, Gerald Malys, a member of our board of directors, and Dahlman Rose, our financial advisor. During this meeting, representatives of Centaurus and its legal counsel continued to assert that we were insolvent and threatened to accelerate the maturity of our indebtedness, and demanded a near term payoff of our debt obligations to them, which included our $5.0 million short-term revolving line of credit and $30.3 million in principal amount of our 10.5% senior secured notes due 2010. In response to Centaurus’s demands, we accelerated our discussions with the Justice Representatives, and focused our efforts on a transaction that would repay our $5.0 million short term revolving line of credit and provide for the sale by Centaurus of its 10.5% senior secured notes due 2010. William Snodgrass was meeting with representatives of the Justice organization in Knoxville, Tennessee on February 19, 2010, and Mr. Roling had a telephone conference with representatives of the Justice organization immediately following the meeting with Centaurus. Both Mr. Snodgrass and Mr. Roling informed the Justice Representatives that if they were interested in acquiring certain of our properties, it was imperative that they submit an offer to do so by Monday, February 22, 2010.

On February 20, 2010, our board of directors and management held a telephone conference with bankruptcy counsel, to discuss the demands being placed on National Coal by Centaurus, and to discuss with bankruptcy counsel the board’s fiduciary duties to shareholders and creditors of National Coal. The board of directors and management specifically addressed whether it was consistent with the board of director’s fiduciary duties to sell assets in order to raise the cash necessary to repay the debt held by Centaurus. Bankruptcy counsel also discussed with our board of directors the possibility of declaring bankruptcy as an alternative to selling assets to repay Centaurus, or if Centaurus was unwilling to provide us with the time necessary to consummate an asset sale or if we were otherwise unable to do so. Bankruptcy counsel summarized the bankruptcy process, and discussed with our board the many outcomes that could result from bankruptcy, including a liquidation of our assets under circumstances where all of the proceeds from such liquidation were used exclusively to pay creditors. Following this discussion, and after receiving the advice of bankruptcy counsel, our board of directors concluded that it was in the best interests of our shareholders to avoid bankruptcy by pursuing an asset sale that would address our short-term liquidity issues and remove Centaurus as a creditor of National Coal.

At the February 20 meeting, Mr. Roling also summarized for the board management’s discussions on February 19, 2010 with representatives of the Justice organization about a possible asset sale, which would be coupled with the purchase by Mr. Jim Justice or one of his affiliated companies of the $30.3 million in principal amount of our 10.5% senior secured notes due 2010 held by Centaurus. Mr. Roling negotiated the terms of a letter of intent for the proposed transaction with Justice Representatives on February 20 and February 21, 2010, and was in constant contact with our board during this period. The letter of intent was completed on February 21, 2010, submitted to and approved by our board on that date, and signed by the parties on February 22, 2010. A copy of the letter of intent was provided to Centaurus that same day.

We negotiated the terms of a definitive agreement with the Justice Representatives throughout February and March 2010, and on April 8, 2010 we entered into an agreement whereby Ranger, a company newly formed by Mr. Jim Justice specifically for the transaction, would acquire certain of our assets, which included a preparation plant and rail loadout facility located in Devonia, Tennessee, an active underground mine, two inactive mines, related property, plant and equipment used in and located on the Company’s New River Tract operations, coal inventories located on the properties, associated permits and a coal supply agreement, for an aggregate sales price of $11.8 million (the “Ranger Transaction”). The Ranger Transaction also called for Ranger to assume reclamation liabilities related to the acquired permits and pay us $1.9 million in cash which was pledged to secure reclamation bonds and other liabilities associated with the permits sold. The $1.9 million was to be repaid directly to Ranger by the surety company that issued our reclamation bonds. The Ranger Transaction closed on April 20, 2010. Additionally, as part of the Ranger Transaction, we entered into a lease agreement with Ranger to lease mineral rights on approximately 22,000 acres of the New River Tract, with royalties ranging from 6% to 8% of applicable revenues. In addition, we receive an overriding royalty for each ton of coal sold by Ranger through the coal supply agreement it acquired in the asset sale.

We defaulted on our $5.0 million short-term revolving line of credit on March 31, 2010, the date we published our 2009 annual financial statements, which was reported on with a “going concern” qualification from our independent registered public accounting firm.

Prior to closing the Ranger Transaction, Ranger Investments, LLC, a Ranger affiliate, purchased from Centaurus its $30.3 million in principal amount of our 10.5% senior secured notes due 2010 and our $5.0 million short-term revolving line of credit, of which $4.5 million had been drawn. We used a portion of the proceeds from the Ranger Transaction to pay the $4.5 million outstanding balance on the revolving line of credit and the line of credit was terminated.

The Ranger Transaction allowed us to reduce debt by paying off the $5.0 million short-term line of credit and bring our vendor payables down to levels consistent with our historical days outstanding. Nevertheless, our short-term liquidity remained very tight, and the Ranger Transaction did not address at all the repayment of our $42.0 million of debt. Consequently, even following the Ranger Transaction, there remained substantial doubt about our ability to continue as a going concern, and we continued to pursue transactions that would address both our immediate and long term liquidity needs. Our efforts to refinance the $42.0 million of debt, however, continued to be hampered by tight debt markets and the July 2009 default by our Alabama subsidiary on its

$60 million of indebtedness. We therefore continued to focus our efforts on finding an acquisition partner and raising equity financing. The substantial decline in our market capitalization, however, made it very unlikely that we would be able to raise substantial equity financing.

From May 2010 through July 2010, we engaged in discussions with an investment fund that primarily invested in natural resources. While the fund engaged in a full due diligence review of National Coal, it declined to engage in a transaction with us. In May 2010, we also engaged Stonegate Securities, Inc., an investment bank, to assist us in privately raising equity capital.

In May and June of 2010, we continued to pursue selective asset sales to improve our balance sheet. On May 19, 2010, we sold the short line railroad owned by our wholly-owned subsidiary, NC Railroad, Inc., for $3.0 million less accounts payable of $0.1 million. During the fourth quarter of 2009, we determined that while it was necessary to have access to and use of an operating railroad to serve our Baldwin plant, we did not need to own and operate the railroad directly. Accordingly, we commenced negotiations with the current operator of the railroad to acquire it from us and continue to serve our Baldwin plant. Following the Ranger Transaction, we were no longer shipping coal on our short-line railroad, which accelerated our interest in selling the railroad.

Additionally, on June 30, 2010, we sold a highwall miner for $4.1 million in cash. The miner had sat idle for eight months prior to the sale and would continue to sit idle while we pursued mining permits necessary for its use.

On May 20, 2010, Mr. Roling spoke with Mr. Jim Justice, Mr. Jay Justice and Mr. Ball regarding outstanding issues related to the Ranger Transaction and the sale of the rail line. On this call, Mr. Roling also discussed the June 2010 interest payment on the 10.5% senior secured notes due 2010, and proposed that Ranger Investments accept payment in shares of our common stock in lieu of cash for the interest due on the $30.3 million in principal amount of such notes held by Ranger Investments. Ranger Investments declined the offer.

On June 14, 2010, Mr. Roling telephoned Mr. Jim Justice to invite him to the Company’s annual board of directors meeting, which would occur on June 21, 2010, immediately following our annual shareholders meeting in Denver, Colorado. Mr. Jim Justice declined to attend. During the call, Mr. Roling proposed to Mr. Jim Justice that Ranger Investments exchange its $30.3 million in principal amount of 10.5% senior secured notes due 2010 for common or preferred equity in the Company. Mr. Jim Justice requested that Mr. Roling contact Mr. Jay Justice and Mr. Ball to discuss the proposal. During the remainder of June 2010, Mr. Roling had several telephone calls with Mr. Ball regarding outstanding issues from the Ranger Transaction, as well as Mr. Roling’s proposal for a debt-equity swap.

On June 16, 2010, we were notified by The Nasdaq Stock Market that we were not in compliance with an additional Nasdaq listing requirement because the market value of our publicly held shares of common stock was less than $15 million for 30 consecutive business days. We were given 180 calendar days, or until December 13, 2010, to regain compliance with this listing rule in order to avoid the delisting of our common stock. To regain compliance with the minimum value of publicly held shares rule, the market value of our publicly held shares, based on the closing bid price of our common stock, must equal at least $15 million for a minimum of ten consecutive business days.

Following our shareholder meeting on June 21, 2010, we implemented a 1-for-4 reverse stock split in an attempt to address and regain compliance with the $1.00 minimum closing bid price requirement, the subject of our January 2010 listing deficiency notification from Nasdaq. Following the reverse stock split, our per share price failed to trade above $1.00 for the required 10 trading days, and we therefore failed to regain compliance with this Nasdaq listing requirement before the July 6, 2010 deadline imposed by Nasdaq.

On June 23, 2010, Mr. Roling had a telephone discussion with Mr. Ball regarding business issues related to the Ranger Transaction and the proposal to swap equity for Ranger Investments’ debt in National Coal.

Mr. Roling also discussed National Coal’s desire to move forward with meaningful discussions about the possibility of merging National Coal with one or more of Mr. Jim Justice’s affiliated companies. Mr. Ball expressed concern that pursuing a debt-equity swap, which would result in Ranger Investments owning a substantial percentage of National Coal’s outstanding voting securities, would create the potential for conflicts of interest between National Coal and the privately held coal companies within the Justice organization that compete with National Coal.

On July 5, 2010, Mr. Roling and Mr. Jones met with Mr. Ball and Mr. Jay Justice at Ranger’s offices in Beaver, West Virginia. They discussed issues relating to the Ranger Transaction, including with respect to coal inventory, royalty reports and the status of Ranger’s posting of bonds on assets acquired in Tennessee. Additionally, Mr. Roling again asked them to consider a debt-equity swap for Ranger Investments’ 10.5% senior secured notes due 2010, or an extension of the December 2010 maturity date of the notes. In connection with this proposal, Mr. Gerald Malys, a member of our board of directors, and representatives of Stonegate Securities were added by telephone conference. Also participating by telephone conference were representatives from Ranger’s legal counsel. The Stonegate Securities representatives then made a presentation to the participants of a proposal to recapitalize National Coal, which included Ranger Investments exchanging their National Coal debt for equity and National Coal raising additional equity or debt financing. Following their presentation, the Stonegate Securities representatives were excused from the call. The conversation then turned to a discussion of a possible merger of National Coal with a Jim Justice affiliated company, and National Coal’s valuation and related matters. Mr. Jay Justice and Mr. Ball agreed to review the possibility of acquiring all of National Coal to address their concerns about potential conflicts of interest that would arise if the Justice organization acquired less than all of our capital stock. Mr. Malys informed Mr. Jay Justice and Mr. Ball that our board of directors would welcome an offer by the Justice organization to acquire all of National Coal’s capital stock.

On July 6, 2010, our management (excluding Mr. Snodgrass) held a conference call with our board of directors and legal counsel. Mr. Roling and Mr. Malys updated the participants as to the discussions held at the prior day’s meeting with the Justice Representatives. The board engaged in a lengthy discussion about the nature of a possible transaction with one or more of Mr. Jim Justice’s coal companies, including what approvals the Company would need to obtain and the amount of time it would take to consummate a transaction. Legal counsel explained that a cash merger of National Coal with a Jim Justice coal company would require approval of National Coal’s shareholders, which would necessitate the preparation and filing of a proxy statement with the Securities and Exchange Commission. The board discussed the need to act quickly if the Company was to consummate a merger prior to the December 15, 2010 maturity of the 10.5% senior secured notes due 2010. Mr. Roling also updated the board as to the status of his ongoing negotiations with two other entities.

On July 8, 2010, we received notification from the Nasdaq staff that we had not regained compliance with the minimum $1.00 per share requirement for continued listing of our shares on The Nasdaq Global Market under Marketplace Rule 5450(a)(1), and that unless we requested an appeal of the staff’s determination, trading in our common stock would be suspended at the open of business on July 19, 2010, and a Form 25-NSE would be filed with the Securities and Exchange Commission removing our securities from listing and registration on The Nasdaq Stock Market.

On July 9, 2010, Mr. Roling received a call from Ranger’s legal counsel to discuss a possible offer from Mr. Jim Justice to acquire National Coal. They also discussed National Coal’s trade payables and the outstanding 10.5% senior secured notes due 2010.

On July 12, 2010, Mr. Roling and Mr. Malys participated in a conference call with the Ranger Representatives regarding the scope of the transaction under consideration and the level of interest of Mr. Jay Justice in consummating a transaction.

Following this call, on July 12, 2010, our management, board of directors and legal counsel participated in a conference call to discuss the recent conversation with the Ranger Representatives. The board of directors directed Mr. Roling to invite the Justice organization to make a written offer to acquire National Coal, which would be presented to the board of directors for its consideration. Mr. Roling also was instructed to continue to pursue other potential transactions with other parties. Mr. Roling then updated the call participants on his discussions with other potential strategic partners. On this call, the board of directors also determined to pursue an appeal of Nasdaq’s determination to delist our common stock from The Nasdaq Stock Market in an effort to preserve shareholder value in connection with any potential merger transaction. Following the board call, Mr. Roling had a telephone call with Ranger’s legal counsel, requesting that he again convey to Mr. Jim Justice that the board was interested in considering an offer to acquire the Company.

On July 13, 2010, we requested a hearing with a Nasdaq listing qualifications panel to review our delisting determination. The hearing request stayed the suspension of trading in our common stock and the filing of the Form 25-NSE pending the Nasdaq panel’s decision. We filed an appeal with the Nasdaq panel, requesting additional time to regain compliance with the minimum bid price rule and a hearing was scheduled for August 5, 2010.

On July 15, 2010, Mr. Roling contacted representatives at Ranger’s legal counsel to inquire as to whether we would be receiving a written offer from Ranger to acquire the Company. Ranger’s legal counsel informed Mr. Roling that a draft letter of intent had been prepared and was being reviewed by the principals at Ranger.

On July 19, 2010, we submitted a proposed plan of compliance to the Nasdaq listing qualifications panel outlining our plans to regain compliance with the minimum bid price rule and seeking additional time to do so.

On July 20, 2010, we received an initial draft of a non-binding letter of intent from Ranger’s legal counsel. The terms of the proposed letter of intent provided for an acquisition by Ranger of 100% of our outstanding common stock in a transaction in which our shareholders would receive $0.75 per share in cash. Ranger’s letter of intent was subject to, among other things, the completion of due diligence to Ranger’s satisfaction, negotiation of a mutually satisfactory definitive agreement, and any necessary third party consents or regulatory approvals required to complete the acquisition.

On the same date our management, board of directors and legal counsel convened a telephonic meeting to consider Ranger’s offer. Representatives of Dahlman Rose also attended this meeting. Mr. Roling discussed with the board Ranger’s offer to acquire National Coal as outlined in its letter of intent and summarized conversations Mr. Roling had had with Mr. Jay Justice and other Ranger Representatives over the prior few weeks. Our legal counsel was then instructed to prepare comments to the letter of intent to address those provisions that were not acceptable to our board, including with respect to price and exclusivity, which revised letter of intent would be reviewed and discussed at a telephonic meeting to be held the following day.

On July 21, 2010, our management, board of directors, legal counsel and representatives of Dahlman Rose held a telephonic meeting to discuss further the letter of intent provided by Ranger and our proposed changes, which had been prepared by our legal counsel in consultation with management. At the meeting, our legal counsel also advised our board of directors regarding the general fiduciary duties of directors of a corporation and specific fiduciary duties and standards implicated in evaluating a potential sale of a corporation. Following this discussion, the board of directors authorized Mr. Roling and other members of our management to engage in discussions with Ranger in order to encourage Ranger to improve its offer for the Company, primarily by increasing the proposed per share price.

On July 22, 2010, Mr. Roling and Mr. Malys had a conference call with representatives from Ranger’s legal counsel to discuss the proposed per share price proposed in the Ranger letter of intent. Mr. Roling followed up with Ranger’s legal counsel the following day.

From June to August 2010, throughout our negotiations with Ranger, we were also separately engaged in conversations regarding a three-party merger among us, a smaller regional coal company and a mid-sized

Chinese coal producer. We participated in multiple meetings among management of the companies and our respective financial advisors, but conversations were terminated when the required assurances for needed capital could not be attained. In July and August 2010, we were also approached by three additional investment banks regarding a potential capital raise. No definitive investment proposals resulted from these discussions. Our management also continued to engage in conversations with other potential strategic partners. Management concluded, however, that none of these potential partners was prepared to submit a definitive offer for a transaction that addressed our immediate need to pay off or refinance our 10.5% senior secured notes due 2010, and which could be consummated before such debt matured on December 15, 2010.

On August 3, 2010, our management held a telephone conference with our board of directors and legal counsel. Mr. Roling updated the participants as to his recent discussions with Mr. Jay Justice about the Ranger letter of intent and the status of Mr. Roling’s negotiations with other potential merger and investment partners. Mr. Roling and legal counsel also discussed the board’s desire to receive a fairness opinion with respect to any transaction to acquire the Company, to assist the board in evaluating the fairness of the consideration to be received by the Company’s shareholders. Mr. Roling presented the board with an amendment to Dahlman Rose’s engagement letter, pursuant to which Dahlman Rose would be engaged to render its opinion on the fairness of the consideration offered by Ranger. The board reviewed and approved the amendment to Dahlman Rose’s engagement letter. The board also discussed engaging another financial services firm that had approached us to pursue a possible debt for equity exchange transaction. Finally, management and the board of directors discussed an offer we received to sell our Turley assets, which the board declined to pursue as the transaction would not generate proceeds sufficient to repay our 10.5% senior secured notes due 2010.

On August 5, 2010, management traveled to Washington, D.C. and presented to the Nasdaq listing qualifications panel our definitive plan to achieve and sustain long-term compliance with the listing requirements of The Nasdaq Stock Market. We requested that the Nasdaq panel grant us a conditional listing (exemption) for an additional period of time not to exceed 180 days from the date of the delisting notification. Our management committed to keep the Nasdaq panel informed on a timely basis as to our progress on the matters discussed in our presentation, including the potential merger and financing alternatives discussed at the hearing.

On August 12, 2010, Ranger’s legal counsel circulated a revised draft of the proposed letter of intent. Following review by management, the board and Dahlman Rose, our legal counsel exchanged drafts of the letter of intent with Ranger’s legal counsel. Ranger then executed and delivered the letter of intent to Mr. Roling, which letter reflected an increase in the per share price to be paid to our shareholders from $0.75 to $1.00.

On August 13, 2010, we convened a special meeting of our board of directors to consider and approve the letter of intent from Ranger. A representative of our legal counsel also attended this meeting. At the meeting, Mr. Roling and our legal counsel discussed with the board of directors Ranger’s offer to acquire National Coal as outlined in its letter of intent. The board discussed the exclusivity provisions in the letter of intent, which lasted for 30 days, and the status of management’s discussions of any alternative transactions. Mr. Roling advised the board that despite management’s very substantial efforts to identify alternatives to the Ranger proposal, any alternative transactions remained very preliminary, and that he believed the Ranger transaction was the most likely to occur and offered the best chance for National Coal’s shareholders to realize any value for their shares in light of the approaching December 15, 2010 maturity date of the 10.5% senior secured notes due 2010. Following such discussion, our legal counsel again advised the board of directors of its fiduciary duties in connection with its consideration of Ranger’s August 12, 2010 letter of intent, particularly in the context of a transaction that might result in a sale of the Company. The board of directors then approved the execution by management of Ranger’s August 12, 2010 letter of intent.

On August 13, 2010, Mr. Roling countersigned the letter of intent and delivered an executed copy to Ranger’s legal counsel.

On August 18, 2010, Ranger requested certain due diligence information to assist them in determining the structure of the proposed transaction. Mr. Wagner collected the requested information which was then provided to Ranger’s legal counsel on August 26, 2010.

On August 19, 2010, Mr. Roling telephoned Ranger’s legal counsel to follow up on the status of the merger agreement and to request that we be able to disclose the executed letter of intent to the Nasdaq listing qualifications panel, as part of our ongoing efforts to remain listed on The Nasdaq Stock Market. On August 20, 2010, we received approval from Ranger to disclose the letter of intent to the Nasdaq panel and we provided the panel with an executed copy of the letter of intent on the same date.

Between August 20, 2010 and August 25, 2010, our legal counsel engaged in discussions with Ranger’s legal counsel regarding the treatment of our outstanding options and warrants in connection with the proposed merger transaction.

On August 24, 2010, we received a due diligence request list from Ranger’s legal counsel, and our management began the process of building a data site to provide responses to Ranger’s informational requests.

On August 30, 2010, Ranger’s legal counsel circulated an initial draft of the merger agreement.

Between August 30, 2010 and September 3, 2010, our management engaged in several conference calls with our legal counsel and financial advisor regarding the proposed draft of the merger agreement and the issues raised therein. Management and our legal counsel and financial advisor participated in a telephone conference with our board of directors on August 31, 2010 to discuss the merger agreement. Of noted concern to the board and management, among other things, was a provision in the merger agreement that allowed Ranger to terminate the agreement in its discretion prior to consummation of the merger by paying us a $500,000 termination fee. Additionally, the merger agreement did not address National Coal’s repayment of the 10.5% senior secured notes due 2010, which repayment would be accelerated as a result of the merger transaction. Our board and management also discussed with our counsel the fact that the merger agreement did not contain a guaranty of financing by Mr. Jim Justice or any of his affiliated companies, and that while Ranger had no right to terminate the agreement due to lack of financing, our recourse may be limited in the event of Ranger’s breach of the agreement, including a breach arising from Ranger’s inability to fund the merger consideration at the closing. Finally, our legal counsel responded to questions from our board of directors regarding the general fiduciary duties of directors of a corporation and specific fiduciary duties and standards implicated in evaluating a potential sale of a corporation.

On September 3, 2010, our legal counsel provided Ranger’s legal counsel with comments on Ranger’s proposed draft definitive merger agreement, reflecting our views on appropriate terms of a transaction. Following receipt of these comments, the parties and their legal counsel exchanged several drafts and negotiated the terms of the definitive merger agreement, including provisions relating to our board of directors’ ability to respond to and/or negotiate alternative acquisition proposals; Ranger’s ability to terminate the merger agreement by paying us a $500,000 termination fee; National Coal’s ability to terminate the merger to accept a superior proposal; and Ranger’s ability and plans to repay the 10.5% senior secured notes due 2010 upon consummation of the merger. Our counsel also discussed with Ranger’s counsel our request that Mr. Jim Justice or one or more of his affiliated companies guarantee Ranger’s obligations under the merger agreement. This request was immediately dismissed by Ranger’s counsel. Our counsel also requested that Ranger provide us with financial records and financing commitments that demonstrated that Ranger would have sufficient cash to pay the merger consideration upon consummation of the merger, which requests were also denied. Ranger’s counsel explained that Mr. Jim Justice and his affiliated companies had substantial financial resources that were far in excess of the proposed merger consideration, and that if Ranger did not have sufficient funds at closing to pay the merger consideration, these funds would be provided by Mr. Jim Justice or one or more of his affiliated companies. Ranger’s counsel explained that Ranger did not believe it was necessary for Mr. Jim Justice to demonstrate his substantial financial resources, and that neither Mr. Jim Justice nor any of his affiliated companies were willing to guaranty Ranger’s obligations under the merger agreement.

During this period management kept our board of directors updated via regular communications and telephonic conferences, which included discussions of the material provisions of the merger agreement and management’s progress in negotiating these provisions to be on terms acceptable to our board of directors.

On September 8, 2010, our management (excluding Mr. Snodgrass) held a telephone conference with our board of directors, except for Mr. Solochek who could not attend, and our legal counsel. Mr. Roling provided the participants with an update on the status of the merger agreement. Our legal counsel discussed the primary open issues, which included Ranger’s ability to terminate the merger agreement in its discretion by paying us a termination fee, Ranger’s intentions with respect to payment of the 10.5% senior secured notes due 2010, the lack of any guaranty of Ranger’s obligations under the merger agreement from Mr. Jim Justice or any of his affiliated companies, and the continuation of National Coal’s severance payment obligations post-closing.

On September 8, 2010, Ranger’s legal counsel requested a copy of all of the Company’s severance and change of control agreements with its employees as well as a schedule of any such payments which may be triggered by the proposed merger. Our management and legal counsel provided this information to Ranger on the same date.

Beginning on September 13, 2010, Ranger and its representatives received access to an electronic data room containing due diligence information relating to our company. Ranger and its legal counsel, accounting advisors and other outside consultants began an extensive due diligence investigation of our company, including a review of our corporate and financial records and meetings and telephone calls with our management. Ranger’s legal counsel also sent several follow-up informational requests. Ranger’s due diligence investigation, including various telephone calls between the parties, continued in parallel with the negotiation of the definitive transaction documents until execution of the merger agreement.

On September 14, 2010, Ranger’s legal counsel circulated a revised draft of the merger agreement. The merger agreement, as revised, no longer contained a provision allowing Ranger to terminate the merger agreement by paying us a $500,000 termination fee. Additionally, the merger agreement was revised to allow National Coal to terminate the merger agreement upon entering into an agreement for a superior proposal and paying Ranger a $500,000 termination fee. The merger agreement continued to omit (i) any obligation of Mr. Jim Justice or one or more of his affiliated companies to guarantee Ranger’s obligations under the merger agreement, and (ii) any commitment on Ranger’s part to repay the 10.5% senior secured notes due 2010 upon consummation of the merger. Our management, in consultation with our legal counsel and financial advisor, reviewed the proposed changes and determined that Mr. Roling would advise the board as to the status of negotiations and the merger agreement.

On September 15, 2010, our legal counsel had a telephone call with Ranger’s legal counsel to discuss the remaining issues in the merger agreement, including the date following which either party could terminate the merger agreement if the conditions to consummation of the merger had not then been satisfied, and whether Ranger would condition the merger on modifications to National Coal’s employee severance obligations.

On September 15, 2010, we provided an update on the status of our negotiations with Ranger to the Nasdaq listing qualifications panel and provided them with a copy of the latest draft of the merger agreement. The Nasdaq panel previously had provided us with a deadline of September 15, 2010 to execute a definitive merger agreement with Ranger to avoid delisting. We requested an extension of the Nasdaq panel’s informal September 15 deadline until September 24, 2010 in order to provide us the opportunity to finalize our negotiations with Ranger and enter into a definitive agreement. While we did not receive a formal response until September 29, 2010 granting our extension request, we continued to work towards finalization of the merger agreement.

On September 16, 2010, management held a telephone conference with our board of directors and legal counsel to discuss the current status of negotiations and the open issues in the merger agreement.

On September 17, 2010 Ranger’s legal counsel circulated a revised draft of the merger agreement.

Between September 17, 2010 and September 27, 2010, we and Ranger and our respective representatives and legal counsel continued negotiating the definitive merger agreement and other transaction documents. During that time, Ranger continued its due diligence review and we worked to resolve the diligence issues identified by Ranger.

Following several telephone calls with Ranger’s legal counsel regarding our severance arrangements with our senior management and other employees, Ranger requested on September 21, 2010 that Mr. Roling agree to a reduction in the amount of his severance package. On September 22, 2010, Mr. Jay Justice discussed with Mr. Roling his severance package and reached an agreement in principle whereby Mr. Roling would agree to reduce the total value of his severance package effective upon consummation of the merger by approximately 20% immediately and increasing to 100% over a 12-month period, in return for maintaining in place severance packages in their then-current state for all other employees.

On September 23, 2010, our legal counsel circulated a draft of an amendment to Mr. Roling’s employment agreement. On the same date, Ranger’s counsel circulated a revised draft of the merger agreement which removed as a closing condition any reference to modification of our employee severance obligations.

On September 23, 2010, our board of directors held a special telephonic meeting. Representatives of our legal counsel and Dahlman Rose also attended the meeting. At the meeting, management and our legal counsel updated our board of directors on the status of negotiations with Ranger, the terms of the definitive agreements and the resolution of issues discussed at the prior board of directors meetings, including the provisions of the merger agreement relating to severance benefits payable to our officers and employees. Our board of directors then asked questions of management and our legal counsel and discussed the terms of the transaction agreements that had been negotiated with Ranger. Following that discussion, Dahlman Rose presented to our board of directors its financial analysis of the per share purchase price of $1.00, including the valuation considerations as well as the assumptions made, matters considered and qualifications and limitations of its review. Following questions by our board of directors to Dahlman Rose relating to its analysis, Dahlman Rose presented its oral opinion to our board of directors, which was subsequently confirmed in a written opinion dated September 23, 2010, that, as of September 23, 2010, and based upon the assumptions made, matters considered, and limitations of the review set forth therein, the $1.00 per share to be received by our shareholders in the merger was fair, from a financial point of view, to the holders of our common stock. Following the delivery of the Dahlman Rose opinion, our legal counsel again advised the board of directors regarding its fiduciary duties in connection with its consideration of the merger agreement and the sale of the Company. Our legal counsel then summarized the negotiation and drafting process engaged in by the Company, management and our other representatives and the substantive terms of the merger agreement which resulted from this process. A substantial discussion of the terms of the merger agreement and results of negotiations followed. The board of directors also discussed the many financing, strategic partnering and sale transaction alternatives to the proposed merger with Ranger that had been pursued by management since early 2009, and that despite management’s efforts, National Coal had not received any other definitive proposal, and that no other definitive proposal was likely to be submitted within the foreseeable future, that would enable the Company to repay its 10.5% senior secured notes due 2010 or deliver greater consideration to the Company’s shareholders than the merger consideration being offered by Ranger.

Following this discussion, our board of directors adopted resolutions, among other things, approving the merger agreement and the transactions contemplated by the merger agreement and recommending that our shareholders adopt the merger agreement at a special meeting of shareholders to be called for that purpose.

Following the board meeting we advised the Nasdaq listing qualifications panel of the status of our negotiations of the merger agreement, and requested that the panel provide us with additional time to enter into the merger agreement prior to the panel making its final determination as to our continued listing on The Nasdaq Stock Market. The Nasdaq panel did not issue its decision as to our continued listing on September 24, 2010.

On September 25, 2010 Mr. Roling met with Mr. Steve Ball and Mr. Jay Justice and discussed issues related to finalizing the merger agreement; principally the modifications to Mr. Roling’s employment agreement to reduce National Coal’s severance obligations to him. In consideration of Mr. Roling agreeing to reduce his severance pay, he had requested that his employment agreement also be amended to eliminate the post-employment non-competition provision that would preclude Mr. Roling from competing with National Coal following termination of his employment in certain circumstances. On September 27, 2010, Ranger agreed to eliminate the non-competition provision from Mr. Roling’s employment agreement.

On September 27, 2010, our legal counsel and Ranger’s legal counsel exchanged multiple drafts of the merger agreement, which had been revised to address the possibility of appraisal rights becoming available to our shareholders in the event our common stock was delisted from The Nasdaq Stock Market. We also finalized the remaining outstanding issues with respect to the amendment to Mr. Roling’s employment agreement.

Following the resolution of all outstanding issues relating to the definitive agreements, after the close of the market on September 27, 2010, the parties executed the merger agreement and related documents. On the morning of September 28, 2010, we issued a press release announcing the execution of the merger agreement.

On September 28, 2010, we provided the Nasdaq listing qualifications panel with a copy of the executed merger agreement. On September 29, 2010, we were informed that the Nasdaq panel determined to grant our request to remain listed on The Nasdaq Stock Market, subject to the condition that on or about January 4, 2011, we shall have completed the merger with Ranger.

On October 7, 2010, our legal counsel contacted Ranger’s legal counsel to discuss the inclusion in this proxy statement of detailed business and financial information about Ranger, the inclusion of which we determined would be required if Ranger could not demonstrate to us that it would have sufficient cash to pay the merger consideration upon consummation of the merger.

On October 12, 2010, our legal counsel had a telephone conversation with Ranger’s legal counsel to further discuss what would constitute a sufficient demonstration of Ranger’s ability to pay the merger consideration upon consummation of the merger. Ranger’s legal counsel explained that Ranger was considering several alternatives, including providing the guaranty of one or more of Mr. Jim Justice’s other companies, depositing in advance with the paying agent sufficient cash to pay the merger consideration, and providing us with a bank statement or other evidence that Ranger already had sufficient cash to pay the merger consideration. Ranger’s legal counsel provided us with Ranger’s assurances that one or more of these alternatives would be effected prior to our mailing of this proxy statement.

On October 14, 2010, Ranger’s legal counsel provided our legal counsel with an initial draft of a limited guaranty to be made by James C. Justice Companies, Inc. (“JCJC”), a company owned and controlled by Mr. Jim Justice and an affiliate of Ranger. The limited guaranty provided that JCJC would perform or satisfy, or cause Ranger or one or more of JCJC’s other affiliated or related entities to perform or satisfy, Ranger’s obligation to deposit the merger consideration with the disbursing agent pursuant to the merger agreement if, as and when such obligation becomes due. Under no circumstances will the aggregate liability of JCJC under the limited guaranty exceed $9,000,000.

Our legal counsel provided Ranger’s legal counsel with comments to the proposed limited guaranty on October 14, 2010. On October 19, 2010, Ranger’s legal counsel provided our legal counsel with a revised draft of the limited guaranty, which was acceptable to us.

On October 19, 2010, our legal counsel also requested of Ranger’s legal counsel that JCJC provide us with sufficient financial information about JCJC and its liquidity to demonstrate to our reasonable satisfaction that JCJC had sufficient liquidity to pay the merger consideration to the disbursing agent if and to the extent Ranger did not satisfy that obligation as provided in the merger agreement. On October 25, 2010, Ranger’s legal counsel provided us with copies of bank correspondence confirming that JCJC had cash equivalents in excess of the aggregate proposed merger consideration. The limited guaranty was signed by National Coal and JCJC on October 25, 2010.

After receiving the limited guaranty from JCJC and the bank correspondence confirming that JCJC had cash equivalents in excess of the aggregate proposed merger consideration, our board of directors concluded that Ranger had demonstrated to us that it would have sufficient cash to pay the merger consideration upon consummation of the merger, and accordingly we have omitted from this proxy statement detailed business and financial information about Ranger.

Recommendation of Our Board of Directors; Our Reasons for the Merger

Recommendation of Our Board of Directors

Our board of directors, by the unanimous vote of all directors:

•	declared the merger to be advisable and fair to, and in the best interests of, us and our shareholders; and

•	approved the merger agreement, the merger and the other transactions contemplated by the merger agreement on the terms and conditions set forth in the merger agreement.

Accordingly, our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement.

Reasons for the Merger

In reaching its unanimous determination to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to unanimously recommend that you vote in favor of the proposal to approve the merger agreement, our board of directors consulted with our management, as well as our legal and financial advisors and considered a number of factors, including but not limited to the following factors:

Factors Relating to the Transaction Generally:

•

National Coal’s business, financial performance and condition, debt obligations, operations, business strategy and future prospects, including the December 15, 2010 maturity of its $42 million in principal amount of 10.5% senior secured notes due 2010 and the other risks that may adversely impact its prospects, all of which led the board of directors to conclude that the merger presented an opportunity for National Coal shareholders to realize greater value than the value likely to be realized by shareholders in the event National Coal remained independent;

•

the conclusion reached in 2009 that National Coal would be unable to generate from operations the amount of cash necessary to pay on December 15, 2010 the $42 million in principal amount of its 10.5% senior secured notes due 2010, and National Coal’s inability to refinance this indebtedness due to the current state of credit markets and National Coal’s continuing operating losses;

•

the determination that National Coal would need to seek protection under the federal bankruptcy laws on or before the maturity date of its 10.5% senior secured notes due 2010 if we were unable to consummate a debt or equity financing transaction that raised proceeds sufficient to repay such indebtedness or if National Coal was unable to find a buyer willing to acquire us with such debt outstanding;

•

the substantial likelihood that National Coal’s shareholders would receive no value for their shares if we defaulted on our 10.5% senior secured notes due 2010 and sought protection under the federal bankruptcy laws;

•

an analysis of the nature of National Coal’s competitive position within the industry in which it competes, and current industry, economic and global market conditions and trends, both on a historical and on a prospective basis, future capital requirements, and our board of directors’ determination that, even if the Company could continue as an independent company after the maturity date of its 10.5% senior secured notes due 2010, such conditions and trends would present significant obstacles to increasing the value of National Coal to a level equal to or greater than the value of the consideration to be received by its shareholders in the merger;

•

the lack of other strategic options available to us despite our efforts in pursuing such options, including our efforts to raise debt and equity financing, pursue corporate alliances, sell the Company to another buyer, and merge the Company with one or more other coal producers in order to access the capital markets as a combined company; and

•

the risks and uncertainties of continuing to pursue these other strategic options as the maturity date of our 10.5% senior secured notes due 2010 approaches, the costs, timing and likelihood of actually achieving additional value from these alternatives, and our board of directors’ assessment that none of these alternatives was reasonably likely to result in value for shareholders greater than the consideration to be received in the merger.

Factors Relating to the Specific Terms of the Merger Agreement with Ranger:

•

the merger consideration of $1.00 per share of our common stock represents a premium to recent trading prices of our common stock. The per share common stock merger consideration represents a 53.8% premium over the closing price of our common stock on September 27, 2010, the last trading day prior to the approval of the transaction by our board of directors. Further, the per share common stock merger consideration represents a 39.6% premium over our volume weighted average common stock price for the 30 trading day period ending September 27, 2010;

•

the belief by our board of directors that National Coal had obtained the highest price per share that Ranger was willing to pay, taking into account the terms resulting from extensive negotiations between the parties;

•

the conclusion by our board of directors that the merger consideration was likely the highest price reasonably attainable for National Coal shareholders in a merger or other acquisition transaction involving a third party relying upon (i) the fact that no other offers had been received from National Coal’s discussions over the prior year with potential acquirers, and (ii) the fact that National Coal’s 10.5% senior secured notes due 2010 matured on December 15, 2010, which did not leave the Company much time to identify, negotiate and consummate an alternative acquisition transaction;

•

the presentation by Dahlman Rose on September 23, 2010 and its opinion that as of September 23, 2010, and based upon the assumptions made, matters considered, and qualifications and limitations of the review set forth in its fairness opinion, the consideration to be received by the holders of our common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to such shareholders (see “Opinion of National Coal’s Financial Advisor”);

•	the fact that the merger consideration consists solely of cash, which provides certainty of value to our shareholders compared to a transaction in which shareholders would receive stock;

•	the fact that Ranger has expressed its intent initially to retain our employees;

•	the terms of the merger agreement, as reviewed by our board of directors with our legal advisors, including (see “The Merger Agreement”):

•

the ability of our board of directors, under certain circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Ranger of a termination fee of $500,000, to terminate the merger agreement to accept a superior proposal;

•

our board of directors’ belief that the $500,000 termination fee payable to Ranger was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a superior proposal;

•

the likelihood that the merger will be consummated in light of the conditions to Ranger’s obligation to complete the merger and the absence of any financing condition to Ranger’s obligation to complete the merger; and

•

the negotiated exclusions to the definition of “material adverse effect” in the merger agreement, which exclude certain matters from the definition of “material adverse effect” and increase our ability to satisfy certain closing conditions and to consummate the merger;

•

the fact that the completion of the merger is subject to the approval of the merger agreement by our shareholders and if a superior proposal for an alternative transaction were to be made prior to the approval of the merger agreement by our shareholders at the special meeting, our shareholders would be free to reject the transaction with Ranger by voting against the approval of the merger agreement; and

•	the relatively short time period that is likely necessary to close the transaction, which is significant in light of the December 15, 2010 maturity date of our 10.5% senior secured notes due 2010.

Potential Negative Factors Relating to the Transaction:

During the course of its deliberations, our board of directors also considered a variety of potential drawbacks or risks relating to the merger, including the following risks and other countervailing factors:

•

we will no longer exist as an independent company and our shareholders will no longer participate in our growth as an independent company and also will not participate in any synergies resulting from the merger;

•	the merger agreement precludes us from actively soliciting alternative proposals;

•

the merger agreement provides that for us to accept a superior proposal in lieu of consummating the merger, the third party making the superior proposal must agree as part of such transaction to repay all of our 10.5% senior secured notes due 2010 owned by Ranger or any of its affiliates simultaneously with the closing of the transaction;

•	we are obligated to pay Ranger a termination fee of $500,000 if we terminate or if Ranger terminates the merger agreement under certain circumstances;

•

while Ranger has represented to us that it has, and will have at the closing of the merger, access to sufficient funds from its affiliates to consummate the merger, Ranger’s affiliates were unwilling to guaranty Ranger’s obligations under the merger agreement and, if Ranger is unable or unwilling to consummate the merger transaction and breaches the merger agreement, National Coal may not have an adequate remedy;

•

there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if the merger agreement is approved by our shareholders;

•

if the merger does not close, we may incur significant risks and costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on business and customer relationships;

•

certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other shareholders (see “The Merger — Interests of Our Directors and Executive Officers in the Merger”); and

•	the gain from an all-cash transaction would be taxable to our tax-paying shareholders for United States federal income tax purposes.

After taking into account all of the factors set forth above, as well as others, and consulting with its legal and financial advisors, our board of directors unanimously agreed that the benefits of the merger outweigh the risks and that the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of us and our shareholders. Our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and unanimously recommends that our shareholders vote to approve the merger agreement at the special meeting.

The foregoing discussion is not intended to be exhaustive, but we believe it addresses the principal information and factors considered by our board of directors in its consideration of the merger. In view of the number and variety of factors and the amount of information considered, our board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Rather, our board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual members of our board of directors may have given different weights to different factors.

Opinion of National Coal’s Financial Advisor

Scope of the Assignment

Our board of directors engaged Dahlman Rose in November 2009 to serve as the exclusive financial advisor to us in connection with a potential sale, transfer or other disposition transaction involving National Coal and two specifically identified companies and their affiliates, none of which was Ranger or its affiliates, and as lead underwriter in a public offering or lead placement agent or lead arranger in a private offering of equity, equity-linked or debt securities of National Coal. In August 2010, we amended our engagement letter with Dahlman Rose to include the Ranger transaction. Dahlman Rose was selected by our board of directors because it is a full-service investment banking firm whose personnel have substantial experience in transactions of the types being contemplated by us, including the merger, and based upon its reputation and familiarity with us.

Dahlman Rose rendered its oral and written opinion to our board of directors that, as of September 23, 2010, and based upon the assumptions made, matters considered, and qualifications and limitations of the review set forth therein, the merger consideration of $1.00 per share to be received by our shareholders pursuant to the merger agreement was fair from a financial point of view to such shareholders.

The full text of Dahlman Rose’s written fairness opinion, which sets forth the procedures followed, assumptions made, matters considered, and qualifications and limitations of the review undertaken in connection with the fairness opinion, is attached as Annex B and is incorporated by reference in this proxy statement. Dahlman Rose’s fairness opinion was intended for the use and benefit of our board of directors in connection with its evaluation of the merger. Dahlman Rose’s fairness opinion does not address our underlying business decision to enter into the merger agreement or complete the merger or the relative merits of the merger compared to any alternative business strategies that may exist for us or any other aspect of the merger and does not constitute a recommendation to any shareholder as to how that person should vote on the merger or any related matter. The following summary of Dahlman Rose’s fairness opinion is qualified in its entirety by reference to the full text of the fairness opinion, and our shareholders are urged to read the opinion in its entirety.

For purposes of its fairness opinion and performing its related financial analyses, Dahlman Rose has, among other things:

•

reviewed a draft of the merger agreement dated September 23, 2010, which Dahlman Rose assumed, with the consent of the board of directors, would be, and was, similar in all material respects to the definitive merger agreement;

•	reviewed publicly available financial documents of the Company for the three previous fiscal years up to the most recent public filing as of the date of its opinion;

•	reviewed certain internal information, primarily financial in nature, including financial forecasts prepared and furnished to Dahlman Rose by us;

•	reviewed certain publicly available information concerning the trading of, and trading market for, our common stock;

•	reviewed certain publicly available information with respect to other companies that Dahlman Rose believed to be comparable in certain respects to us;

•	considered the financial terms, to the extent publicly available, of certain other transactions that Dahlman Rose deemed to be relevant; and

•	made inquiries regarding and discussed with members of our senior management their assessment of our business and financial prospects.

In addition to the foregoing, Dahlman Rose discussed with our management and employees, as well as members of our board of directors, our views as to the financial and other information described in the bullet points above and conducted such other analyses and examinations and considered such other financial, economic and market criteria as Dahlman Rose deemed appropriate to arrive at its fairness opinion.

In arriving at its fairness opinion, Dahlman Rose assumed and relied upon the accuracy and completeness of all financial, legal, regulatory and other information provided to, discussed with or reviewed by it, and did not assume any responsibility for independent verification of any such information. With respect to any financial forecasts, Dahlman Rose assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future performance. Dahlman Rose expressed no view with respect to those forecasts or the assumptions on which they were based. Dahlman Rose assumed, with our consent, that the merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the expected benefits of the merger. Further, Dahlman Rose did not make and was not provided with an independent evaluation or appraisal of our assets or liabilities nor did Dahlman Rose make any physical inspection of our properties or assets. Dahlman Rose assumed, with our consent, that there are no material undisclosed liabilities of the Company for which appropriate reserves or other provisions have not been made.

The fairness opinion is based on economic, market and other conditions as in effect on, and the information made available to Dahlman Rose as of, the date of the fairness opinion. Events occurring after the date of the fairness opinion could materially affect the assumptions used in preparing the fairness opinion. Dahlman Rose has not undertaken to reaffirm or revise the fairness opinion or otherwise comment upon any events occurring after the date of the fairness opinion.

In rendering its fairness opinion, Dahlman Rose expressed no opinion as to the amount or nature of any compensation to any officers, directors or employees of the Company, or any class of such persons, relative to the consideration to be received by the holders of the common stock of the Company in the merger or with respect to the fairness of any such compensation. Dahlman Rose did not opine as to the merits of the merger compared to any alternative transactions that may be available to us should we desire to pursue such alternatives. Dahlman Rose did not opine as to the impact of the merger on the solvency or viability of the Company or Ranger or the ability of the Company or Ranger to pay its obligations when they come due nor did Dahlman Rose evaluate the effect of any bankruptcy proceeding in respect of the Company on the holders of our outstanding shares.

Dahlman Rose received a fee for rendering its fairness opinion for the merger, which was not contingent upon the conclusions reached in its fairness opinion. We paid Dahlman Rose aggregate fees of $350,000 for its services, a portion of which became payable upon the execution of the engagement letter, a portion of which was payable as monthly retainer fees and the balance of which became payable upon the delivery of its fairness opinion. Dahlman Rose will not receive any additional fees upon consummation of the merger. We have also agreed to reimburse Dahlman Rose for certain expenses, which amounted to $25,000 through September 30, 2010, and to indemnify Dahlman Rose, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the United States federal securities laws arising out of or relating to Dahlman Rose’s engagement.

Summary of Analyses

The following is a summary of the material financial analyses delivered by Dahlman Rose to the board of directors in connection with rendering its opinion. While the following summaries describe some analyses and examinations that Dahlman Rose deems material to the opinion, they are not a comprehensive description of all analyses and examinations actually conducted by Dahlman Rose nor does the order of analyses described represent relative importance or weight given to those analyses by Dahlman Rose. The preparation of an opinion necessarily is not susceptible to partial analysis or summary description. Dahlman Rose believes that such analyses and the following summaries must be considered as a whole and that selecting portions of such analyses and of the factors considered, without considering all such analyses and factors, would create an incomplete view of the process underlying the analyses.

In performing its analyses, Dahlman Rose made numerous assumptions with respect to industry performance and general business and economic conditions such as industry growth, inflation, interest rates and many other matters, many of which are beyond our control and the control of Dahlman Rose. Any estimates contained in Dahlman Rose’s analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

The financial analyses summarized below include information presented in tabular format. In order to understand Dahlman Rose’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Dahlman Rose’s analyses.

Selected Companies Analysis. Dahlman Rose reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the coal producing industry:

Senior Coal Producers

•	Alpha Natural Resources, Inc.

•	Arch Coal, Inc.

•	Consol Energy, Inc.

•	Massey Energy Co.

•	Peabody Energy Corporation

•	Walter Energy, Inc.

Junior Coal Producers

•	International Coal Group, Inc.

•	James River Coal Co.

•	Patriot Coal Corporation

Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with certain operations that for purposes of analysis may be considered similar to certain operations of the Company. Because of the inherent differences among the businesses, operations and prospects of the Company and the businesses, operations and prospects of the selected companies, no comparable company is exactly the same as the Company. Therefore, Dahlman Rose believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis. Accordingly, Dahlman Rose made qualitative judgments, including placing greater emphasis on the results of the analysis of the junior coal producers, concerning differences between the financial and operating characteristics and prospects of the Company and the companies included in the comparable companies analysis that would affect the trading values of each in order to provide a context in which to consider the results of the quantitative analysis. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

Dahlman Rose calculated and compared the financial multiples for the selected companies based on information it obtained from SEC filings, estimates published by other financial information providers and closing stock prices on September 22, 2010. The multiples and ratios of the Company were calculated using the Company’s closing price on September 22, 2010 and the forecasts provided by management. With respect to each of the selected companies, Dahlman Rose calculated:

•

enterprise value, which is the market capitalization on a fully diluted basis plus net debt and minority interests but excluding unfunded pension liabilities and other legacy liabilities, as a multiple of estimated 2010 earnings before interest, taxes and depreciation and amortization, or “EBITDA,” and estimated 2011 and 2012 EBITDA; and

•	share price as a multiple of estimated 2010 earnings per share, or “EPS,” and estimated 2011 EPS and 2012 EPS.

The following tables present the results of these analyses:

Selected Senior Coal Producers
Metric	Range	Average	Median
Enterprise value as multiple of estimated 2010 EBITDA	5.7x-8.3x	7.3x	7.9x
Enterprise value as multiple of estimated 2011 EBITDA	4.1x-6.1x	5.1x	5.1x
Enterprise value as multiple of estimated 2012 EBITDA	3.5x-5.3x	4.4x	4.5x
Price/Estimated 2010 EPS	9.9x-65.6x	23.5x	14.9x
Price/Estimated 2011 EPS	7.7x-10.5x	9.0x	9.0x
Price/Estimated 2012 EPS	6.3x-8.9x	7.2x	7.0x

Selected Junior Coal Producers
Metric	Range	Average	Median
Enterprise value as multiple of estimated 2010 EBITDA	3.1x-8.5x	5.8x	5.7x
Enterprise value as multiple of estimated 2011 EBITDA	2.9x-3.9x	3.6x	3.9x
Enterprise value as multiple of estimated 2012 EBITDA	2.3x-2.6x	2.4x	2.3x
Price/Estimated 2010 EPS	6.1x-20.0x	13.1x	13.1x
Price/Estimated 2011 EPS	6.0x-9.0x	7.5x	7.5x
Price/Estimated 2012 EPS	4.1x-6.6x	5.4x	5.5x

All Coal Producers
Metric	Range	Average	Median
Enterprise value as multiple of estimated 2010 EBITDA	3.1x-8.5x	6.8x	7.7x
Enterprise value as multiple of estimated 2011 EBITDA	2.9x-6.1x	4.6x	4.3x
Enterprise value as multiple of estimated 2012 EBITDA	2.3x-5.3x	3.7x	3.8x
Price/Estimated 2010 EPS	6.1x-65.6x	20.9x	14.9x
Price/Estimated 2011 EPS	6.0x-10.5x	8.6x	8.7x
Price/Estimated 2012 EPS	4.1x-8.9x	6.6x	6.6x

Based on the comparable companies analysis and taking into consideration other metrics and qualitative judgments (including placing greater emphasis on the results of the analysis of the junior coal producers), Dahlman Rose derived the following reference ranges:

(i)	Based on the enterprise value / EBITDA multiple range of 3.0 to 6.0 applied to the Company’s projected 2010 EBITDA, Dahlman Rose arrived at an estimated implied valuation range for the Company’s enterprise value of $0.6 million to $1.2 million. The estimated implied valuation for the Company’s fully diluted common stock was negative.

(ii)	Based on the enterprise value / EBITDA multiple range of 3.0 to 6.0 applied to the Company’s projected 2010 “run rate” EBITDA, which is the annualized projected third quarter EBITDA of the Company, Dahlman Rose arrived at an estimated implied valuation range for the Company’s enterprise value of $6.0 million to $11.9 million. The estimated implied valuation for the Company’s fully diluted common stock was negative.

(iii)	Based on the enterprise value / EBITDA multiple range of 3.0 to 5.0 applied to the Company’s projected 2011 EBITDA, Dahlman Rose arrived at an estimated implied valuation range for the Company’s enterprise value of $25.6 million to $42.6 million. The estimated implied valuation range for the Company’s fully diluted common stock was negative value per share to $0.61 per share.

(iv)	Based on the enterprise value / EBITDA multiple range of 2.0 to 3.0 applied to the Company’s projected 2012 EBITDA, Dahlman Rose arrived at an estimated implied valuation range for the Company’s enterprise value of $43.6 million to $65.4 million. The estimated implied valuation range for the Company’s fully diluted common stock was $0.73 per share to $3.24 per share.

Discounted Cash Flow Analysis. Dahlman Rose performed a discounted cash flow analysis on the Company. A discounted cash flow analysis is a traditional method of evaluating an asset by estimating the future cash flows of an asset and taking into consideration the time value of money with respect to those future cash flows by calculating the “present value” of the estimated future cash flows of the asset. “Present value” refers to the current value of one or more future cash payments, or “cash flows,” from an asset and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions, estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. Other financial terms utilized below are “terminal value,” which refers to the value of all future cash flows from an asset at a particular point in time, and “unlevered free cash flows,” which refers to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs.

In arriving at the range of enterprise values and equity values per share for the Company, Dahlman Rose calculated terminal values as of December 31, 2015, by applying alternatively, (i) a range of perpetual revenue growth rates of 2.0% to 4.0% and a range of discount rates of 17.5% to 22.5% and (ii) a range of EBITDA terminal value multiples of 3.0 to 5.0 to the Company’s projected fiscal year 2016 EBITDA. The unlevered free cash flows from January 1, 2011 through December 31, 2015, and each calculated terminal value were then discounted to present values using the range of discount rates and added together in order to derive the unlevered enterprise values for the Company. The range of perpetual growth rates was estimated by Dahlman Rose utilizing its professional judgment and experience, taking into account the forecasts provided by management and market expectations regarding long-term growth in the coal industry, the U.S. gross domestic product and inflation. The range of EBITDA terminal value multiples was based on the 2011 EBITDA multiple range derived by Dahlman Rose from the comparable companies analysis. The range of discount rates used by Dahlman Rose in its analysis represented an estimate of the Company’s weighted average cost of capital, based on, among other assumptions, market data for the Company.

Based on the assumptions set forth above, this analysis implied the following:

(i)	The sum of (a) the present value of the discounted cash flows and (b) perpetual growth-based terminal values implied a range of enterprise values of $42.7 million to $59.9 million. The estimated implied valuation range for the Company’s fully diluted common stock was $0.62 per share to $2.60 per share.

(ii)	The sum of (a) the present value of the discounted cash flows and the (b) EBITDA multiple-based terminal values implied a range of enterprise values of $51.0 million to $82.6 million. The estimated implied valuation range for the Company’s fully diluted common stock was $1.58 per share to $5.16 per share.

Selected Transactions Analysis. Dahlman Rose analyzed certain information relating to the following selected coal transactions it deemed comparable since April 2008:

•	Xinergy Ltd.’s acquisition of Raven Crest Mining LLC on April 28, 2010.

•	Vitol Anker International’s acquisition of Hillsborough Resources Limited on December 21, 2009.

•	Alpha Natural Resources acquisition of Foundation Coal Holdings on August 8, 2009.

•	Patriot Coal Corporation’s acquisition of Magnum Coal Company on July 23, 2008.

For each of the selected transactions, based on public filings and other publicly available information, Dahlman Rose calculated and compared implied transaction value as a multiple of last twelve months earnings before interest, taxes and depreciation, or “LTM EBITDA”. For the purposes of this analysis, transaction value is calculated as the sum of the total price paid for the outstanding common stock of the company and its total debt, less its cash on-hand. The following table presents the results of this analysis:

Implied Enterprise Value as a Multiple of:	Selected Transactions		Median
	Range	Average
LTM EBITDA	2.7x-32.2x	15.1x	12.8x

Because of the inherent differences among the businesses, operations and prospects of the Company and the businesses, operations and prospects of the target companies in the selected precedent transactions and because of the substantial differences in the market prices of thermal and metallurgical coal prevailing today and those prevailing at the time of the precedent transactions, no precedent transaction is exactly the same as the merger. Therefore, Dahlman Rose believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the precedent transaction analysis. Accordingly, Dahlman Rose made qualitative judgments concerning differences between the merger and the precedent transactions and excluded the Vitol Anker/Hillsborough Resources transaction because that transaction included a mix of assets that were outside the geographic area in which the Company operates. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using precedent transaction data.

Based on the precedent transaction analysis and taking into consideration other metrics and qualitative judgments, Dahlman Rose derived the following reference ranges:

(i)	Based on the enterprise value / EBITDA multiple range of 3.0 to 18.0 applied to the Company’s projected 2010 EBITDA, Dahlman Rose arrived at an estimated implied valuation range for the Company’s enterprise value of $0.6 million to $3.7 million. The estimated implied valuation for the Company’s fully diluted common stock was negative.

(ii)	Based on the enterprise value / EBITDA multiple range of 3.0 to 18.0 applied to the Company’s projected 2010 “run rate” EBITDA, which is the annualized projected third quarter EBITDA of the Company, Dahlman Rose arrived at an estimated implied valuation range for the Company’s enterprise value of $6.0 million to $35.8 million. The estimated implied valuation for the Company’s fully diluted common stock was negative.

Confirmatory Analysis

Control Premium Analysis. Dahlman Rose examined the FactSet Mergerstat Control Premium Study — 2nd Quarter 2009 and FactSet Mergerstat Control Premium Study — 2nd Quarter 2010, published by FactSet Research Systems, detailing historical control premiums observed in mergers and acquisitions of publicly traded companies based on unaffected, pre-announcement, trading prices. Dahlman Rose considered 12-month median control premiums for each quarter beginning with the quarter ended June 30, 2006 through the quarter ended June 30, 2010. The range of 12-month control premiums paid during this period was 20% for the 12-month period ending December 31, 2007, to 44% for the 12-month period ending December 31, 2009. The per share common stock merger consideration represents a 61.3% premium over the closing price of the Company’s common stock on September 22, 2010, the trading day prior to the rendering of the fairness opinion.

Conclusion

Based upon its analyses, and subject to the assumptions made, matters considered, and qualifications and limitations of the review undertaken in connection with the fairness opinion, Dahlman Rose is of the opinion that, as of the date of the opinion, the merger consideration to be received by the holders of our common stock as provided in the merger agreement is fair to such holders from a financial point of view. As described above, Dahlman Rose’s opinion to our board of directors was one of many factors taken into consideration by our board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Dahlman Rose in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Dahlman Rose attached as Annex B hereto.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that our directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of our shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that our shareholders vote in favor of the approval of the merger agreement.

Change of Control and Severance Payments Under Existing Agreements

Equity Awards

All unvested and restricted common stock held by our employees, including our executive officers, will vest immediately prior to the merger and will receive merger consideration in the same manner as other shares of common stock. Daniel A. Roling, our President and Chief Executive Officer holds, in the aggregate, 26,335 restricted shares of our common stock. Accordingly, upon the consummation of the merger, Mr. Roling will receive an aggregate of $26,335 resulting from the accelerated vesting of such restricted stock.

All stock options to purchase shares of our common stock, whether vested or unvested, will be canceled immediately prior to the effective time of the merger, and each holder of a stock option that has a per share exercise price that is less than $1.00 will be entitled to receive an amount in cash equal to the product of (A) the number of shares of common stock as to which the stock options that are cancelled could be exercised (assuming full vesting), multiplied by (B)(i) $1.00 less (ii) the per share exercise price of such stock options. Any stock option that has a per share exercise price equal to or greater than $1.00 will be cancelled immediately prior to the effective time of the merger without any payment or continuing liability of National Coal or the surviving company in respect to such option. The foregoing will not result in cash payments to any of our employees, including our executive officers, as the per share exercise price of all outstanding stock options held by our employees exceeds $1.00. Our non-employee directors hold unvested stock options to purchase an aggregate of 22,500 shares of our common stock with an exercise price of $0.66 per share. Accordingly, upon the consummation of the merger, our non-employee directors will receive an aggregate of $7,650 resulting from the accelerated vesting of stock options.

The provision regarding the acceleration of vesting for previously issued stock option grants is consistent with the standard terms and conditions of our 2004 Stock Option Plan, as amended, which already provides for such accelerated vesting.

Severance Payments

Daniel Roling, President and Chief Executive Officer. On September 27, 2010, we amended the severance benefits provided for in the employment agreement of Daniel Roling, our President and Chief Executive Officer, so that if the merger occurs and, within twelve months thereafter, Mr. Roling’s employment with the surviving company in the merger is terminated by the surviving company other than for cause or by Mr. Roling for good reason, or Mr. Roling dies or his employment is terminated following his disability, then Mr. Roling shall be entitled to receive as severance an amount in cash equal to the product of (a) $750,000 and (b) a fraction with a numerator equal to the number of days in such twelve month period between (and including) the date of termination and (including) the last day of such twelve month period, and a denominator equal to 365 days. If Mr. Roling’s employment is terminated at any time following the first anniversary of consummation of the merger, Mr. Roling is not entitled to receive any severance benefits under his employment agreement. We also agreed that if the merger occurs, the noncompetition agreement provided for in Mr. Roling’s employment agreement, pursuant to which Mr. Roling previously agreed not to compete with us for a period of one year following termination of Mr. Roling’s employment under certain circumstances, will terminate and no longer apply.

For purposes of Mr. Roling’s employment agreement, termination for cause means termination by reason of conduct involving any of the following, other than by reason of mental or physical illness or condition and as determined by a majority vote of the board of directors after notice to Mr. Roling and advice of independent legal counsel:

•	Habitual and continued unavailability to act or respond on behalf of the Company;

•

Willful misconduct, which shall include, without limitation, any act of omission knowingly undertaken or omitted by Mr. Roling with the intent of causing damage to the Company, its properties, assets or business or its stockholder, officers, directors or employee, or fraud, including without limitation any misappropriation of embezzlement by Mr. Roling resulting in a material personal profit to him, in any case, involving properties, assets of funds of the Company or any of its subsidiaries;

•	Any past or future conviction, by a court of competent jurisdiction, of a felony (whether or not committed during the term of his employment agreement or in the course of employment);

•	Willful, continued, and material failure to observe or perform the duties of his employment; or

•	Habitual and gross neglect of the faithful performance of the duties of his employment.

For purposes of Mr. Roling’s employment agreement, termination for good reason means termination by reason of:

•	A material change in Mr. Roling’s duties, responsibilities, authority, or status with the Company, without his consent;

•	A significant increase in the amount of travel required for Mr. Roling to perform his job, without his consent; or

•

Any other matter or circumstance requested by the board of directors of the Company if either (a) made with the intent of hindering Mr. Roling in the performance of his duties or (b) the effect of such request could reasonably be expected to hinder Mr. Roling in the performance of his duties.

Les Wagner, Interim Chief Financial Officer and Vice President. Les Wagner, our Interim Chief Financial Officer and Vice President, and our only other executive officer, entered into a letter agreement with the Company on June 1, 2010, as amended on August 1, 2010, which provides for the severance payment to Mr. Wagner of 6 months of his current base salary upon termination by the Company of Mr. Wagner’s employment without “cause”. Mr. Wagner’s severance payment is not conditioned upon the completion of the merger.

For purposes of our agreement with Mr. Wagner, termination for cause means termination by reason of:

•	habitual and continued unavailability to act or respond on behalf of the Company;

•	willful misconduct or fraud;

•	conviction by a court of competent jurisdiction of a felony (whether or not committed during the term of or in the course of employment);

•	willful, continued and material failure to observe or perform the duties of his employment; or

•	willfully acting in a manner materially adverse to the best interests of the Company.

Employment Arrangements Following the Merger

Ranger initially intends to retain all of our employees following the merger on the same terms as their existing employment arrangements with us. With the exception of the amendment to Mr. Roling’s employment agreement, which amends the terms of Mr. Roling’s severance payments following termination of his employment with us, which amendment was a condition to Ranger entering into the merger agreement, Ranger has not entered into, nor has Ranger informed us that it intends to enter into, new employment agreements or other arrangements with any of our employees.

Indemnification and Insurance

Our board of directors and executive officers are entitled to continued indemnification rights and insurance coverage under the merger agreement for a period of six years from the effective time of the merger with terms no less favorable in any material respect to such directors and officers than is provided for in National Coal’s articles of incorporation, bylaws and insurance policies in effect as of the date of the merger agreement. Our board of directors and executive officers are also parties to written indemnification agreements with National Coal, pursuant to which they are entitled to continued indemnification rights for so long as such persons may be subject to any possible proceeding due to their role as a director or officer of National Coal. By virtue of the merger, such written indemnification agreements become agreements with and obligations of the surviving company from and after the effective time of the merger.

Delisting and Deregistration of Our Common Stock

If the merger is completed, we will become a wholly-owned subsidiary of Ranger, our common stock will be delisted from The Nasdaq Global Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the Securities and Exchange Commission.

Material U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences of the merger relevant to United States Holders (as defined below) of our common stock whose shares are converted into the right to receive cash under the merger. This summary is based on the Internal Revenue Code of 1986, as amended (or, the Code), applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances, or to other types of holders, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	broker-dealers or traders in securities;

•	retirement plans;

•	expatriates;

•	tax-exempt organizations;

•	Non-United States Holders (as defined below);

•	persons that are, or are holding our common stock through, S-corporations, partnerships or other pass through entities;

•	persons who are subject to alternative minimum tax;

•	persons who hold their shares of our common stock as a position in a “straddle” or as part of a “hedging” or “conversion” transaction;

•	persons that have a functional currency other than the U.S. dollar; or

•	persons who acquired their shares of our common stock upon the exercise of stock options or otherwise as compensation.

In addition, this discussion does not address any state, local or foreign tax consequences of the merger.

We urge each holder of our common stock to consult his or her tax advisor regarding the U.S. federal income or other tax consequences of the merger to such holder.

For purposes of this discussion, a “United States Holder” means a holder that is:

•	an individual citizen or resident of the United States:

•

a corporation (or another entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source: or

•

a trust (i) if (a) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more United States persons have the authority to control and (b) certain other trusts considered United States Holders for federal income tax purposes or (ii) if it has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person.

A “Non-United States Holder” is a holder other than a United States Holder.

Consequences of the Merger

The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a United States Holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares of our common stock exchanged for cash pursuant to the merger. Any such gain or loss would be long-term capital gain or loss if the holding period for the shares of our common stock exceeded one year. Longterm capital gains of noncorporate taxpayers are generally subject to tax at a reduced rate. Capital gains of corporate shareholders are generally taxable at the regular tax rates applicable to corporations. The deductibility of capital losses is subject to limitations.

Backup Withholding

Backup withholding may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder who (1) furnishes a correct taxpayer identification number and certifies it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to holders of our common stock prior to completion of the merger, or (2) is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER, AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Regulatory Matters

Although we do not believe the transaction requires regulatory approvals, we and Ranger have agreed to obtain any regulatory approvals from, or make additional regulatory notifications to, various state and foreign competition authorities, if required.

Despite our general obligation to use commercially reasonable efforts to obtain necessary consents and approvals, Ranger is not required to offer or commit to divest any business or assets or to agree to any limitation on the conduct of its or any of its subsidiaries’ businesses in connection with obtaining necessary approvals to consummate the merger.

Dissenters’ Rights

Under applicable Florida law, National Coal shareholders will not be entitled to any dissenters’ rights with respect to the merger.

THE MERGER AGREEMENT

This section describes material provisions of the merger agreement. Because the description of the merger agreement contained in this document is a summary, it does not contain all of the information that may be important to you. You should carefully read the entire copy of the merger agreement attached as Annex A to this document, which is incorporated into this document by reference, before you decide how to vote.

The following summary description of the material provisions of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement. A copy of the merger agreement is attached as Annex A to this document. However, you are cautioned that the following summary and the copy of the merger agreement included with this document are not intended to provide you with information concerning the condition (financial or otherwise) of any of the parties to the merger agreement. Specifically, although the merger agreement contains various representations and warranties of the parties, the assertions embodied in those representations and warranties were made for purposes of the merger agreement and closing conditions thereunder and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement (including exceptions to the representations and warranties that were set forth in schedules that are not included with this document). In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to National Coal shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, you should not look to or rely on the representations and warranties in the merger agreement for information about the parties to the merger agreement. Investors should read the merger agreement together with the other information concerning National Coal that the Company publicly files in reports and statements with the Securities and Exchange Commission.

Structure of the Merger

The merger agreement provides for the merger of National Coal with and into Merger Sub, a wholly-owned Delaware subsidiary of Ranger. After the merger, Merger Sub will continue as the surviving company and will remain a wholly-owned subsidiary of Ranger.

Completion and Effectiveness of the Merger

Subject to the satisfaction or waiver of the other conditions to the merger, the merger will be completed as promptly as practicable. The merger will become effective at a closing which will take place not later than the second business day after the last of the conditions to completion of the merger is satisfied or waived, except as otherwise agreed by Ranger and National Coal.

Merger Consideration

At the effective time of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger (including any shares of common stock issued prior to the effective time upon exercise of options), other than shares held by us, Ranger or Merger Sub or any of our or their wholly-owned subsidiaries, will be automatically converted into the right to receive $1.00 in cash, without interest and less any applicable withholding taxes.

Treatment of Stock Options and Stock Based Awards

The merger agreement provides that prior to the effective time of the merger, we will cause any unvested options to vest immediately prior to the effective time of the merger. All outstanding options to purchase shares of our common stock will then be cancelled at the effective time of the merger and the holder will receive a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $1.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to the option.

Additionally, the merger agreement provides that prior to the effective time of the merger, we will cause any unvested restricted stock to be fully vested immediately prior to the effective time of the merger. Holders of then-vested restricted stock will receive the same consideration as all other holders of our common stock, $1.00 per share in cash, without interest and less any applicable withholding taxes.

Exchange Procedures

You should not send stock certificates with your proxy card and should not surrender stock certificates prior to the completion of the merger and the receipt of a letter of transmittal. The payment agent for the merger will mail out letters of transmittal as soon as reasonably practicable after the effective time of the merger, which will include instructions for surrender of your National Coal stock certificates.

Conditions to the Completion of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

Ranger and we are obligated to effect the merger only if the following conditions are satisfied or waived:

•	the holders of the number of the outstanding shares of our common stock required under applicable law to approve the merger must have voted in favor of approving the merger agreement;

•

all consents, approvals and authorizations of any governmental authority or other person required to be obtained to consummate the merger, the failure of which to be obtained, individually or in the aggregate, would have a material adverse effect on Ranger or National Coal, shall have been obtained; and

•	no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree shall be in effect which prohibits, restrains or renders illegal the consummation of the merger.

Ranger will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•

each of our representations and warranties contained in the merger agreement must have been true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect on National Coal), in each case at and as of the date of the merger agreement and as though made at and as of the effective time of the merger (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on National Coal; provided, however, that certain representations and warranties with regard to the capitalization of National Coal and the absence of certain changes since the date the merger agreement was signed shall be true and correct in all respects (other than with respect certain stated exceptions) as of the date of the merger agreement and as of the effective time of the merger as though made on and as of the effective time of the merger (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date);

•

we must have performed or complied in all material respects with all agreements and covenants required to be performed by us under the merger agreement at or prior to the effective time of the merger; and

•	holders of no more than 10.0% of our outstanding shares of common stock shall have perfected, or have the continuing right to perfect, dissenters’ rights, if any, available to such holders.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•

each representation and warranty of Ranger and Merger Sub contained in the merger agreement must have been true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect on Ranger), in each case at and as of the date of the merger agreement and at and as of the effective time of the merger as though made at and as of the effective time of the merger (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Ranger; and

•

Ranger and Merger Sub must have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the effective time of the merger.

Material Adverse Effect

Material Adverse Effect on National Coal

The merger agreement provides that a “material adverse effect” means, when used in connection with us, any change, effect, event or development, that is or would be reasonably expected to be materially adverse to the business, assets, liabilities, results of operation or financial condition of us and our subsidiaries taken as a whole, or is or would reasonably be expected to impair in any material respect our ability to consummate any of the transactions contemplated by the merger agreement without any material delay.

However, the effects arising from or relating to any of the following will not be deemed to be, or to contribute to, or to be taken into account in determining whether there has been or will be a material adverse effect on us:

•

changes, events or developments in or affecting general economic or regulatory conditions (including changes in law), or in the securities, credit or financial markets, the industry in which we operate generally or in any specific jurisdiction or any law or regulatory, legislative or other political conditions or developments, in each case, to the extent such changes do not affect us in a disproportionate manner relative to other participants in the industries in which we operate;

•	public disclosure of the merger agreement or the transactions contemplated thereby, including the identity and/or structure of Ranger and its affiliates;

•	any taking of any action required by the merger agreement, including but not limited to the conversion of our subsidiaries into limited liability companies;

•	changes in U.S. generally accepted accounting principles, or the interpretation thereof;

•

changes in the share price or trading volume of our common stock or our failure to meet internal or external projections or forecasts (unless due to a circumstance which would separately constitute a material adverse effect on us); or

•	any conditions resulting from natural or manmade disasters or other acts of God.

Material Adverse Effect on Ranger

The merger agreement provides that a material adverse effect on Ranger means an adverse effect, in any material respect, prevention or material delay of the ability of Ranger or Merger Sub to observe and perform their respective material obligations under the merger agreement or consummate the transactions contemplated by the merger agreement.

No Solicitation

We have agreed that neither we nor any of our subsidiaries nor any of our and their respective directors, officers or employees shall, and we shall cause our and our subsidiaries’ directors, officers, managers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent, representative or controlled affiliate, not to, directly or indirectly:

•	solicit, knowingly initiate or knowingly encourage, or knowingly facilitate, any acquisition proposal or the making or consummation thereof;

•

enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information in connection with, or enter into any agreement with respect to, any acquisition proposal;

•	waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any person (other than Ranger) with respect to National Coal or any of our subsidiaries;

•

take any action to make the provisions of any otherwise applicable “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation, or any restrictive provision of any applicable anti-takeover provision in our articles or bylaws, inapplicable to any transactions contemplated by an acquisition proposal; or

•	authorize any of, or commit or agree to do any of the foregoing.

The merger agreement does provide that, in response to an unsolicited bona fide written acquisition proposal submitted by a person or group, we may:

•

furnish information with respect to us and our subsidiaries to the person making the acquisition proposal, and its representatives, pursuant to a customary confidentiality agreement no less restrictive to such person than the confidentiality provisions agreed to by Ranger in the merger agreement; and

•	participate in discussions or negotiations with the person making such acquisition proposal, and its representatives, regarding such acquisition proposal;

provided that:

•

neither we nor our subsidiaries, or any of our respective representatives, have violated any of the covenants prohibiting solicitation of alternative transactions in connection with that acquisition proposal;

•

our board of directors concludes in good faith, after consultation with its financial advisor and outside legal counsel, that the acquisition proposal constitutes or could reasonably be expected to lead to a “superior proposal”;

•

our board of directors concludes in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law; and

•	all information we provide to such person has previously been provided to Ranger or is provided to Ranger prior to or substantially concurrent with the time it is provided to such person.

We have also agreed to notify Ranger orally and in writing as promptly as practicable, and in any event within two business days following, our receipt of any acquisition proposal, such notice to include the identity of the person making the acquisition proposal and a copy of the acquisition proposal, including draft agreements or term sheets submitted in connection therewith, including any modifications thereto. If no agreement or term sheet is available, we must provide a reasonably detailed description of the acquisition proposal. We have also agreed to keep Ranger reasonably informed in all material respects of the status and details, including any change in terms, of any acquisition proposal and provide to Ranger as soon as reasonably practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to us or any of our subsidiaries from any person that describes any of the terms or conditions of any acquisition proposal.

Our board of directors may withdraw, modify or qualify its recommendation in favor of approval of the merger agreement, or approve or recommend an acquisition proposal, but only if all of the following conditions are met:

•	such action occurs prior to us obtaining approval of the merger agreement by our shareholders;

•	an acquisition proposal is made to us and our board of directors determines that the acquisition proposal constitutes a superior proposal;

•

neither we nor any of our subsidiaries nor any of our respective representatives have violated any of the restrictions contained in the covenants in the merger agreement related to holding our shareholder meeting and prohibiting solicitation of alternative transactions;

•	we must have delivered to Ranger at least three business days prior written notice of our intent to effect the change of recommendation or approve or recommend an acquisition proposal;

•	after delivering the change of recommendation notice described in the prior bullet point, we must negotiate in good faith with Ranger to amend the terms and conditions of the merger agreement; and

•

our board of directors must conclude in good faith, after consultation with its outside legal counsel, that in light of that superior proposal, and after considering any adjustments or negotiations with Ranger, the failure to make a change of recommendation or approve or recommend the acquisition proposal would be inconsistent with our board of directors’ fiduciary duties under applicable law.

The merger agreement provides that the term “acquisition proposal” means any inquiry, proposal or offer from any third party relating to, or that could reasonably be expected to lead to, a transaction or series of related transactions involving:

•

any direct or indirect acquisition or purchase of assets (including equity securities of any of our subsidiaries) or businesses that constitute 15% or more of the revenues, net income or assets of National Coal and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of National Coal or any of our significant subsidiaries (as such term is defined in Rule 12b-2 under the Exchange Act);

•	any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of our equity securities; or

•

any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, share exchange or similar transaction involving us or any of our subsidiaries, in each case, pursuant to which any person or the shareholders of any person would own 15% or more of any class of our equity securities or of any resulting parent company of ours.

The merger agreement provides that the term “superior proposal” means any bona fide proposal or offer from any third party that:

•

if consummated would result in such person or its shareholders owning, directly or indirectly, more than 50% of our outstanding common stock (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or more than 50% of the assets of National Coal and our subsidiaries (including equity securities of any of our subsidiaries);

•

our board of directors reasonably determines, after consultation with its financial advisor and outside legal advisors, taking into account all financial, legal, regulatory and other aspects of such proposal or offer (including any break-up fee, expense reimbursement provisions, conditions to consummation and financing terms) and the person making the proposal or offer, to be more favorable to our shareholders from a financial point of view than the transactions contemplated by the merger agreement; and

•

provides that all of our 10.5% senior secured notes due 2010 owned by Ranger or any of its affiliates shall be redeemed or purchased by us or the person making such proposal, at a price of at least 100% of the principal amount thereof plus accrued and unpaid interest, simultaneously with the closing of the transaction contemplated by such proposal.

Termination

The merger agreement may be terminated under the following circumstances:

•	by mutual written consent of Ranger and Merger Sub, on the one hand, and us;

•

by either Ranger or us if the merger has not been completed by December 14, 2010 for any reason; provided, however, that the right to terminate the merger agreement will not be available to any party if the failure of the closing to occur by such date shall be due principally to the material breach of, or the failure of such party to perform or comply in all material respects with their representations, warranties, covenants and agreements in the merger agreement;

•

by either Ranger or us if a governmental entity issues an order, decree or ruling or takes any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable; provided that the terminating party’s material breach of the merger agreement was not the principal cause of such inability to consummate the merger;

•

by either Ranger or us if the merger agreement has been voted on by our shareholders at a meeting called for such purpose, which meeting has been completed, and our shareholders do not approve the merger agreement by the required vote;

•

by us, upon a breach of any representation, warranty, covenant or agreement on the part of Ranger or Merger Sub set forth in the merger agreement, in either case such that the closing conditions set forth in the merger agreement relating to Ranger’s representations, warranties, covenants and agreements would not be satisfied as of the time of the breach (subject to a 15 calendar day cure period in certain instances);

•

by Ranger or Merger Sub, upon a breach of any representation, warranty, covenant or agreement on our part as set forth in the merger agreement, in either case such that the closing conditions set forth in the merger agreement relating to our representations, warranties, covenants and agreements would not be satisfied as of the time of the breach (subject to a 15 calendar day cure period in certain instances);

•

by us, if prior to obtaining the required shareholder vote to approve the merger, (i) our board of directors withdraws, modifies or qualifies its recommendation in favor of approval of the merger agreement in any manner adverse to Ranger or Merger Sub, or makes any other public statement materially inconsistent with the board of directors’ recommendation of the merger, (ii) we enter into a definitive agreement for a superior proposal concurrently with our termination of the merger agreement, and (iii) we pay Ranger a $500,000 termination fee; or

•

by Ranger or Merger Sub if, prior to obtaining the required shareholder vote to approve the merger, (i) our board of directors withdraws, modifies or qualifies its recommendation in favor of approval of the merger agreement in any manner adverse to Ranger or Merger Sub, or makes any other public statement materially inconsistent with the board of directors’ recommendation of the merger, (ii) we breach or fail to perform in any material respect our obligations in the merger agreement relating to our shareholders’ meeting or prohibiting solicitation of alternative transactions (excluding inadvertent breaches subject to a three business day cure period in certain instances), (iii) we or our board of directors shall approve, recommend or enter into any other agreement with respect to an acquisition proposal, or (iv) we or our board of directors publicly proposes or announces its intention to do any of the above, upon which termination we will be required to pay Ranger a $500,000 termination fee.

Shareholders’ Meeting

We have agreed in the merger agreement to hold our shareholders’ meeting to approve the merger agreement as promptly as practicable. The merger agreement provides that we must use our commercially reasonable efforts to solicit from our shareholders proxies in favor of the approval of the merger agreement, and unless our board of directors withdraws its recommendation in accordance with the merger agreement, include in this proxy statement and make at the meeting the recommendation of our board of directors that our shareholders approve and adopt the merger agreement.

Unless the merger agreement has been first validly terminated as described under the section “The Merger Agreement — Termination”, we are obligated to file and mail this proxy statement, solicit proxies for the shareholders’ meeting, call, notice, convene and hold the shareholders’ meeting, and submit the merger agreement for approval by our shareholders at the shareholders’ meeting even if our board of directors has made a change of recommendation and no longer recommends that the shareholders vote in favor of approval of the merger agreement. Additionally, unless the merger agreement has been first validly terminated, we may not submit any acquisition proposal to the vote of our shareholders or publicly propose to do so.

Conduct of Business Pending the Merger

Under the merger agreement, we have agreed that prior to the effective time of the merger, subject to certain exceptions, unless we obtain Ranger’s written consent (and Ranger’s decision with respect to that consent may not be unreasonably withheld, conditioned or delayed) we will and will cause each of our subsidiaries to:

•	carry on our business in the ordinary course; and

•

use all commercially reasonable efforts to maintain and preserve our business organization and goodwill, keep available the services of our officers, employees and consultants, and preserve our relationships with customers, suppliers, lessors, other business relationships and governmental authorities.

In addition, without the prior written consent of Ranger, except as specifically permitted or required by the merger agreement or as disclosed to Ranger, during the period from the date of the merger agreement and continuing until the earlier of the termination of the merger agreement pursuant to its terms or the effective time of the merger, we may not, and may not permit our subsidiaries to, do any of the following:

•	propose or adopt any amendments to our charter documents;

•	engage in any other merger or consolidation, other than the merger with Ranger and other than any mergers or consolidations among us and our subsidiaries or among our subsidiaries;

•

redeem, repurchase, or defease any indebtedness for borrowed money, other than (i) at stated maturity and any required amortization payments and mandatory prepayments, in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof or as modified with the consent of Ranger, or (ii) any of the foregoing relating to intercompany indebtedness;

•

incur, create, assume, guarantee or otherwise become liable for, or modify the terms of, any indebtedness for borrowed money (including the issuance of any debt security) other than intercompany indebtedness;

•	acquire, directly or indirectly, assets, properties, rights or all or any significant portion of any other person or business with a value in excess of $50,000 in the aggregate;

•	authorize, make or commit to any capital expenditures in excess of $100,000 in the aggregate except for those capital expenditures included in our 2010 annual budget;

•	make any loans, advances or capital contributions to, or investments in excess of $50,000 in the aggregate;

•	pledge or otherwise encumber, or subject to any lien, claim or encumbrance, any of our equity securities;

•

sell, lease, license or otherwise transfer or dispose of, or mortgage, pledge or otherwise encumber or subject to any lien, claim or encumbrance, any of our assets, tangible or intangible, real or personal, in an amount in excess of $50,000, in the aggregate, except sales of coal in the ordinary course of business on arm’s-length terms;

•	split, combine or reclassify any of our equity securities or amend the terms of any our equity securities;

•	declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of our equity securities;

•

issue, sell, authorize the issuance or sale of or offer to issue or sell any of our equity securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, any of our equity securities, other than in connection with certain exceptions including transactions related to our equity incentive plans;

•

enter into, modify, amend or terminate certain contracts or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (i) prevent or materially delay or impair our ability to consummate the merger transactions, or (ii) impair in any material respect our ability to conduct business as currently conducted;

•	adopt, enter into, amend or terminate any of our benefit plans or enter into, amend or terminate any collective bargaining agreement or any employment contract or arrangement;

•	take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any of our benefit plans;

•

grant any material severance or termination pay to, or materially increase the compensation or fringe benefits of, or loan or advance any money or other material property to, any of our officers, directors or employees;

•	grant any equity or equity-based awards;

•	remove any existing restrictions in any of our benefit plans or awards made thereunder;

•

pay, discharge, satisfy, settle or compromise, or release, dismiss or otherwise dispose of any liabilities, obligations or actions that are material to us, other than the payment, discharge, settlement or satisfaction in the ordinary course of business or in accordance with their terms of liabilities, obligations or actions reserved against in our financial statements that do not involve any material injunctive relief or impose material restrictions on our business;

•	make any change in financial accounting methods, principles or practices materially affecting our reported consolidated assets, liabilities or results of operations;

•

authorize or adopt, or publicly propose, a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, bankruptcy, recapitalization or other reorganization (other than the merger with Ranger and consolidations, mergers or reorganizations among us and our subsidiaries or among any of our subsidiaries); or

•	authorize, or agree or commit to do, any of the actions described in the previous bullet points.

Amendment; Waiver

The merger agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of Ranger and us, provided, however, that once the merger agreement is approved by our shareholders, no amendment may be made which would then require further approval of our shareholders under applicable law unless such approval has been obtained.

At any time prior to the effective time of the merger, any party may:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•

to the extent legally allowed, waive any inaccuracies in the representations and warranties made to that party contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

•	subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of that party contained in the merger agreement.

Any extension or waivers must be in writing. Delay in exercising any right under the merger agreement does not constitute a waiver of that right.

Expenses

The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties will be borne by the party incurring those fees and expenses.

Termination Fee

The merger agreement requires that we pay Ranger a termination fee of $500,000 if:

•

prior to approval of the merger agreement by our shareholders, our board of directors effects a change of recommendation pursuant to and in compliance with the merger agreement and we enter into a definitive agreement with respect to a superior proposal concurrently with our termination of the merger agreement;

•

prior to approval of the merger agreement by our shareholders, the merger agreement is terminated by Ranger or Merger Sub because our board of directors has effected a change of recommendation or we or our board of directors have approved, recommended or entered into any other agreement with respect to an acquisition proposal; or

•

following the date of the merger agreement and prior to the termination of the merger agreement, an acquisition proposal is made to us or made directly to our shareholders generally or otherwise becomes publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an acquisition proposal, thereafter the merger agreement is terminated (i) by us or Ranger because the effective time of the merger has not occurred by December 14, 2010, (ii) by us or Ranger because the required approval of our shareholders contemplated by the merger agreement is not obtained by reason of the failure to obtain the required vote at the shareholders meeting, (iii) by Ranger or Merger Sub as a result of our breach of any covenant set forth in the merger agreement which remains uncured, (iv) by Ranger or Merger Sub if we breach or fail to perform in any material respect our obligations in the merger agreement relating to our shareholders’ meeting or prohibiting solicitation of alternative transactions, or (v) by Ranger or Merger Sub if we or our board of directors publicly proposes or announces its intention to make a change in recommendation, breach our obligations in the merger agreement relating to our shareholders’ meeting or prohibiting solicitation of alternative transactions, or approve, recommend or enter into any other agreement with respect to an acquisition proposal, in each case pursuant to the terms of the merger agreement, and within 12 months after termination of the merger agreement we enter into a definitive agreement with respect to, or consummate the transactions contemplated by, an acquisition proposal, regardless of whether the acquisition proposal is made before or after termination of the merger agreement or is the same acquisition proposal that occurred prior to termination of the merger agreement.

If we fail to pay Ranger the termination fee when due, we must pay Ranger the costs and expenses (including reasonable legal fees and expenses) incurred by Ranger and Merger Sub to collect the termination fee.

In addition, if we fail to pay Ranger any amount payable under the merger agreement when due (including the termination fee) or Ranger fails to pay us any amount payable under the merger agreement when due, we or Ranger, as the case may be, shall pay interest on such amount at the rate of 10% per annum from the date such amount became due and owing through and including the date of payment.

If the termination fee is paid to and accepted by Ranger, then the payment of such amount is the sole and exclusive monetary remedy of Ranger and Merger Sub against us for, and in no event will Ranger or Merger Sub have the right to recover any other money damages or any other monetary remedy based on a claim in law or equity with respect to, any failure of the merger to be consummated or any claims or actions arising out of or relating to any breach, termination or failure of or under the merger agreement, and upon payment and acceptance of the termination fee, neither National Coal nor any of our representatives or affiliates shall have any further liability or obligation to Ranger or Merger Sub relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement; provided that in no event will a termination fee be in lieu of damages incurred as a result of the fraud or willful breach of the merger agreement.

Representations and Warranties

The merger agreement contains customary representations and warranties relating to, among other things:

•	corporate organization and similar matters with respect to each of Ranger, Merger Sub and us;

•	our subsidiaries;

•	our charter documents;

•	our capital structure;

•	authorization, execution, delivery, performance and enforceability of the merger agreement and related matters with respect to each of Ranger, Merger Sub and us;

•	applicability of certain state takeover statutes’ requirements to us;

•	our board of directors’ approval of the merger agreement;

•	required vote of our shareholders;

•

required consents, approvals, orders and authorizations of, and notices to, governmental authorities and third parties relating to the merger agreement and related matters with respect to each of Ranger, Merger Sub and us;

•	the absence of undisclosed liabilities by us;

•	documents we have filed with the Securities and Exchange Commission, the accuracy of the financial statements and other information contained in those documents, and our internal controls;

•	the accuracy of information supplied by each of Ranger, Merger Sub and us in connection with this proxy statement;

•	absence of certain changes in our business since June 30, 2010;

•

agent, brokerage, investment banker, and financial advisory fees and expenses payable by Ranger, Merger Sub or us in connection with the merger agreement and the transactions contemplated by the merger agreement;

•	receipt by us of the fairness opinion of Dahlman Rose;

•	our compliance with applicable laws and permits;

•	our employee benefit plans and matters relating to the Employee Retirement Income Security Act with respect to us;

•	pending or threatened litigation against us and pending or threatened government investigations;

•	tax matters with respect to us;

•	environmental matters with respect to us;

•	our intellectual property;

•	our real and personal property;

•	certain of our contracts;

•	our insurance policies;

•	transactions with our affiliates;

•	our outstanding indebtedness;

•	our bank accounts and powers of attorney;

•	the existence or absence of any permit blocking;

•	interim operations of Merger Sub; and

•	Ranger’s access to funds from its affiliates in order to consummate the merger.

Limited Guaranty

On October 25, 2010, after we signed the merger agreement, James C. Justice Companies, Inc. (“JCJC”), a company owned and controlled by the Justice family and an affiliate of Ranger, entered into a limited guaranty in favor of National Coal, pursuant to which JCJC will perform or satisfy, or cause Ranger or one or more of JCJC’s other affiliated or related entities to perform or satisfy, Ranger’s obligation to deposit the merger consideration with the disbursing agent pursuant to the merger agreement if, as and when such obligation becomes due. Under no circumstances will the aggregate liability of JCJC under the limited guaranty exceed $9,000,000.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

If at or prior to the special meeting of shareholders, the number of shares of our common stock present or represented and voting in favor of approval of the merger agreement is insufficient to approve that proposal under Florida law, we intend to move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies in respect of such proposal. In that event, we will ask our shareholders to vote only upon the adjournment proposal, and not the proposal regarding the approval of the merger agreement.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting Daniel A. Roling and Les Wagner, as proxies, the authority to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the shareholders approve the adjournment proposal, our management could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the merger agreement to defeat that proposal, our management could adjourn the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of approval of the merger agreement.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary or appropriate, requires a majority of the voting power present at the meeting, in person or represented by proxy. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adjournment proposal. No proxy that is specifically marked “AGAINST” approval of the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal. Shares of our stock held by persons attending the special meeting but abstaining from voting and broker non-votes will not have any effect on the adjournment proposal.

Our board of directors believes that if the number of shares of our common stock present or represented at the special meeting and voting in favor of approval of the merger agreement is insufficient to approve that proposal, it is in the best interests of us and our shareholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes in favor of approval of the merger agreement.

Our board of directors recommends that you vote “FOR” the adjournment proposal.

MARKET PRICE AND DIVIDEND DATA

We did not pay or declare cash dividends in fiscal year 2008, fiscal year 2009 or fiscal year 2010 to date, and we do not currently anticipate paying any cash dividends in the foreseeable future.

Our common stock is listed on The Nasdaq Stock Market and trades under the symbol of “NCOC” on The Nasdaq Global Market. The following table sets forth the range of high and low closing prices for our common stock for each quarter during the fiscal periods indicated, as reported on The Nasdaq Global Market.

	Common Stock Price*
Fiscal Period	High	Low
Fiscal Year 2008
First Quarter	$22.00	$17.12
Second Quarter	$42.20	$18.44
Third Quarter	$34.80	$19.20
Fourth Quarter	$19.76	$3.32

Fiscal Year 2009
First Quarter	$6.32	$2.44
Second Quarter	$9.92	$4.56
Third Quarter	$5.96	$2.92
Fourth Quarter	$5.28	$3.28

Fiscal Year 2010
First Quarter	$4.16	$2.25
Second Quarter	$2.32	$0.60
Third Quarter	$1.04	$0.48
Fourth Quarter (through October 22, 2010)	$0.99	$0.97

*	All per share price amounts have been adjusted to reflect the effect of the 1 for 4 reverse stock split of our common stock completed on June 22, 2010.

The following table sets forth the closing per share sales price of our common stock, as reported on The Nasdaq Global Market on September 27, 2010, the last full trading day before the public announcement of the proposed merger, and on October 22, 2010, the latest practicable trading day before the printing of this proxy statement:

Closing Price
September 27, 2010	$0.65
October 22, 2010	$0.98

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of October 19, 2010 with respect to:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Common shares underlying warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding at October 19, 2010. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

The information presented in this table is based on 8,545,765 shares of our common stock outstanding on October 19, 2010. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o National Coal Corp., 8915 George Williams Road, Knoxville, Tennessee 37923.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Directors and Named Executive Officers:
Daniel A. Roling (1)	343,572	3.9
Les H. Wagner (2)	2,500	*
Kenneth Scott (3)	39,277	*
Gerald J. Malys (4)	33,438	*
Marc Solochek (5)	11,626	*

Directors and Executive Officers as a Group (5 persons) (6)	430,413	4.9

5% Shareholders:
Crestview Capital Master LLC (7)	531,681	6.2
Fayez S. Sarofim	446,250	5.2

*	Less than 1%.
(1)	Consists of (i) 178,437 common shares and (ii) 165,135 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of October 4, 2010.
(2)	Consists of (i) 1,250 common shares and (ii) 1,250 common shares reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable within 60 days of October 4, 2010.
(3)	Consists of (i) 9,375 common shares and (ii) 29,902 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of October 4, 2010.
(4)	Consists of (i) 4,625 common shares and (ii) 28,813 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of October 4, 2010.

(5)	Consists of (i) 1,875 common shares and (ii) 9,751 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of October 4, 2010.
(6)	Consists of (i) 195,562 common shares and (ii) 234,851 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of October 4, 2010.
(7)	Consists of 531,681 common shares. Crestview Partners, the sole manager of Crestview, and Stewart Flink, Robert Hoyt and Daniel Warsh, the managers of Crestview Partners, exercise voting and investment control over the securities held by Crestview Capital Master LLC. Each of Crestview Partners, and Messers. Flink, Hoyt and Warsh, expressly disclaims beneficial ownership in these securities, except to the extent of their respective pecuniary interests therein.

2011 SHAREHOLDER PROPOSALS

We will hold our 2011 annual meeting of shareholders only if the merger is not consummated because following the merger our common stock will be delisted from The Nasdaq Global Market, our common stock will be deregistered under the Exchange Act and we will no longer be a publicly-held company. Any shareholder who intends to present a proposal at the 2011 annual meeting of shareholders for inclusion in our proxy statement and proxy form relating to such annual meeting must submit such proposal to us at our principal executive offices no later than January 21, 2011. In addition, in the event a shareholder proposal is not received by the Company by April 6, 2011, the proxy to be solicited by the board of directors for the 2011 annual meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2011 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

SEC rules and regulations provide that if the date of our 2011 annual meeting is advanced or delayed more than 30 days from first anniversary of the 2010 annual meeting, shareholder proposals intended to be included in the proxy materials for the 2011 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2011 annual meeting. If the merger is not consummated and we determine that the date of the 2011 annual meeting will be advanced or delayed by more than 30 days from the first anniversary of the 2010 annual meeting, we will publicly disclose such change.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is presented properly for consideration and action at the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Ranger and Merger Sub are not participants in the solicitation made by this proxy statement. None of Ranger or Merger Sub has any interest in the solicitation other than as a result of Ranger’s agreement to acquire all of the outstanding shares of our common stock pursuant to the terms of the merger agreement,

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to National Coal Corp., Corporate Secretary, 8915 George Williams Road, Knoxville, TN 37923, (865) 690-6900, corp@nationalcoal.com. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to our Investors page on our corporate web site at http://www.nationalcoal.com/investors.php (click on “SEC Filings”). Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (filed on March 31, 2010), as amended on April 30, 2010;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2010 (filed on May 17, 2010) and for the fiscal quarter ended June 30, 2010 (filed on August 10, 2010); and

•

Current Reports filed on Form 8-K dated January 5, 2010 (filed on January 8, 2010); dated January 8, 2010 (filed on January 13, 2010); dated March 31, 2010 (filed on April 5, 2010), but not with respect to information disclosed under Item 2.02 therein; dated April 8, 2010 (filed on April 14, 2010); dated April 16, 2010 (filed on April 22, 2010); dated April 20, 2010 (filed on April 26, 2010); dated May 18, 2010 (filed on May 24, 2010); dated June 16, 2010 (filed on June 21, 2010); dated June 21, 2010 (filed on June 25, 2010); dated June 30, 2010 (filed on July 7, 2010); dated July 8, 2010 (filed on July 14, 2010); dated August 10, 2010 (filed on August 13, 2010), but not with respect to information disclosed under Item 2.02 therein; dated September 10, 2010 (filed on September 16, 2010); and dated September 27, 2010 (filed on September 29, 2010).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements, the proxy card, and any of the documents incorporated by reference in this document or other information concerning us, without charge, by contacting National Coal Corp., Corporate Secretary, 8915

George Williams Road, Knoxville, TN 37923, (865) 690-6900, corp@nationalcoal.com. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 25, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS NOR THE PAYMENT OF CASH IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NATIONAL COAL CORP.

RANGER ENERGY INVESTMENTS, LLC

AND

RANGER COAL HOLDINGS, LLC

September 27, 2010

i

INDEX OF DEFINED TERMS

Page
Action	17
Active Operating Properties and Reserves	1
Affiliate	1
Agreement	1
Book-Entry Share	7
Business Day	2
CERCLA	3
Certificate	7
Certificate of Merger	6
Closing	7
Closing Date	7
Coal Act	17
Code	2
Company	1
Company Acquisition Proposal	29
Company Articles	11
Company Benefit Plan	2
Company Bylaws	11
Company Disclosure Letter	11
Company Equity Awards	2
Company Intellectual Property	19
Company Options	2
Company Proxy Statement	2
Company Restricted Shares	7
Company SEC Reports	14
Company Securities	13
Company Shareholder Meeting	26
Company Stock Plan	2
Company Warrants	2
Confidential Information	2
Contract	12
Conversion Transactions	33
Covered Claim	39
Disbursing Agent	7
Dissenting Shares	7
DLLCA	6
Effective Time	6
Employment Agreement	2
End Date	35
Environment	3
Environmental and Safety Laws	3
ERISA	3
ERISA Affiliate	16
Exchange Act	3
FBCA	6
Financial Advisor	15

Page
GAAP	3
Governmental Authority	3
Hazardous Materials	3
Indebtedness	3
Indemnified Parties	30
IRS	16
Knowledge	4
Law	4
Liens	4
Material Adverse Effect on Parent	23
Material Adverse Effect on the Company	4
Merger	1
Merger Consideration	7
Merger Shares	7
Merger Sub	1
Mining Title	4
Operating Facilities	4
Order	4
Other Real Property	5
Owned Real Property	20
Parent	1
Parent Disclosure Letter	22
Permits	5
Permitted Liens	5
Person	5
Proxy Materials	30
Real Property Leases	20
Recommendation	26
Recommendation Withdrawal	5
Release	5
Representative	5
Requisite Shareholder Vote	11
Restraint	33
Sarbanes-Oxley Act	14
SEC	5
Securities Act	5
Shares	1
SMCRA	3
Specified Contract	21
Subsidiary	5
Superior Proposal	29
Surviving Entity	1
Takeover Statute	6
Tax	6
Tax Return	6
Termination Fee	6

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of this 27th day of September, 2010 by and among NATIONAL COAL CORP., a Florida corporation (the “Company”), RANGER ENERGY INVESTMENTS, LLC, a Delaware limited liability company (“Parent”) and RANGER COAL HOLDINGS, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

A. The parties intend that the Company be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a direct or indirect wholly owned subsidiary of Parent (the “Surviving Entity”).

B. The Board of Directors of the Company has (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Merger, and (iii) resolved to recommend that shareholders of the Company approve and adopt this Agreement.

C. The respective Boards of Managers of Parent and Merger Sub have unanimously approved this Agreement.

D. In the Merger, subject to the terms of Article II hereof, each share of common stock, $0.0001 par value per share, of the Company (including Company Restricted Shares (as hereinafter defined), the “Shares”), other than those shares, if any, held by Parent, Merger Sub, the Company or any wholly owned Subsidiary of the Company, will be converted into the right to receive $1.00 per share in cash.

E. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger, as set forth herein.

F. This Agreement is intended to constitute the agreement of merger required by the FBCA (as hereinafter defined) and the DLLCA (as hereinafter defined) for the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:

“Active Operating Properties and Reserves” means all property included in mining permits currently issued to the Company or any of its Subsidiaries or which will be issued prior to the Closing.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For purposes of this Agreement, Parent and Merger Sub shall be deemed not to be Affiliates of the Company.

“Business Day” means any day other than Saturday, Sunday or any other day on which banks in New York, New York are legally permitted to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means an “employee benefit plan” (within the meaning of Section 3(3) of ERISA including any multiemployer plan within the meaning of Section 3(37) of ERISA) and each compensation or benefit plan, program, policy, practice, agreement or arrangement, including without limitation all stock ownership, stock purchase, stock option, phantom stock or other equity-based retirement, vacation, severance, disability, death benefit, employment, change-in-control, fringe benefit, bonus, incentive, pension, profit sharing, medical, and deferred compensation plan, program, policy, practice, agreement or arrangement, whether or not subject to ERISA, which is sponsored, maintained or contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries.

“Company Equity Awards” means Company Options and Company Warrants.

“Company Options” means outstanding options to acquire Shares from the Company granted under the Company Stock Plan.

“Company Proxy Statement” means the proxy statement, together with any amendments or supplements thereto and any other related proxy materials, relating to the approval of this Agreement by the Company’s shareholders prepared in accordance with applicable Law.

“Company Stock Plan” means the Amended and Restated 2004 National Coal Corp. Option Plan.

“Company Warrants” means outstanding warrants to acquire Shares from the Company.

“Confidential Information” means any information provided by the Company or its Representatives to Parent or Merger Sub or their respective Representatives regarding the business operations of the Company and its Subsidiaries, including, but not limited to, any business, technical, marketing, financial or other information, business strategies, customer lists, price lists, cost information, employee information, contracts, leases or other agreements, compilations, programs, devices, methods, techniques and processes, process descriptions, or descriptions of technical know how, along with all notes, analyses, compilations, studies or other documents prepared by Parent or Merger Sub or their respective Representatives which contain or reflect such information; provided, however, that the term “Confidential Information” shall not include information which is: (a) already known to Parent or Merger Sub or their respective Representatives at the time that it is disclosed by the Company or its Representatives; (b) publicly known at the time of the disclosure to Parent or Merger Sub or their respective Representatives; or (c) available to Parent or Merger Sub or their respective Representatives on a non-confidential basis from a source other than the Company or its Subsidiaries provided that such source is not known to Parent or Merger Sub to be bound by a confidentiality obligation to the Company or its Subsidiaries. Confidential Information may be delivered in written or oral form, expressed in electronic media or otherwise and may be tangible or intangible.

“Employment Agreement” means any employment, severance, retention, bonus, termination, indemnification, change-in-control or similar Contract or plan between the Company or any of its Subsidiaries, on the one hand, and any employee, officer, director or other agent or consultant of the Company or any of its Subsidiaries, on the other hand, or for the benefit of any employee, officer, director or other agent or consultant of the Company or any of its Subsidiaries.

2

“Environment” means any ambient air, surface water, drinking water, groundwater, land surface (whether below or above water), subsurface strata, sediment, plant or animal life and natural resources.

“Environmental and Safety Laws” means all federal, state and local Laws in effect as of the Closing Date concerning: (a) the Environment, including, without limitation, any Law related to pollution, contamination, cleanup, preservation, protection and reclamation of the Environment; (b) the management of any Hazardous Materials, including the presence, use, production, generation, handling, labeling, processing, disposal, storage, treatment, transport, or recycling of any Hazardous Materials, (c) any Release or threatened Release of any Hazardous Materials, including the investigation, assessment, testing, monitoring, containment, clean up, removal, treatment or any other action to address such Release or threatened Release; (d) public health and safety; (e) worker health and safety; (f) mine health or safety; (g) surface and underground mining; and (h) mineral processing or transport. Environmental and Safety Laws shall include, but not be limited to, the Surface Mining Control and Reclamation Act of 1977, as amended, 30 U.S.C. § 1201 et seq. (“SMCRA”), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. (“CERCLA”), the Resources Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq., the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq., the Federal Water Pollution Act, as amended, 33 U.S.C. § 1251 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, as amended, 42 U.S.C. § 300F et seq., the Federal Hazardous Materials Transportation Law, 49 U.S.C. § 5101 et seq., and all other similar federal, state, and local Laws, as well as the terms and conditions of any Permit issued pursuant to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal, state or foreign government, governmental or administrative agency, governmental or regulatory authority, department, commission, court, or organized securities exchange of competent authority, or any non-governmental self-regulatory agency, commission or authority having (through authority granted by a government or governmental agency, authority, department or commission) the force of law.

“Hazardous Materials” means any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or solid waste, and any toxic, radioactive, infectious or hazardous substance, material, or agent.

“Indebtedness” means, as applied to any Person, all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured including, without limitation, (a) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security, including, without limitation, any related party notes payable, (b) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (d) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (e) any liability of such Person in respect of banker’s acceptances or letters of credit, to the extent of amount drawn thereunder, (f) any liability of such Person for deferred compensation payable in cash to any current or former officer, director, employee or consultant,

3

(g) any amounts owed with respect to overdrafts, (h) any liability in respect of interest, fees or other charges in respect of any indebtedness referred to above and (i) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Knowledge” means, with respect to any Person that is not an individual, the actual knowledge of such Person’s executive officers, directors or managers, as applicable, and other employees or consultants in charge of such Person’s accounting, environmental, permitting, land or safety departments and the knowledge that any of such individuals would be reasonably expected to have in the conduct of their respective duties, and, with respect to any Person that is an individual, the actual knowledge of such Person.

“Law” means applicable statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, writs, decrees, licenses, governmental guidelines or interpretations having the force of law, Permits, rules and bylaws, in each case, of a Governmental Authority.

“Liens” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Material Adverse Effect on the Company” means a change, effect, event or development that (a) is or would be reasonably expected to be materially adverse to the business, assets, liabilities, results of operation or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, and no change, effect, event or development to the extent resulting from any of the following, shall be deemed to be, or to contribute to, or be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Company: (i) changes, events or developments in or affecting general economic or regulatory conditions (including changes in Law), or in the securities, credit or financial markets, the industry in which the Company operates generally or in any specific jurisdiction or any Law or regulatory, legislative or other political conditions or developments, in each case, to the extent such changes do not affect the Company and its Subsidiaries in a disproportionate manner relative to other participants in the industries in which the Company and its Subsidiaries operate; (ii) public disclosure of this Agreement or the transactions contemplated hereby, including the identity and/or structure of Parent and its Affiliates; (iii) any taking of any action required by this Agreement, including but not limited to the Conversion Transactions; (iv) changes in GAAP, or the interpretation thereof; (v) changes in the share price or trading volume of the Shares or the failure of the Company to meet internal or external projections or forecasts (unless due to a circumstance which would separately constitute a Material Adverse Effect on the Company); or (vi) any conditions resulting from natural or manmade disasters or other Acts of God; or (b) is or would reasonably be expected to impair in any material respect the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement or to perform its obligations under this Agreement without any material delay.

“Mining Title” means fee simple title to surface and/or coal or an undivided interest in fee simple title thereto or a leasehold interest in all or an undivided interest in surface and/or coal together with no less than those easements, licenses, privileges, rights, and appurtenances as are necessary to (a) mine, remove, and transport coal by surface mining methods or by underground mining methods, as applicable; and (b) operate the Operating Facilities in the manner presently operated.

“Operating Facilities” means any real property rights owned, leased or otherwise controlled by the Company or any of its Subsidiaries where the Company or any of its Subsidiaries has facilities currently used in the coal mining business including office and administrative buildings, mine openings, air shafts, preparation and processing plants, slurries and gob disposal areas, retention and drainage ponds, unfinished reclamation areas, coal terminals, and coal loading and storage facilities.

“Order” means any order, writ, injunction, decree, judgment, award, settlement or stipulation issued, promulgated or entered into by or with any Governmental Authority.

4

“Other Real Property” means any real property rights owned, leased or otherwise controlled by the Company or any of its Subsidiaries other than Active Operating Properties and Reserves and Operating Facilities.

“Permits” means any mining permits, leases, mining rights, mining licenses, re-mining agreement and similar authorizations and approvals and other licenses, franchises, permits, filings, exemptions, notices, certificates, consents, approvals or other similar authorizations of, from or by a Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith and by appropriate proceedings; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Liens or security interests incurred in the ordinary course of business or that secure a liquidated amount that are being contested in good faith and by appropriate proceedings or with respect to which there remains an opportunity to contest, in each case which Liens do not exceed $100,000 in the aggregate; (c) Liens set forth in leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (d) Liens imposed by applicable Law; (e) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (f) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (g) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (h) such non-monetary Liens or other imperfections of title, if any, that, individually or in the aggregate, would not be reasonably likely to (A) materially interfere with the present use or operation of any material property or asset of the Company or any of its Subsidiaries or (B) materially detract from the value of such material property or asset; and (i) Liens the existence of which are specifically disclosed in the notes to the consolidated financial statements of the Company included in any Company SEC Report filed prior to the date of this Agreement.

“Person” means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture, unincorporated organization, group, any other entity or organization or a Governmental Authority.

“Recommendation Withdrawal” means any action by the Board of Directors of the Company or any committee thereof to (a) withdraw, modify or qualify (or publicly propose to withdraw, modify or qualify), in any manner adverse to Parent or Merger Sub, the Recommendation, or (b) make any other public statement materially inconsistent with the Recommendation.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, escape or leaching of any Hazardous Materials into the Environment, whether intentional or unintentional.

“Representative” means, with respect to any Person, such Person’s directors, officers, managers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent, representative or controlled Affiliate.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any other Person of which the first Person owns, directly or indirectly, securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, more than 50% of the equity interests of the second Person).

5

“Takeover Statute” means any state takeover Law (including Section 607.0902 of the FBCA) or similar Law.

“Tax” means all U.S. Federal, state, local, foreign and other taxes (including withholding taxes), assessments, levies, impositions and other governmental charges of any kind or nature whatsoever, together with any interest, penalties or additions imposed with respect thereto.

“Tax Return” means any return, declaration, report, statement, information statement or other document required to be filed with a Governmental Authority with respect to Taxes, including any amendments or supplements to any of the foregoing.

“Termination Fee” means $500,000.

Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Annexes or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Annexes or Schedules, to this Agreement, unless the context expressly provides otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto, including the Company Disclosure Letter. Unless otherwise specified, the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Annexes) and not to any particular provision of this Agreement.

ARTICLE II

THE MERGER

Section 2.1. The Merger.

(a) At the Effective Time, in accordance with the Florida Business Corporation Act (the “FBCA”) and the Delaware Limited Liability Company Act (the “DLLCA”), and upon the terms and subject to the conditions set forth in this Agreement, the Company shall be merged with and into Merger Sub, at which time the separate existence of the Company shall cease and Merger Sub shall survive the Merger as a direct or indirect wholly owned subsidiary of Parent.

(b) Subject to the provisions of this Agreement, at the Closing, the Company and Merger Sub shall file the articles of merger or certificate of merger, as applicable, (each a “Certificate of Merger”) executed in accordance with, and containing such information as is required by, the relevant provisions of the FBCA and the DLLCA with the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware, and shall make all other filings or recordings required under the DLLCA or the FBCA in connection with the Merger. The Merger shall become effective at 11:59 p.m. Eastern Time on the day by which the Certificate of Merger shall have been duly filed with both the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware or at such other, later date and time as is agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the FBCA and the DLLCA (such date and time is hereinafter referred to as the “Effective Time”).

(c) The Merger shall generally have the effects set forth in the applicable provisions of the FBCA and the DLLCA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions

6

and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Entity.

(d) Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, on the second Business Day after the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VIII (other than those conditions to be satisfied or waived by action taken at the Closing). The foregoing notwithstanding, the Closing may be consummated at such other time or date as may be agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” The Closing shall be held at the offices of Frost Brown Todd LLC, 250 West Main Street, Suite 2800, Lexington, Kentucky 40507, unless another place is agreed to in writing by the Company and Parent.

Section 2.2. Conversion of Securities. At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of the Shares:

(a) Each Share (including any Company Restricted Shares) held by the Company or owned directly or indirectly by Parent, Merger Sub or any wholly owned Subsidiary of the Company immediately prior to the Effective Time, if any, shall automatically be canceled and retired and shall cease to exist, and no payment, distribution or other consideration shall be made or delivered with respect thereto.

(b) Each unit of ownership of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable unit of ownership of the Surviving Entity.

(c) Each Share (including any Company Restricted Shares) issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled pursuant to Section 2.2(a) and other than Dissenting Shares) automatically shall be canceled and converted into the right to receive $1.00 in cash (the “Merger Consideration”), without interest, payable to the holder thereof upon surrender of the certificate (a “Certificate”) or the book-entry share (a “Book-Entry Share”) formerly representing such Share in the manner provided in Section 2.4, and such Shares shall no longer be outstanding and shall cease to exist. Such Shares (including any Company Restricted Shares), other than those canceled pursuant to Section 2.2(a), sometimes are referred to herein as the “Merger Shares.”

(d) If, between the date of this Agreement and the Effective Time, the number of outstanding Shares is changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, other than pursuant to the Merger, the amount of Merger Consideration payable per Share and any other dependent items shall be appropriately adjusted to provide the holders of the Shares the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Merger Consideration or other dependent items, subject to further adjustment in accordance with this Section 2.2(d).

(e) Each Share (other than those canceled pursuant to Section 2.2(a) and other than Dissenting Shares) outstanding immediately prior to the Effective Time, issued subject to vesting or other lapse restrictions pursuant to the Company Stock Plan or any applicable restricted stock award agreements (collectively, the “Company Restricted Shares”), shall, by virtue of this Agreement, vest and become free of such restrictions immediately prior to the Effective Time and shall be treated as Shares outstanding and canceled and converted into the right to receive the Merger Consideration in accordance with Section 2.2(c).

7

Section 2.3. Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders who (i) have not voted in favor of or consented to the Merger, (ii) are entitled to demand and have properly demanded their rights to be paid the fair value of such Shares in accordance with Section 607.1302 and Section 607.1321 of the FBCA and (iii) have not effectively withdrawn or lost (through failure to perfect or otherwise) their rights to appraisal (the “Dissenting Shares”) shall not be canceled and converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Sections 607.1301-607.1333 of the FBCA; provided, however, that if any such shareholder of the Company shall fail to perfect or shall effectively waive, withdraw or lose such shareholder’s rights under Section 607.1323 of the FBCA, such shareholder’s Dissenting Shares in respect of which the shareholder would otherwise be entitled to receive fair value under Section 607.1302 of the FBCA shall thereupon be deemed to have been canceled, at the Effective Time, and the holder thereof shall be entitled to receive the Merger Consideration (payable without any interest thereon), as compensation for such cancellation.

(b) The Company shall give (i) Parent prompt notice of any notice received by the Company of intent to demand the fair value of any Shares, withdrawals of such notices and any other instruments or notices served pursuant to Sections 607.1301-607.1333 of the FBCA or otherwise relating to rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the FBCA. The Company shall not, except with the prior written consent of Parent or as otherwise required by an Order, (x) make any payment or other commitment with respect to any such exercise of appraisal rights, (y) offer to settle or settle any such rights or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the FBCA.

(c) Following the date of this Agreement, the Company promptly shall take all actions required by applicable Law with respect to any shareholders that have (or may have) dissenter’s rights, appraisal rights or similar rights, and promptly shall take all other actions advisable or otherwise reasonably requested by Parent to eliminate or otherwise reduce any such rights, including mailing any required notices or other information to any such shareholders.

Section 2.4. Payment of Cash for Merger Shares and Company Equity Awards.

(a) At or prior to the Effective Time, Parent shall designate a bank or trust company that is reasonably satisfactory to the Company to serve as the disbursing agent for the Merger Consideration and payments in respect of the Company Equity Awards (the “Disbursing Agent”). Prior to the filing of the Certificate of Merger with the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware, Parent will deposit, or will cause to be deposited, with the Disbursing Agent cash in the aggregate amount sufficient to pay the Merger Consideration in respect of all Merger Shares and all amounts to be paid pursuant to Section 2.5 in respect of all Company Equity Awards outstanding immediately prior to the Effective Time. Pending distribution of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of Merger Shares and Company Equity Awards outstanding immediately prior to the Effective Time and shall not be used for any other purpose.

(b) As promptly as practicable after the Effective Time, the Surviving Entity shall send, or cause the Disbursing Agent to send, to each record holder of Merger Shares as of immediately prior to the Effective Time a letter of transmittal and instructions for exchanging their Merger Shares for the Merger Consideration payable therefor. The letter of transmittal will be in customary form and will specify that delivery of Certificates or Book-Entry Shares will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates or Book-Entry Shares to the Disbursing Agent. Upon surrender of such Certificate(s) or Book-Entry Share(s) to the Disbursing Agent together with a properly completed and duly executed letter of transmittal and any other documentation that the Disbursing Agent may reasonably require, the record holder thereof shall be entitled to

8

receive the Merger Consideration payable in exchange therefor, without interest. Until so surrendered and exchanged, each such Certificate or Book-Entry Share shall, after the Effective Time, represent only the right to receive the Merger Consideration in respect of such Certificate or Book-Entry Share, and until such surrender and exchange, no cash shall be paid to the holder of such outstanding Certificate or Book-Entry Share in respect thereof.

(c) If payment is to be made to a Person other than the registered holder of the Merger Shares formerly represented by the Certificate(s) or Book-Entry Share(s) surrendered in exchange therefor, it shall be a condition to such payment that the Certificate(s) or Book-Entry Share(s) so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Disbursing Agent any applicable transfer taxes required as a result of such payment to a Person other than the registered holder of such Merger Shares or establish to the satisfaction of the Disbursing Agent that such transfer taxes have been paid or are not payable.

(d) After the Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Entity, Parent or the Disbursing Agent, such Certificates or Book-Entry Shares shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e) If any cash deposited with the Disbursing Agent remains unclaimed six months after the Effective Time, such cash shall be returned to the Surviving Entity upon demand, and any holder who has not surrendered such holder’s Certificate(s) or Book-Entry Share(s) for the Merger Consideration payable in respect thereof prior to that time shall thereafter look only to the Surviving Entity for payment of the Merger Consideration. The foregoing notwithstanding, none of Parent, Merger Sub, the Company, the Surviving Entity, the Disbursing Agent or any of their respective managers, directors, officers, employees and agents shall be liable to any holder of Certificates or Book-Entry Shares for an amount paid to a public official pursuant to any applicable unclaimed property or similar laws. Any amounts remaining unclaimed by holders of Certificates or Book-Entry Shares as of the date on which such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Entity on such date, free and clear of any claims or interest of any Person previously entitled thereto.

(f) From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, other than the right to receive the Merger Consideration as provided in this Agreement.

(g) In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, in addition to the posting by such holder of any bond in such reasonable amount as the Surviving Entity or the Disbursing Agent may direct as indemnity against any claim that may be made against the Surviving Entity or the Disbursing Agent with respect to such Certificate, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration in respect thereof entitled to be received pursuant to this Agreement.

(h) Parent, the Surviving Entity and the Disbursing Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares or Company Equity Awards pursuant to this Agreement any amounts required to be deducted and withheld with respect to the making of such payment under any applicable Tax Law. To the extent any amounts are so deducted and withheld and paid over to the applicable Governmental Authority, such deducted or withheld amounts shall be treated for all purposes as having been paid to the holder of the Shares or Company Equity Awards in respect of which such deduction and withholding was made.

9

Section 2.5. Treatment of Company Equity Awards. Except as may otherwise be agreed by Parent and an individual holder of a Company Equity Award:

(a) As of immediately prior to the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, granted pursuant to the Company Stock Plan, shall, by virtue of this Agreement and the Company Stock Plan and without any action on the part of the holder thereof, become vested and exercisable and be converted into the right to receive, at the Effective Time, an amount in cash equal to the product of (i) the excess, if any, of (A) the Merger Consideration (as adjusted pursuant to this Agreement) over (B) the exercise price per share of such Company Option and (ii) the number of Shares subject to the Company Option, less applicable withholding taxes, and such Company Options shall no longer be outstanding and shall cease to exist. All Company Options with respect to which the holder thereof would not be entitled to receive any amount of cash as provided by the preceding sentence shall be cancelled in accordance with the Company Stock Plan immediately prior to the Effective Time without any payment or continuing liability of the Company or the Surviving Entity in respect thereof. The Company shall, prior to the Effective Time, take such action, adopt such amendments and obtain all such consents, as shall be required (i) to cause all then outstanding Company Options to become fully vested immediately prior to the Effective Time and (ii) to cancel, effective immediately prior to the Effective Time, all then outstanding Company Options such that the holder of any such Company Option shall have no further interest in such Company Option, or rights in respect thereof or with respect thereto, other than the right to receive the consideration as provided above.

(b) Each Company Warrant that is issued and outstanding at the Effective Time, whether vested or unvested, shall automatically become vested and exercisable and be converted into the right to receive, at or after the Effective Time, upon exercise in accordance with the terms thereof and payment of the exercise price as provided therein, an amount in cash equal to the product of (i) the Merger Consideration (as adjusted pursuant to this Agreement) and (ii) the number of Shares subject to the Company Warrant, less applicable withholding taxes.

(c) Prior to the Effective Time, the Company will adopt such resolutions and take such actions as are reasonably necessary in order to effectuate the actions contemplated by this Section 2.5 and Section 2.2(e). All payments with respect to Company Equity Awards shall be made by the Disbursing Agent at the Effective Time from funds deposited by or at the direction of Parent for the purpose of paying such amounts in accordance with Section 2.4(a).

ARTICLE III

THE SURVIVING ENTITY

Section 3.1. Certificate of Formation. The certificate of formation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving Entity until thereafter amended in accordance with the terms thereof or as provided by applicable Law.

Section 3.2. Operating Agreement. The operating agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the operating agreement of the Surviving Entity until thereafter amended in accordance with the terms thereof, the certificate of formation of the Surviving Entity or as provided by applicable Law.

Section 3.3. Managers and Officers. From and after the Effective Time, the officers and managers of Merger Sub at the Effective Time shall be the officers and managers of the Surviving Entity, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable Law. The names and business addresses of such managers are as follows:

James C. Justice II 106 Lockheed Drive Beaver, West Virginia 25813	James C Justice III 106 Lockheed Drive Beaver, West Virginia 25813

10

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (x) as disclosed in the disclosure letter delivered to Parent and Merger Sub by the Company concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”) (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure letter relates) or (y) as may be disclosed in the Company SEC Reports filed with or furnished to the SEC since January 1, 2008 and publicly available prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward- looking statements and any other disclosures included therein to the extent they are predictive, forward-looking, non-specific or cautionary in nature), the Company hereby represents and warrants to Parent and Merger Sub that:

Section 4.1. Corporate Existence and Power. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has all corporate or similar powers and authority required to own, lease and operate its respective properties and carry on its business as now conducted, except where the failure to have such power and authority has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.2. Corporate Authorization; State Takeover Provisions.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, on the terms and subject to the conditions hereof, including the receipt of the Requisite Shareholder Vote, to consummate the Merger and to perform each of its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company. Except for the affirmative vote of holders of a majority of the Shares, voting as a single class (the “Requisite Shareholder Vote”), no vote of the holders of any class or series of capital stock of the Company or other corporate proceedings on the part of the Company are necessary to approve and adopt this Agreement. The Board of Directors of the Company, at a duly held meeting has (i) determined that the Merger and this Agreement are in the best interests of the Company and its shareholders, (ii) approved the Merger and the execution, delivery and performance of this Agreement, and (iii) resolved to recommend that the Company shareholders approve and adopt this Agreement, and directed that such matter be submitted for consideration by the shareholders of the Company at the Company Shareholder Meeting, and none of such resolutions have been, as of the date hereof, subsequently rescinded, modified or withdrawn in any way. The Company has made available to Parent, prior to the date of this Agreement, complete and accurate copies of the Articles of Incorporation of the Company and all amendments thereto (as amended, the “Company Articles”) and the Amended and Restated Bylaws of the Company (the “Company Bylaws”).

(b) This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

(c) No Takeover Statute or regulation, nor any takeover-related provision in the Company Articles or Company Bylaws, is applicable to Parent or Merger Sub, this Agreement or the Merger that would (i) prohibit or

11

restrict the ability of the Company to perform its obligations under this Agreement or the Certificate of Merger or its ability to consummate the Merger or the other transactions contemplated hereby, (ii) have the effect of invalidating or voiding this Agreement or the Certificate of Merger, or any provision hereof or thereof, or (iii) subject Parent or Merger Sub to any impediment or condition in connection with the exercise of any of its rights under this Agreement or the Certificate of Merger.

Section 4.3. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company do not require any consent, approval, authorization or Permit of, action by, filing with or notification to any Governmental Authority, other than (a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware; (b) the filing of any certificate of conversion or similar documentation with the Secretary of State of the state of incorporation of each of the Company’s Subsidiaries; (c) compliance with the applicable requirements of the Exchange Act including the filing of the Company Proxy Statement; (d) compliance with the rules and regulations of The NASDAQ Stock Market and the Nasdaq Global Market; (e) compliance with any applicable foreign or state securities or Blue Sky laws; and (f) any such consent, approval, authorization, Permit, action, filing or notification the failure of which to make or obtain would not (i) be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (ii) prevent or materially delay the consummation of the Merger.

Section 4.4. Non-Contravention. Assuming receipt of the Requisite Shareholder Vote and receipt of the approvals referred to in Section 4.3, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (a) contravene or conflict with the organizational or governing documents of (i) the Company or (ii) any of its Subsidiaries; (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; (c) require the consent, approval or authorization of, or filing with any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or any of its Subsidiaries, or result in the creation of any Lien on any of the properties or assets of the Company or its Subsidiaries under any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, Permit or other instrument or obligation (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties or assets are bound, except, in the case of clauses (b) and (c) above, which (A) have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (B) would not prevent or materially delay the consummation of the Merger.

Section 4.5. Capitalization.

(a) As of September 23, 2010, the authorized capital stock of the Company consists of:

(i) 120,000,000 Shares, of which 8,628,451 shares were issued and outstanding;

(ii) 10,000,000 preferred shares, $0.0001 par value, none of which were issued and outstanding;

(iii) outstanding Company Warrants to purchase an aggregate of 643,780 Shares, with such holders, grant dates, expiration dates and exercise prices as are set forth on Schedule 4.5 to the Company Disclosure Letter; and

(iv) outstanding Company Options to purchase an aggregate of 528,987 Shares, with such holders, grant dates, expiration dates and exercise prices as are set forth on Schedule 4.5 to the Company Disclosure Letter.

12

All outstanding Shares are, and all Shares which may be issued pursuant to the Company Stock Plan will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. As of September 23, 2010, no Shares were held in the treasury of the Company.

(b) Except as set forth in Section 4.5(a) and except for 507,192 Shares reserved for issuance pursuant to the Company Stock Plan or as expressly permitted by Section 6.1(j)(iii), there are not issued, reserved for issuance or outstanding: (i) shares of capital stock or other voting securities or equity interests of the Company; (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or equity interests of the Company or any Subsidiary of the Company; (iii) Company Equity Awards or other rights or options to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other equity interests of the Company or any Subsidiary of the Company; or (iv) stock appreciation rights, “phantom” stock rights, performance units, other equity equivalent interests in the ownership or earnings of the Company or any of its Subsidiaries or other similar rights in respect of the Company or any of its Subsidiaries (the securities described in clauses (i) through (iv) are collectively referred to herein as the “Company Securities”). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities. There are no preemptive rights or other rights or obligations of any kind which obligate the Company or any of its Subsidiaries to sell, issue or deliver, or cause to be sold, issued or delivered, any Company Securities. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the voting or registration of any shares of capital stock of the Company or its Subsidiaries or preemptive rights with respect thereto.

(c) From March 31, 2010 to the date of this Agreement, (i) the Company has not declared or paid any dividend or distribution in respect of any Company Securities, and (ii) other than the issuance of Shares upon the exercise of Company Equity Awards, neither the Company nor any Subsidiary of the Company has issued, sold or repurchased any Company Securities, and their respective Boards of Directors have not authorized any of the foregoing.

(d) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which Company shareholders may vote are outstanding.

(e) Schedule 4.5(e) to the Company Disclosure Letter lists each Subsidiary of the Company and its jurisdiction of incorporation and outstanding stock or other equity interests. All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and non-assessable and are owned by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary of the Company, free and clear of all Liens, other than Permitted Liens and other than restrictions imposed by applicable securities Laws, and free and clear of any restriction on the right to sell or otherwise dispose of such capital stock, securities or other equity interests. Except for ownership of the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns, directly or indirectly, as of the date hereof, any capital stock of, or other voting securities or equity interests in, any Person.

Section 4.6. Reports and Financial Statements.

(a) The Company has timely filed with the SEC all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2008 (all such forms, reports, statements, certificates and other documents filed with or

13

furnished to the SEC since January 1, 2008, together with any documents filed or furnished during such period by the Company to the SEC on a voluntary basis, with any amendments thereto, collectively, the “Company SEC Reports”), each of which, including any financial statements or schedules included therein, as finally amended prior to the date hereof, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and, in each case, the rules and regulations of the SEC promulgated thereunder. None of the Company’s Subsidiaries is required to file periodic reports with the SEC. None of the Company SEC Reports contained, when filed with the SEC or, if amended, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports (including the related notes and schedules, where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject, in the case of unaudited statements, to normal year-end adjustments and other adjustments described therein, including the notes thereto). Each of such consolidated financial statements (including the related notes and schedules, where applicable) complied, as of the date of filing, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC applicable thereto and each of such financial statements (including the related notes and schedules, where applicable) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto.

(c) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Person, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s consolidated financial statements or other Company SEC Reports. None of the Subsidiaries of the Company are, or have at any time since January 1, 2008 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

Section 4.7. Undisclosed Liabilities. Except for (a) those liabilities that are reflected or reserved against on the most recent audited consolidated balance sheet of the Company included in the Company SEC Reports filed prior to the date of this Agreement, (b) liabilities incurred in the ordinary course of business since the date of such balance sheet, and (c) liabilities relating to the transactions contemplated by this Agreement including the Conversion Transactions, as of the date hereof, neither the Company nor any of its Subsidiaries has incurred any liability of any nature (whether absolute, accrued or contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet (or the related notes thereto) of the Company and that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has any liability or other obligations with respect to, arising out of or related to National Coal of Alabama, Inc., Mann Steel Products, Inc. or NCC Corp. or any of their respective assets, businesses or operations.

Section 4.8. Disclosure Documents. The Company Proxy Statement will not, at the date it (and any amendment or supplement thereto) is first mailed to shareholders of the Company, and at the time of the Company Shareholder Meeting (other than as to information supplied by Parent, Merger Sub or any of their respective Affiliates, for inclusion therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the

14

circumstances under which they are made, not misleading. The Company will cause the Company Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto and any other applicable Law as of the date of such filing. No representation is made by the Company with respect to statements made in the Company Proxy Statement based on information supplied by Parent, Merger Sub or their respective Affiliates for inclusion therein.

Section 4.9. Absence of Certain Changes or Events. Since June 30, 2010, no change, event or effect has occurred which has had or would be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth on Schedule 4.9 to the Company Disclosure Letter, between June 30, 2010 and the date hereof, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course and have not taken any action which, if taken following the date hereof, would have required the consent of Parent pursuant to Section 6.1.

Section 4.10. Finders’ Fees. No agent, broker, investment banker, financial advisor or other firm or person retained by or on behalf of the Company is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee payable by the Company or any Subsidiary of the Company in connection with any of the transactions contemplated by this Agreement.

Section 4.11. Opinion of Financial Advisor. The Board of Directors has received the opinion of its financial advisor, Dahlman Rose & Company, LLC (the “Financial Advisor”), dated as of the date of this Agreement, to the effect that, as of the date of such opinion, and based on and subject to the assumptions, limitations and qualifications contained therein, the Merger Consideration to be received by the shareholders of the Company (other than Parent or its Affiliates) is fair, from a financial point of view, to such shareholders.

Section 4.12. Compliance With Laws; Permits.

(a) Each of the Company and its Subsidiaries is and has been since January 1, 2009 in compliance with all Laws and Orders applicable to the Company, its Subsidiaries and their respective businesses and activities, except for such noncompliance that has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) Schedule 4.12 to the Company Disclosure Letter sets forth a true and complete list of each material Permit held by the Company or its Subsidiaries, and the amount of bonds or other collateral posted with respect to each such Permit. True and complete copies of each Permit have been provided to Parent. Each of the Company and its Subsidiaries has and maintains in full force and effect, and is in compliance with, all Permits and all Orders from Governmental Authorities necessary for the Company and each Subsidiary to carry on their respective businesses as currently conducted and currently proposed to be conducted (without giving effect to the Conversion Transactions), except as has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There has occurred no default under, or violation of, any such Permit or Order, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The consummation of the Merger (without giving effect to the Conversion Transactions) will not cause the revocation, modification or cancellation of any material Permit, and neither the Company nor any of its Subsidiaries has reason to believe that any such material Permit will be revoked, will not be renewed, or will be modified on terms more burdensome than currently applicable.

Section 4.13. ERISA, Labor and Employee Matters.

(a) Each material Company Benefit Plan is listed on Schedule 4.13(a) to the Company Disclosure Letter, and a current, true and correct copy of each material Company Benefit Plan has been supplied to Parent. Except to the extent specifically made available to Parent, there are no material amendments to any Company Benefit Plan that have been adopted or approved, nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new material Company Benefit Plan.

15

(b) Each Company Benefit Plan has been established, maintained and administered in accordance with its terms and applicable Laws except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There are no Actions pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened or anticipated, with respect to any such Company Benefit Plan which have had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each Company Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and the Company is not aware of any circumstances that would reasonably be expected to result in the revocation of such letter or adversely affect the qualified status of such plan.

(c) Neither the Company nor its Subsidiaries nor any trade or business, whether or not incorporated, that, together with the Company or any of its Subsidiaries would be deemed to be a “single employer” within the meaning of Section 4001(b) of ERISA (an “ERISA Affiliate”), maintains or contributes to, or has maintained or contributed to, or is or has been obligated to maintain or contribute to, or has any liability with respect to, (i) any Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” within the meaning of Section 3(37) and 4001(a)(3) of ERISA, (iii) a “multiple employer plan” within the meaning of Sections 4063/4064 of ERISA or Section 413(c) of the Code, (iv) an employee benefit plan which is qualified as an exempt organization under Section 501(c)(9) of the Code and the regulations thereunder, or (v) any Company Benefit Plan that provides health or other benefits to any Person beyond his or her retirement or other termination of service.

(d) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of the Company or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) satisfy a condition to the compensation due any Person under any Company Benefit Plan, Specified Contract or other Contract for which the Company or any of its Subsidiaries will be liable, or (v) result in the payment of an amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” under Section 280G of the Code. Except as set forth in any Specified Contract, neither the Company nor any of its Subsidiaries has any obligation to make any payment or provide any other benefit to any employee, officer, director or other Person in connection with or as a result of the termination or other cessation of any such employee’s, officer’s, director’s or other Person’s employment or other arrangement or relationship with the Company or any of its Subsidiaries.

(e) With respect to each Company Benefit Plan, except which has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), (ii) there has not occurred a reportable event (as such term is defined in Section 4043(c) of ERISA), and (iii) there is no present intention that any Company Benefit Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Company Benefit Plan at any time within the twelve months immediately following the date hereof.

(f) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has been amended to comply with and operated in good-faith compliance in all material respects with Section 409A of the Code.

(g) The Company has made available to Parent current, complete and accurate copies of (i) for the most recent year (A) annual reports on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) or any other Governmental Authority with respect to each Company Benefit Plan (if any such report was

16

required) and all schedules and attachments thereto, (B) audited financial statements with respect to each Company Benefit Plan, and (C) actuarial valuation reports with respect to each Company Benefit Plan, (ii) the most recent summary plan description and summary of material modifications for each Company Benefit Plan for which such summary plan description is required, (iii) each trust agreement and insurance or group annuity agreement relating to any Company Benefit Plan, (iv) the most recent IRS determination letter relating to each Company Benefit Plan, and (v) material communications in the last three years with the IRS or any other Governmental Authority with respect to any Company Benefit Plan in each of clauses (i) through (v), to the extent applicable.

(h) The Company has fully complied with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code and the regulations thereunder.

(i) Neither the Company nor any of its Subsidiaries has any liabilities or other obligations under the Coal Industry Retiree Health Benefit Act of 1992, as may be amended from time to time (the “Coal Act”), including but not limited to, any liabilities or other obligations for (i) eligible beneficiaries (and their eligible dependents) assigned to the Company or any of its Subsidiaries under the Coal Act or (ii) retirees and their dependents for whom the Company or any of its Subsidiaries are required to provide medical benefits pursuant to the Coal Act.

(j) The Company and its Subsidiaries have been in material compliance with any and all federal and state laws relating to workers’ compensation coverage, benefits and awards for employees and their dependents for employment-related accidents and diseases, including federal black lung benefits.

(k) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization, nor is any such contract or agreement being negotiated or contemplated. There is no existing union or, to the Knowledge of the Company or its Subsidiaries, attempt by organized labor to cause the Company or any of its Subsidiaries to recognize any union or collective bargaining representative, and, to the Knowledge of the Company and its Subsidiaries, no organizational effort is being made or threatened on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.

(l) Neither the Company nor any of its Subsidiaries has committed any act or failed to take any required action with respect to any of its employees which has resulted or which may result in a material violation of ERISA, or similar legislation as it affects any employee benefit or welfare plan of the Company; the Worker Adjustment and Retraining Notification Act, as amended; the Immigration Reform and Control Act of 1986; the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Occupational Safety and Health Act; Executive Order 11246; the Fair Labor Standards Act; the Rehabilitation Act of 1973; and all regulations under such Acts, and all other federal, state and local laws, regulations and executive orders relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, unemployment and workmens’ compensation laws, any labor relations laws, or any governmental regulations promulgated thereunder, as the same affect relationships or obligations of the Company or its Subsidiaries with respect to any of the Company’s or the Subsidiaries’ employees, and which will or would be reasonably expected to result in any material liability, penalty, fine or the like being imposed upon the Company or its Subsidiaries. Neither the Company nor its Subsidiaries are liable for any arrearage of wages or taxes or penalties for failure to comply with any of the foregoing, and there are no proceedings before any court, governmental agency, instrumentality or arbitrator relating to such matters, including any unfair labor practice claims, either pending or, to the Knowledge of the Company, threatened.

Section 4.14. Litigation. There is no litigation, arbitration, mediation, audit, inquiry, claim, investigation, suit, action or proceeding (whether formal or informal, civil, criminal, administrative or otherwise) (each, an “Action”) pending or, to the Knowledge of the Company, threatened against the Company, any of its

17

Subsidiaries or any of their respective properties or assets or any of the employees, officers or directors of the Company or any of its Subsidiaries, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is subject to any Order, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.15. Tax Matters. Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company:

(a) (i) The Company and each of its Subsidiaries have timely filed (taking into account extensions) all Tax Returns required to be filed by applicable Law with respect to the Company and each of its Subsidiaries, (ii) all such returns are true, correct and complete, and (iii) the Company and each of its Subsidiaries have timely paid all Taxes, whether or not shown on a Tax Return, required to have been paid by them except with respect to Taxes that are being contested in good faith or have been adequately provided for in accordance with GAAP.

(b) No federal, state, local or other Governmental Authority proceedings are pending or, to the Knowledge of the Company, threatened with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries. There is no claim or assessment pending against the Company or any of its Subsidiaries for any deficiency of Taxes. There are no outstanding written agreements in effect to extend the period of limitations for the assessment or collection of any Tax for which the Company or any of its Subsidiaries may be liable.

(c) Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

(d) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” (as defined in Treasury Regulation Section 1.6011-4).

(e) None of the Company or any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return (other than any Tax Returns in which they are currently included) provided for under the Laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year.

Section 4.16. Environmental and Safety Matters.

(a) Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have been, and are, in compliance with all Environmental and Safety Laws (including in cases where the Company or its Subsidiaries operate any property or facility under a contractual arrangement but are not the named permittee under relevant surface mining permits), and have filed all notices and compliance reports required to be filed to maintain such compliance under any Environmental and Safety Laws (including, where material, notices and reports indicating past or present treatment, storage or disposal, or reporting a Release, of any Hazardous Materials), and (i) neither the Company nor any of its Subsidiaries has received any written communication or other written notice from any Governmental Authority (which has not been substantially resolved) alleging that the Company or any of its Subsidiaries is not in compliance with Environmental and Safety Laws, (ii) all contract mining activities performed on real property owned or leased by the Company or any of its Subsidiaries are in compliance with all Environmental and Safety Laws, (iii) no Action or notice has been filed or commenced against or otherwise given to the Company or any of its Subsidiaries alleging any failure so to comply, and, to the Company’s Knowledge, no such Action or notice has been threatened, and (iv) neither the Company nor any of its Subsidiaries has any contingent liabilities with respect to its business under any Environmental and Safety Laws.

18

(b) Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, there have been no Releases of Hazardous Materials in violation of any Environmental and Safety Laws by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other Person, at, on, in, from, under, over or in any way affecting any of the Owned Real Property, the real property subject to the Real Property Leases or any real property controlled by the Company or any of its Subsidiaries or used in connection with the operations of the Company or any of its Subsidiaries. Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, all of the Owned Real Property, real property that is the subject of the Real Property Leases and real property otherwise controlled by the Company or any of its Subsidiaries is free of all Hazardous Materials, except for such Hazardous Materials that are present in the ordinary course of business and in compliance with applicable Environmental and Safety Laws.

(c) Neither the Company nor any of its Subsidiaries has received notice to the effect that it is a potentially responsible party, or that any Governmental Authority or other Person is seeking information in connection with or advising it that it is responsible for, or potentially responsible for, costs under Environmental and Safety Laws, including CERCLA, for cleanup of or investigatory, remedial, or other corrective action related to Hazardous Materials at any real property currently or previously owned, leased or otherwise controlled by the Company or any of its Subsidiaries. No real property owned, leased or otherwise controlled by the Company or any of its Subsidiaries is listed on any federal or state contaminated site list, including the national priority list under CERCLA, the Comprehensive Environmental Response, Compensation, and Liability Information System, or any state counterparts. Neither the Company nor any of its Subsidiaries has Knowledge of any release of Hazardous Materials in quantities requiring investigation or cleanup at any of the real property owned, leased or otherwise controlled by the Company or any of its Subsidiaries or at any location where, in any of the foregoing cases in this subsection (c), the Company or any of its Subsidiaries could reasonably be expected to bear liability that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(d) Each of the Company and its Subsidiaries has provided Parent (to the extent in the possession or control of the Company or its Subsidiaries) with all material environmental audits, site assessments or reports, all environmental impact statements, and all liability studies prepared within the past five years by or for the Company or any of its Subsidiaries, or by any third party, including any Governmental Authority or insurance company.

Section 4.17. Intellectual Property. Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, free and clear of all Liens other than Permitted Liens, the patents, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, logos, domain name registrations, registered copyrights and applications therefor, and other proprietary intellectual property rights arising under the laws of the United States to operate the business of the Company or any Subsidiary of the Company as operated as of the date of this Agreement (the “Company Intellectual Property”). Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, as of the date hereof, (a) no written claim by a third party of invalidity or conflicting ownership rights with respect to any Company Intellectual Property has been received by the Company and no such Company Intellectual Property is the subject of any pending or, to the Company’s Knowledge, threatened Action, and (b) no Person has given written notice to the Company or any Subsidiary of the Company that the use of any Company Intellectual Property by the Company, any Subsidiary of the Company or any licensee is infringing or has infringed any domestic or foreign registered patent, trademark, service mark, trade name, or copyright or design right, or that the Company, any Subsidiary of the Company or any licensee has misappropriated or disclosed any trade secret, confidential information or know-how.

19

Section 4.18. Real Property.

(a) Schedule 4.18(a) to the Company Disclosure Letter sets forth a true, correct and complete list of all material real property owned by the Company or any Subsidiary as of the date hereof (the “Owned Real Property”) and identifies those interests that constitute Active Operating Properties and Reserves and/or Operating Facilities. With respect to each parcel of Owned Real Property, there are no outstanding options or rights of first refusal or similar rights in favor of any other party to purchase such Owned Real Property or any portion thereof or interest therein.

(b) Schedule 4.18(b) to the Company Disclosure Letter sets forth a true, correct and complete list of all material leases, subleases and other agreements under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any material real property as of the date of this Agreement (the “Real Property Leases”) and identifies those interests that constitute Active Operating Properties and Reserves and/or Operating Facilities.

(c) Except for Permitted Liens that do not, individually or in the aggregate, constitute a Material Adverse Effect on the Company, the Company and its Subsidiaries hold good and marketable Mining Title to the Owned Real Property and the property that is the subject of the Real Property Leases.

(d) Neither the Company nor any of its Subsidiaries have received any notice of claims that the Company or any of its Subsidiaries has mined any coal that did not belong to it, or mined any coal in such reckless or imprudent fashion, in each case, as to give rise to any material claims for loss, waste or trespass.

(e) All existing maps, surveys, title insurance policies, title insurance, abstracts and other evidence of title regarding the Owned Real Property or any of the property that is the subject of the Real Property Leases in the possession or control of the Company or any of its Subsidiaries have been made available by the Company and its Subsidiaries to Parent.

(f) No condemnation or eminent domain proceeding against any part of the Owned Real Property or any of the property that is the subject of the Real Property Leases is pending or, to the Knowledge of the Company, threatened, and the Company and its Subsidiaries have no Knowledge that any such proceeding is contemplated.

(g) To the Knowledge of the Company, there are no adverse possession claims regarding those real property interests which constitute Active Operating Properties and Reserves and/or Operating Facilities.

Section 4.19. Personal Property. Except as would not have a Material Adverse Effect on the Company:

(a) The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the personal property owned or used by them, including the leased personal property that is set forth on Schedule 4.19 to the Company Disclosure Letter (but excluding, to the extent applicable, any leased real property), in each case, free and clear of all Liens, other than Permitted Liens; and

(b) The machinery and equipment owned or used by the Company and its Subsidiaries have been maintained in accordance with industry practice, are in generally good operating condition and adequate for carrying out the purposes for which such personal property is employed, except for normal obsolescence and wear and tear incurred in the ordinary course of business.

20

Section 4.20. Material Contracts.

(a) The Company has made available to Parent (or Parent has otherwise had access to) true, correct and complete copies of each Contract to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound, as of the date hereof, that:

(i) is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

(ii) relates to the formation, creation, operation, management or control of any partnership or joint venture with a third party that is material to the business of the Company and the Subsidiaries, taken as a whole;

(iii) relates to indebtedness for borrowed money or the deferred purchase price of property and has an outstanding principal amount in excess of $100,000;

(iv) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), not yet consummated, of assets or capital stock or other equity interests of another Person for aggregate consideration under such contract in excess of $100,000 (other than acquisitions or dispositions of assets in the ordinary course of business, including acquisitions and dispositions of inventory);

(v) by its terms calls for aggregate payment or receipt by the Company and its Subsidiaries under such contract of more than $100,000 over the remaining term of such contract other than ordinary course of business procurement for supplies or services;

(vi) obligates the Company to make any capital commitment or expenditure (including pursuant to any development project or joint venture) in excess of $100,000;

(vii) constitutes a Real Property Lease;

(viii) constitutes an Employment Agreement;

(ix) requires consent or approval from a Person as a result of the transactions contemplated by this Agreement; or

(x) is otherwise material to the Company and its Subsidiaries, taken as a whole.

Each contract of the type described in clauses (i) through (x) above is referred to herein as a “Specified Contract”.

(b) Except as set forth as an exhibit to the Company SEC Reports or listed on Schedule 4.20 to the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any Specified Contract. Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each Specified Contract is valid and binding on the Company and any Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect. There is no violation or default under any Specified Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default or violation thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, except in any such case for those violations and defaults which have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. No party to any Specified Contract has given the Company or any of its Subsidiaries written notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Specified Contract and neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Specified Contract, has repudiated in writing any material provision thereof.

21

Section 4.21. Insurance. Schedule 4.21 to the Company Disclosure Letter sets forth a true and complete list of the material insurance policies covering the Company and its Subsidiaries as of the date hereof, and as of the date of this Agreement each such insurance policy is in full force and effect.

Section 4.22. Affiliated Transactions. Since January 1, 2008 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Affiliates of the Company, on the other hand (other than the Company’s Subsidiaries), that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Reports.

Section 4.23. Indebtedness. Except for Indebtedness described on Schedule 4.23 to the Company Disclosure Letter, the Company and its Subsidiaries have no Indebtedness outstanding as of the date hereof.

Section 4.24. Bank Accounts, Signing Authority, Powers of Attorney. Except as set forth on Schedule 4.24 to the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has an account or safe deposit box in any bank and no Person has any power, whether singly or jointly, to sign any checks on behalf of the Company or any of its Subsidiaries, to withdraw any money or other property from any bank, brokerage or other account of the Company or any of its Subsidiaries or to act under any power of attorney granted by the Company or any of its Subsidiaries at any time for any purpose. Schedule 4.24 to the Company Disclosure Letter also sets forth the names of all Persons authorized to borrow money or sign notes on behalf of the Company or any of its Subsidiaries.

Section 4.25. Permit Blocking. Neither the Company nor any of its Subsidiaries has been notified in writing by the Federal Office of Surface Mining or the agency of any state administering SMCRA, or any comparable state statute, that it is (a) ineligible to receive additional surface mining permits that are material to its business; or (b) under investigation to determine whether its eligibility to receive such permits should be revoked, i.e., “permit block,” and, to the Company’s Knowledge, there is no basis therefor.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure letter delivered to the Company by Parent and Merger Sub concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure letter relates (and such items or matters disclosed in other sections of the Parent Disclosure Letter to the extent the relevance of such items or matters to the referenced Section or subsection of this Agreement is readily apparent on the face of such disclosure)), Parent and Merger Sub jointly and severally hereby represent and warrant to the Company that:

Section 5.1. Entity Existence and Power. Each of Merger Sub and Parent is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

Section 5.2. Authorization. Each of Merger Sub and Parent has all necessary limited liability company power and authority required to execute and deliver this Agreement and, on the terms and subject to the conditions hereof, to consummate the Merger and the other transactions contemplated hereby and to perform each of its obligations hereunder. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Managers of each of Parent and Merger Sub. No other corporate or other proceedings other than those previously taken or conducted on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent

22

and Merger Sub and, assuming the due and valid execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of Parent and Merger Sub, respectively, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

Section 5.3. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and other transactions contemplated by this Agreement do not require any consent, approval, authorization or Permit of, action by, filing with or notification to any Governmental Authority, other than (i) the filing and recordation of the Certificate of Merger; (ii) compliance with the applicable requirements of the Exchange Act; (iii) compliance with any applicable state securities or Blue Sky laws; and (iv) any such consent, approval, authorization, Permit, action, filing or notification the failure of which to make or obtain would not be reasonably likely to adversely affect in any material respect, or prevent or materially delay, the consummation of the Merger or Parent’s or Merger Sub’s ability to observe and perform its material obligations hereunder (a “Material Adverse Effect on Parent”).

Section 5.4. Non-Contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or Merger Sub or their respective Affiliates, (ii) receipt of the approvals referred to in Section 5.3, contravene, conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or Merger Sub or any of their respective properties or assets or their respective Affiliates, or (iii) require the consent, approval or authorization of, or notice to or filing with any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Parent or Merger Sub or their respective Affiliates or to a loss of any material benefit to which Parent or Merger Sub or their respective Affiliates is entitled under any Contract.

Section 5.5. Disclosure Documents. None of the information supplied or to be supplied by Parent or Merger Sub or any of their respective Affiliates specifically for inclusion in the Company Proxy Statement, will, at the date it is first mailed to shareholders of the Company, at the time of any amendments thereof or supplements thereof and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.6. Finders’ Fees. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee payable by Parent or Merger Sub in connection with any of the transactions contemplated by this Agreement.

Section 5.7. Financing. Parent has, and shall have as of the Closing, access to sufficient funds from its Affiliates to consummate the transactions contemplated by this Agreement, including payment in full of the Merger Consideration for all Shares and Company Options outstanding at the Effective Time, as contemplated by this Agreement. Parent acknowledges and agrees that neither the receipt nor availability of funding or financing is a condition to Parent’s obligations to consummate the Merger and the other transactions contemplated by this Agreement.

Section 5.8. Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein or in connection with the transactions contemplated hereby. There are 100 units of ownership of Merger Sub issued and outstanding, all of which are held directly by Parent, representing the only units of ownership of Merger Sub outstanding and entitled to vote on the Merger.

23

Section 5.9. Ownership of Shares. None of Parent, Merger Sub or their respective Affiliates owns (directly or indirectly, beneficially or of record) any Shares, and none of Parent, Merger Sub or their respective Affiliates has any rights to acquire any Shares except pursuant to this Agreement.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1. Conduct of the Company and Subsidiaries. Except for matters (x) set forth in Schedule 6.1 to the Company Disclosure Letter or as otherwise contemplated by or specifically provided in this Agreement, or (y) consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the ordinary course and use all commercially reasonable efforts to maintain and preserve intact its business organization and goodwill, including the goodwill of any Governmental Authorities, customers, lenders, distributors, suppliers and other Persons with which it has material business relationships, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, lessors, others having business dealings with it and Governmental Authorities having regulatory dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date hereof until the Effective Time, except for matters set forth in Schedule 6.1 to the Company Disclosure Letter and as otherwise contemplated by or specifically provided in this Agreement, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit its Subsidiaries to:

(a) propose or adopt any change in the Company Articles or the Company Bylaws;

(b) merge or consolidate the Company or any of its Subsidiaries with any Person, other than the Merger and other than any mergers or consolidations among the Company and its Subsidiaries or among the Company’s Subsidiaries;

(c) redeem, repurchase, or defease any indebtedness for borrowed money of the Company or any Subsidiary, other than (i) at stated maturity and any required amortization payments and mandatory prepayments, in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof or as modified with the consent of Parent, or (ii) any of the foregoing relating to intercompany indebtedness.

(d) incur, create, assume, guarantee or otherwise become liable for, or modify the terms of, any indebtedness for borrowed money (including the issuance of any debt security) other than intercompany indebtedness; provided, that, the Company may (i) incur, repay, prepay, amend, modify or refinance any indebtedness for borrowed money as set forth in Schedule 6.1(d) to the Company Disclosure Letter, and (ii) incur indebtedness for borrowed money in an amount not to exceed $50,000 in the aggregate;

(e) make any acquisition, directly or indirectly, of assets, properties, rights or all or any significant portion of any other Person or business with a value in excess of $50,000 in the aggregate, except as required by existing Contracts;

(f) authorize, make or commit to any capital expenditures in excess of $100,000 in the aggregate, except for (i) expenditures contemplated by the Company’s 2010 budget, as delivered to Parent prior to the date hereof, (ii) expenditures required by existing Contracts, (iii) expenditures made in response to any emergency or (iv) expenditures for maintenance or repair required to maintain existing operations;

(g) make any loans, advances or capital contributions to, or investments in, any other Person or business in excess of $50,000 in the aggregate, except for those (i) required by existing Contracts, (ii) permitted

24

by Section 6.1(e), or (iii) solely between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company;

(h) pledge or otherwise encumber or subject to any Lien any Company Securities;

(i) sell, lease, license or otherwise transfer or dispose of, or mortgage, pledge or otherwise encumber or subject to any Lien, any of its assets, tangible or intangible, real or personal, in an amount in excess of $50,000, in the aggregate, except (i) as currently exists with respect to, or as may be required to be effected pursuant to, Contracts existing as of the date hereof, or (ii) for sales of coal in the ordinary course of business on arm’s-length terms;

(j) (i) split, combine or reclassify any Company Securities or amend the terms of any Company Securities, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Company Securities other than a dividend or distribution by a wholly owned Subsidiary of the Company, or (iii) issue, sell, authorize the issuance or sale of or offer to issue or sell any Company Securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, any Company Securities, other than in connection with (A) the exercise of Company Options, (B) the withholding of Company Securities to satisfy Tax obligations with respect to Company Equity Awards or Company Restricted Shares, (C) the acquisition by the Company of Company Securities in connection with the forfeiture of Company Equity Awards, (D) the acquisition by the Company of Company Securities in connection with the net exercise of Company Options in accordance with the terms thereof, (E) the issuance of Company Securities as required to comply with any Company Benefit Plan or Employment Agreement as in effect on the date of this Agreement, and (F) any transaction solely between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company;

(k) enter into, modify, amend or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (i) prevent or materially delay or impair the ability of the Company and its Subsidiaries to consummate the Merger and the other transactions contemplated by this Agreement, or (ii) impair in any material respect the ability of the Company and its Subsidiaries to conduct their business as currently conducted;

(l) except (i) as required pursuant to existing Contracts or any Company Benefit Plan, Employment Agreement or collective bargaining agreement in effect on the date hereof, or (ii) as required by applicable Law (including Section 409A of the Code), (A) adopt, enter into, amend or terminate any Company Benefit Plan or enter into, amend or terminate any collective bargaining agreement or any Employment Agreement, (B) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (C) grant any material severance or termination pay to, or materially increase the compensation or fringe benefits of, or loan or advance any money or other material property to, any officers, directors or employees of, or consultants to, the Company or its Subsidiaries, (D) grant any equity or equity-based awards, or (E) remove any existing restrictions in any Company Benefit Plans or awards made thereunder;

(m) except as required by Law or any judgment by a court of competent jurisdiction, pay, discharge, satisfy, settle or compromise, or release, dismiss or otherwise dispose of any liabilities, obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or Actions that are material to the Company and its Subsidiaries, taken as a whole, other than the payment, discharge, settlement or satisfaction in the ordinary course of business or in accordance with their terms of liabilities, obligations or Actions (i) that have been (A) disclosed, reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Reports (for amounts not in excess of such reserves) or (B) incurred since the date of such financial statements in the ordinary course of business, and (ii) that do not involve any material injunctive or other non-monetary relief or impose material restrictions on the business or operations of the Company or its Subsidiaries;

25

(n) make any change in financial accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may have been required by a change in GAAP or Law, or make or change any material Tax election;

(o) authorize or adopt, or publicly propose, a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, bankruptcy, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger and consolidations, mergers or reorganizations among the Company and its Subsidiaries or among the Company’s Subsidiaries), or a letter of intent or agreement in principle with respect thereto; or

(p) authorize, or agree or commit to do, any of the foregoing.

Section 6.2. No Control of the Company’s Business. Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1. Shareholder Meeting; Proxy Material.

(a) The Company shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholder Meeting”) solely for the purpose of obtaining the Requisite Shareholder Vote in accordance with applicable Law as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Company Proxy Statement, (ii) except as otherwise permitted by Section 7.4, use commercially reasonable efforts to solicit the Requisite Shareholder Vote, and (iii) except to the extent that the Board of Directors of the Company shall have made a Recommendation Withdrawal as permitted by Section 7.4, include in the Company Proxy Statement the recommendation of the Board of Directors of the Company that the shareholders of the Company approve and adopt this Agreement (the “Recommendation”) and make such Recommendation at the Company Shareholder Meeting. Without limiting the generality of the foregoing, but subject to the terms of this Agreement, the Company’s obligations pursuant to this Section 7.1(a) shall, consistent with Section 7.4(d), not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal (whether or not a Superior Proposal); provided, however, notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Shareholder Meeting or take any other actions described in Section 7.1(a) or Section 7.1(b) if this Agreement is terminated in accordance with Section 9.1. The Company shall not submit any Company Acquisition Proposal to the vote of its shareholders or publicly propose to do so, unless this Agreement has been first validly terminated in accordance with Section 9.1 hereof.

(b) In connection with the Company Shareholder Meeting, the Company will (i) prepare the Company Proxy Statement and file the Company Proxy Statement with the SEC as promptly as reasonably practicable following the execution of this Agreement, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filing and provide to Parent and Merger Sub copies of such comments and any other correspondence to or from the SEC promptly upon receipt, (iii) as promptly as reasonably practicable prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use reasonable best efforts to mail to the Company shareholders as promptly as reasonably practicable the Company Proxy Statement and all other customary proxy or other materials for meetings such as the Company Shareholder Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company shareholders any supplement or

26

amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Shareholder Meeting, and (vi) otherwise use reasonable best efforts to comply with all requirements of Law applicable to the Company Shareholder Meeting. Parent and Merger Sub shall cooperate with the Company in connection with the preparation of the Company Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Company Proxy Statement under applicable Law. The Company will provide Parent and Merger Sub a reasonable opportunity to review and comment upon the Company Proxy Statement or any amendments or supplements thereto and any other correspondence to the SEC, prior to filing any such documents with the SEC or mailing any such documents to its shareholders. If at any time prior to the Effective Time any information relating to the Company or Parent or Merger Sub, or any of their respective Affiliates, managers, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Company Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company.

Section 7.2. Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable Law to consummate the Merger and the other transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees (i) to use its reasonable best efforts to obtain any necessary consents, approvals or waivers from third parties, and (ii) to execute and deliver any additional instruments necessary to consummate the Merger and the other transactions contemplated hereby and to fully carry out the purposes of this Agreement.

(b) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority, or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent and the Company shall cooperate with the other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(c) Any other provision of this Section 7.2 notwithstanding, nothing in this Section 7.2 shall limit a party’s right to terminate this Agreement pursuant to Section 9.1(b)(i) or Section 9.1(b)(ii), as applicable, so long as such party has up to then complied in all material respects with its obligations under this Section 7.2.

Section 7.3. Access to Information.

(a) Subject to the restrictions imposed by federal and state securities Laws and other applicable Laws, the Company will provide and will cause its Subsidiaries and its and their respective Representatives to provide Parent and Merger Sub and their respective authorized Representatives, during normal business hours and upon reasonable advance notice (i) such access to the offices, properties, books and records of the Company and such Subsidiaries (so long as such access does not interfere unreasonably with the business or operations of the Company or its Subsidiaries) as Parent or Merger Sub reasonably may request and (ii) all documents that Parent or Merger Sub reasonably may request. The foregoing notwithstanding, Parent, Merger Sub and their Representatives shall not have access to any books, records, documents and other information to the extent that

27

books, records, documents or other information is subject to the terms of a confidentiality agreement with a third party (provided that the Company shall use commercially reasonable efforts to obtain waivers under such agreements or implement requisite procedures to enable reasonable access without violating such agreement). If any of the information or material furnished pursuant to this Section 7.3 includes materials or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, each party understands and agrees that the parties have a commonality of interest with respect to such matters and it is the desire, intention and mutual understanding of the parties that the sharing of such material or information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information provided by either party that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine. All information exchanged pursuant to this Section 7.3(a) shall be subject to the confidentiality provisions set forth in Section 7.9.

(b) No investigation by any of the parties or their respective Representatives shall affect the representations or warranties of the other set forth herein.

Section 7.4. No Solicitation.

(a) The Company agrees that neither it nor any of its Subsidiaries nor any of its and their respective directors, officers or employees shall, and the Company shall cause its and its Subsidiaries’ Representatives not to, directly or indirectly through another Person, (i) solicit, knowingly initiate or knowingly encourage, or knowingly facilitate, any Company Acquisition Proposal or the making or consummation thereof, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information in connection with, or enter into any agreement with respect to, any Company Acquisition Proposal, (iii) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any Person (other than Parent) with respect to the Company or any of its Subsidiaries, (iv) take any action to make the provisions of any otherwise applicable “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation, or any restrictive provision of any applicable anti-takeover provision in the Company Articles or Company Bylaws, inapplicable to any transactions contemplated by a Company Acquisition Proposal (and, to the extent permitted thereunder, the Company shall promptly take all steps necessary to terminate any waiver that may have been heretofore granted to any Person, other than Parent or any of Parent’s Affiliates, under any such provisions) or (v) authorize any of, or commit or agree to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 7.4(a) by the Company. The Company shall, and shall cause its Subsidiaries and its and their Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Company Acquisition Proposal. Notwithstanding anything contained in this Section 7.4(a) to the contrary, at any time prior to obtaining the Requisite Shareholder Vote, in response to a bona fide written Company Acquisition Proposal that the Board of Directors of the Company determines in good faith (after consultation with its outside legal advisors and the Financial Advisor or another reasonably qualified financial advisor) constitutes or could reasonably be expected to lead to a Superior Proposal, and which Company Acquisition Proposal was not solicited after the date hereof in violation of this Section 7.4(a) and was made after the date hereof and did not otherwise result from a breach of this Section 7.4(a), the Company may, subject to compliance with this Section 7.4, (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement no less restrictive to such Person than the provisions of Section 7.9, provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Company Acquisition Proposal (and its Representatives) regarding such Company Acquisition Proposal, if and only to the extent that in connection

28

with the foregoing clauses (x) and (y), the Board of Directors of the Company concludes in good faith (after consultation with its outside legal advisors) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law. It is expressly understood and agreed that informing any Person as to the existence of the provisions in this Section 7.4 in response to any unsolicited Company Acquisition Proposal, proposal or inquiry, without providing any additional non-public information, shall not constitute, or be deemed to be, a violation of this Agreement by the Company, including this Section 7.4.

The term “Company Acquisition Proposal” means any inquiry, proposal or offer (or any communication or affirmation in support of any previously made inquiry, proposal or offer) from any third party relating to, or that could reasonably be expected to lead to, (i) any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities of any Subsidiary of the Company) or businesses that constitute 15% or more of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any Significant Subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act), (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, share exchange or similar transaction involving the Company or any of its Subsidiaries, in each case, pursuant to which any Person or the shareholders of any Person would own 15% or more of any class of equity securities of the Company or of any resulting parent company of the Company, in each of cases (i) through (iii), other than the transactions contemplated by this Agreement.

The term “Superior Proposal” means any bona fide proposal or offer from any third party that (i) if consummated would result in such Person (or its shareholders) owning, directly or indirectly, more than 50% of the Shares then outstanding (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or more than 50% of the assets of the Company and its Subsidiaries (including equity securities of any Subsidiary of the Company), in each case, which the Board of Directors of the Company reasonably determines (after consultation with its outside legal advisors and a financial advisor of nationally recognized reputation), taking into account all financial, legal, regulatory and other aspects of such proposal or offer (including any break-up fee, expense reimbursement provisions, conditions to consummation and financing terms) and the Person making the proposal or offer to be more favorable to the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement, and (ii) provides that all of the Company’s 10.5% Senior Secured Notes due 2010 owned by Parent or any of its Affiliates shall be redeemed or purchased by the Company or such third party, at a price of at least 100% of the principal amount thereof plus accrued and unpaid interest, simultaneously with the closing of the transaction contemplated by such proposal.

(b) Neither the Board of Directors of the Company nor any committee thereof shall (i) make a Recommendation Withdrawal; or (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar Contract (other than a confidentiality agreement containing provisions no less favorable to the Company than the provisions contained in Section 7.9) or any tender offer providing for, with respect to, or in connection with, any Company Acquisition Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Requisite Shareholder Vote and subject to compliance with this Section 7.4, the Board of Directors of the Company may make a Recommendation Withdrawal, and take any other action described in the preceding clause (ii), in response to a Superior Proposal if the Board of Directors of the Company concludes in good faith, after consultation with outside legal advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

(c) Notwithstanding anything to the contrary contained herein, the Board of Directors of the Company shall not be entitled to exercise its right to make a Recommendation Withdrawal or to take the other actions described in clause (ii) of Section 7.4(b) with respect to a Company Acquisition Proposal unless the Company promptly notifies Parent, in writing, at least three Business Days before taking such action, of its intention to do

29

so and, during such three-Business Day period, if requested by Parent, the Company shall engage in good faith negotiations with Parent to amend this Agreement in such a manner such that the Board of Directors of the Company determines in good faith, after consultation with outside legal advisors, that the failure by the Board of Directors to take such action would no longer be inconsistent with its fiduciary duties under applicable Law.

(d) (i) The obligation of the Company to call, give notice of, convene and hold the Company Shareholder Meeting and to hold a vote of the Company’s shareholders on the adoption of this Agreement and the Merger at the Company Shareholder Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Company Acquisition Proposal (whether or not a Superior Proposal), or by a Recommendation Withdrawal, and (ii) unless this Agreement is terminated in accordance with Section 9.1, in any case in which the Company makes a Recommendation Withdrawal in accordance with this Section 7.4, (A) the Company shall nevertheless submit this Agreement and the Merger to a vote of its shareholders and (B) the Company Proxy Statement and any and all accompanying materials (including the proxy card (which shall provide that signed proxies which do not specify the manner in which the Shares subject thereto are to be voted shall be voted “FOR” adopting this Agreement), the “Proxy Materials”) shall be identical in form and content to Proxy Materials that would have been prepared by the Company had no Recommendation Withdrawal been made, except for appropriate changes to the disclosure in the Company Proxy Statement stating that such Recommendation Withdrawal has been made and provided that the Company shall not be obligated to recommend to its shareholders the adoption of this Agreement or the approval of the Merger at the Company Shareholder Meeting to the extent that the Board of Directors of the Company makes a Recommendation Withdrawal.

(e) In addition to the obligations of the Company set forth in subsections (a), (b) and (c) of this Section 7.4, the Company shall as promptly as practicable (and in any event within two Business Days after receipt) notify Parent orally and in writing of any Company Acquisition Proposal, such notice to include the identity of the Person making such Company Acquisition Proposal and a copy of such Company Acquisition Proposal, including draft agreements or term sheets submitted in connection therewith (or, where no such copy is available, a reasonably detailed description of such Company Acquisition Proposal), including any modifications thereto. The Company shall (i) keep Parent reasonably informed in all material respects of the status and details (including any change to the terms thereof) of any Company Acquisition Proposal and (ii) provide to Parent as soon as reasonably practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries from any Person that describes any of the terms or conditions of any Company Acquisition Proposal. The Company shall not, and shall cause the Company’s Subsidiaries not to, enter into any Contract with any Person subsequent to the date of this Agreement that prohibits the Company from providing such information to Parent.

(f) Nothing contained in this Section 7.4 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a)(2) or (3) under the Exchange Act or making a statement required under Rule 14d-9 under the Exchange Act; provided, however, that (i) compliance with such rules shall in no way limit or modify the effect that any such action pursuant to such rules has under this Agreement and (ii) in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 7.4(b).

Section 7.5. Director and Officer Liability.

(a) The Surviving Entity shall, and Parent shall cause the Surviving Entity to, assume the obligations with respect to all rights to indemnification and exculpation from liabilities as the same exist as of the date hereof, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or its Subsidiaries (the “Indemnified Parties”) as provided in the Company Articles, the Company Bylaws or any indemnification Contract between such Indemnified Party and the Company (in each case, as in effect on the date hereof), without further action, as of the Effective Time and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms as of the date hereof.

30

(b) In the event that Parent or the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Entity, as applicable, shall expressly assume the obligations set forth in this Section 7.5.

(c) For six years after the Effective Time, Parent shall cause the Surviving Entity to maintain in effect the Company’s current directors’ and officers’ liability insurance (or such other insurance that is no less favorable to the Indemnified Parties than the Company’s current directors’ and officers’ liability insurance) in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy (a complete and accurate copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amounts no less favorable to the Indemnified Parties than those of such policy in effect on the date hereof; provided, however, (i) prior to the Effective Time, the Company may substitute therefor and purchase a single premium tail policy with respect to such directors’ and officers’ liability insurance with policy limits, terms and conditions at least as favorable to the Indemnified Parties as the limits, terms and conditions in the existing policies of the Company; or (ii) if the Company does not substitute as provided in clause (i) above, then Parent may (A) substitute therefor policies of Parent, from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, containing policy limits, terms and conditions at least as favorable to the Indemnified Parties as the limits, terms and conditions in the existing policies of the Company or (B) request that the Company obtain such coverage under its existing insurance programs (to be effective as of the Effective Time); provided, further, that in connection with this Section 7.5(c), neither the Company nor Parent shall pay a one-time premium (in connection with a tail policy described above) in excess of the amount set forth in Schedule 7.5(c)(i) to the Company Disclosure Letter or be obligated to pay annual premiums (in connection with any other directors and officers insurance policy described above) in excess of the annual premiums set forth in Schedule 7.5(c)(ii) to the Company Disclosure Letter. It is understood and agreed that in the event such coverage cannot be obtained for such amount or less, then the Company shall obtain the maximum amount of coverage as may be obtained for such amount.

(d) The provisions of this Section 7.5 (i) are intended to be for the irrevocable benefit of, and will be enforceable from and after the Effective Time by, each Indemnified Party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise. The provisions of this Section 7.5 shall survive the consummation of the Merger. Except as required by applicable Law, the obligations of Parent and the Surviving Entity under this Section 7.5 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Parties without the prior written consent of such affected person.

Section 7.6. Takeover Statutes. The parties shall (a) use their respective reasonable best efforts to ensure that no Takeover Statute is or becomes applicable to restrict or prohibit the Merger or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to restrict or prohibit any of the foregoing, use their respective reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on the Merger and the other transactions contemplated by this Agreement.

Section 7.7. Public Announcements. Except with respect to any Recommendation Withdrawal or any action taken by the Company or its Board of Directors pursuant to, and in accordance with, Section 7.4, so long as this Agreement is in effect, the parties hereto will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or any other public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press release or public statement as may be required by applicable Law, court process or any listing agreement with The NASDAQ Stock Market, will not

31

issue any such press release or make any such public statement without the consent of the other parties hereto (not to be unreasonably withheld, conditioned or delayed). Parent and the Company agree to issue a mutually acceptable joint press release announcing this Agreement.

Section 7.8. Certain Tax Matters. During the period from the date of this Agreement to the Effective Time:

(a) The Company and each of its Subsidiaries shall promptly notify Parent of any material suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax.

(b) The Company and each of its Subsidiaries will retain, consistent with its past practice, all material books, documents and records necessary for the preparation of Tax Returns and reports.

Section 7.9. Confidentiality.

(a) Each of Parent and Merger Sub agrees (i) that it will maintain and preserve the confidentiality of all Confidential Information disclosed to it by the Company or its Representatives, including taking such steps to protect and preserve the confidentiality of the Confidential Information as it takes to preserve and protect the confidentiality of its own confidential information; and (ii) that it will not, and it will cause its Representatives to not, disclose such Confidential Information to any third party, other than its Representatives, without the express written consent of the Company.

(b) Each of Parent and Merger Sub agrees to and will be responsible and primarily liable for, and agrees to and shall indemnify the Company and its Subsidiaries against, any and all claims, demands, actions, losses, damages, liabilities, costs and expenses incurred as a result of any breach by Parent, Merger Sub or their respective Representatives of any of the provisions of this Section 7.9.

(c) This Section 7.9 shall cease to apply to particular “Confidential Information” that: (i) becomes publicly known through no fault of Parent, Merger Sub or their respective Representatives; (ii) is received by or becomes available to Parent, Merger Sub or their respective Representatives from a third party without restriction on disclosure and without Knowledge that the third party’s disclosure is in breach of any confidentiality obligation to the Company or its Subsidiaries; (iii) has been approved for public release by written authorization of the Company or its Subsidiaries; or (iv) has been developed by Parent, Merger Sub or their respective Representatives completely independent of the delivery of Confidential Information.

(d) Notwithstanding any provision of this Agreement to the contrary, either Parent, Merger Sub or their respective Representatives may disclose Confidential Information to the extent required by any applicable Law, Governmental Authority or stock exchange rules; provided, however, that where legally permissible the disclosing party will notify the Company in writing promptly after becoming aware of its obligation to make such a disclosure and will not prohibit the Company from seeking to challenge or limit such required disclosure.

(e) The parties hereto agree that this Section 7.9 shall terminate upon the earlier to occur of (i) the Effective Time, and (ii) the one-year anniversary of the date of this Agreement.

Section 7.10. Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.11. Transaction Litigation. Each party hereto shall give the other party the opportunity to participate in the defense or settlement of any litigation against such first party and/or its directors or managers relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without the second party’s prior written consent.

32

Section 7.12. Subsidiary Conversion. At Parent’s election at any time within thirty (30) days after the date of this Agreement, the Company shall, at or before the Closing, cause each of its direct and indirect Subsidiaries to convert into a limited liability company formed under the laws of the jurisdiction of its incorporation (the “Conversion Transactions”).

Section 7.13. Income Tax Treatment of Merger. The Merger and the other transactions set forth in this Agreement will be treated as set forth in this Section for income tax purposes. The Merger will be treated as a sale in which gain or loss to the Company will be measured with respect to each of its assets by the difference between the adjusted basis of the asset and the amount deemed paid by Merger Sub for the asset. The determination of the amount paid for each asset will be made by Merger Sub. In making that determination, Merger Sub will take into account the liabilities of the Company as well as the Merger Consideration and other amounts paid for the Shares and the Company Equity Awards, as set forth in this Agreement. The assets deemed sold by the Company will include assets owned directly by the Company as well as the assets owned by each direct and indirect subsidiary of the Company that is converted to a limited liability company in accordance with Section 7.12 of this Agreement. The cash received by the shareholders of the Company or the holders of the Company Equity Awards pursuant to this Agreement will be deemed to have been received as a payment made to them by the Company in liquidation of their Shares or in extinguishment of their Company Equity Awards.

Section 7.14. Company Benefit Plans. Promptly following the date of this Agreement, the Company shall identify to Parent in writing each Company Benefit Plan for which a Form 5500 Annual Report should have been, but was not, filed for any applicable plan year. Prior to the Closing, the Company shall file all delinquent Form 5500 Annual Reports with respect to the Company Benefit Plans and take, or cause to be taken, all actions necessary, proper, advisable or reasonably requested by Parent, including utilizing any available compliance program, to avoid or otherwise mitigate the potential liabilities associated with such delinquent Form 5500 Annual Reports.

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.1. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or (to the extent permitted by applicable Law) waiver by Parent and the Company on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval. The Requisite Shareholder Vote shall have been obtained.

(b) Consents and Approvals. All consents, approvals and authorizations of any Governmental Authority or other Person required of Parent, the Company or any of their Subsidiaries to consummate the Merger, the failure of which to be obtained, individually or in the aggregate, would have a Material Adverse Effect on Parent or a Material Adverse Effect on the Company, shall have been obtained.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court or agency of competent jurisdiction or other Law (each, a “Restraint”) shall be in effect which prohibits, restrains or renders illegal the consummation of the Merger (provided, that a party shall not be entitled to assert the failure of this condition if such party has not used the efforts and performed the other obligations required of such party under this Agreement, including to prevent the entry of any such Restraint and to appeal as promptly as practicable any judgment that may be entered).

Section 8.2. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or (to the extent permitted by applicable Law) waiver by Parent on or before the Closing Date of the following further conditions:

33

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect on the Company), in each case at and as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; provided, however, that the representations and warranties of the Company set forth in Sections 4.5(a) and (b) (in each case to the extent relating to capital stock of the Company) or the first sentence of Section 4.9 shall be true and correct in all respects (other than, with respect to Sections 4.5(a) and (b), de minimis exceptions) as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date). Parent and Merger Sub shall have received a certificate signed by a senior officer of the Company attesting to the foregoing.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder at or prior to the Effective Time. Parent and Merger Sub shall have received a certificate signed by a senior officer of the Company attesting to the foregoing.

(c) Dissenting Shares. No more than 10.0% of the Shares shall be, or may thereafter become, Dissenting Shares.

Section 8.3. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction or (to the extent permitted by applicable Law) waiver by the Company on or prior to the Closing Date of the following further conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect on Parent), in each case at and as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. The Company shall have received a certificate signed by a senior officer of Parent and Merger Sub attesting to the foregoing.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder at or prior to the Effective Time. The Company shall have received a certificate signed by a senior officer of Parent and Merger Sub attesting to the foregoing.

ARTICLE IX

TERMINATION

Section 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (any prior approval of this Agreement by the shareholders of the Company notwithstanding):

(a) by mutual written consent of the Company, on the one hand, and Parent and Merger Sub, on the other hand;

34

(b) by either the Company or Parent, if:

(i) the Effective Time shall not have occurred on or before December 14, 2010 (the “End Date”), provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to a party if the failure of the Closing to occur by such date shall be due principally to the material breach of, or the failure of such party to perform or comply in all material respects with, the representations, warranties, covenants and agreements of such party set forth in this Agreement;

(ii) any Restraint having the effect set forth in Section 8.1(c) shall be in effect and shall have become final and nonappealable, provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to a party whose material breach of this Agreement has been the principal cause of such Restraint; or

(iii) this Agreement shall have been voted upon at the Company Shareholder Meeting (including any adjournment thereof), such Company Shareholder Meeting shall have been completed, and the Company shareholders shall have failed to approve this Agreement by the Requisite Shareholder Vote;

(c) by the Company, if a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred such that any of the conditions set forth in Section 8.3(a) or (b) would not then be satisfied, provided, however, that if any such breach of any representation, warranty, covenant or agreement is curable by Parent or Merger Sub on or prior to the earlier of (i) the fifteenth (15th) calendar day after notice of such breach or (ii) December 13, 2010, through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 9.1(c) until after the earlier of (i) the fifteenth (15th) calendar day after delivery of written notice from the Company to Parent of such breach or (ii) December 13, 2010, provided Parent or Merger Sub continues to diligently exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(c) if such breach by Parent or Merger Sub is cured during such cure period); provided, further, that Parent shall have no right of cure for any failure to have or obtain any funding necessary to complete the Merger and otherwise satisfy in full all payment obligations set forth in this Agreement;

(d) by Parent or Merger Sub, if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred such that any of the conditions set forth in Section 8.2(a) or (b) would not then be satisfied, provided, however, that if any such breach of any representation, warranty, covenant or agreement is curable by the Company on or prior to the earlier of (i) the fifteenth (15th) calendar day after notice of such breach or (ii) December 13, 2010, through the exercise of its commercially reasonable efforts, then neither Parent nor Merger Sub may terminate this Agreement under this Section 9.1(d) until after the earlier of (i) the fifteenth (15th) calendar day after delivery of written notice from the Parent or Merger Sub to Company of such breach or (ii) December 13, 2010, provided the Company continues to diligently exercise commercially reasonable efforts to cure such breach (it being understood that neither Parent nor Merger Sub may terminate this Agreement pursuant to this Section 9.1(d) if such breach by the Company is cured during such cure period);

(e) by the Company, prior to the time at which the Requisite Shareholder Vote has been obtained, in the event that (i) a Recommendation Withdrawal shall have occurred pursuant to and in compliance with Section 7.4, (ii) concurrently with the termination under this subsection (e), the Company enters into a definitive agreement for the applicable Superior Proposal, and (iii) the Company shall have paid Parent the Termination Fee provided under Section 9.2(a) hereof; or

(f) by Parent or Merger Sub, prior to the time at which the Requisite Shareholder Vote has been obtained, in the event that (i) a Recommendation Withdrawal (or any action by any committee of the Board of Directors of the Company which, if taken by the full Board of Directors of the Company, would be a Recommendation Withdrawal) shall have occurred; (ii) the Company shall have breached or failed to perform in any material respect its obligations or agreements contained in Section 7.4 or Section 7.1(a) (excluding, in each

35

case, inadvertent breaches or failures that are capable of being cured and that are cured within three Business Days following receipt of written notice of such breach or failure from Parent if Parent provides such notice); (iii) the Company or its Board of Directors (or any committee thereof) shall approve or recommend, or enter into or allow the Company or any of its Subsidiaries to enter into, a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar Contract with respect to, a Company Acquisition Proposal, or (iv) the Company or its Board of Directors (or any committee thereof) shall publicly propose or announce its intentions to do any of the actions specified in this Section 9.1(f).

Section 9.2. Termination Fees.

(a) In the event that this Agreement is terminated by the Company pursuant to Section 9.1(e) or by Parent or Merger Sub pursuant to Section 9.1(f)(i) or 9.1(f)(iii), then the Company shall pay to Parent the Termination Fee by wire transfer of same day funds concurrently with any such termination. Any amount that becomes payable pursuant to this Section 9.2(a) shall be paid by wire transfer of immediately available funds to an account designated by Parent.

(b) In the event that after the date hereof, (i) a Company Acquisition Proposal shall have been made to the Company or shall have been made directly to the shareholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal, (ii) thereafter this Agreement is terminated pursuant to Section 9.1(b)(i), 9.1(b)(iii), 9.1(d) (with respect to breaches of covenants, but not representations and warranties), 9.1(f)(ii), or 9.1(f)(iv), and (iii) within 12 months after any such termination referred to in clause (ii) above, the Company enters into a definitive Contract with respect to, or consummates the transactions contemplated by, any Company Acquisition Proposal (regardless of whether such Company Acquisition Proposal is (x) made before or after termination of this Agreement or (y) is the same Company Acquisition Proposal referred to in clause (i) above), then the Company shall pay to Parent the Termination Fee, by wire transfer of same day funds, on the date of the first to occur of such event(s) referred to above in this clause (iii).

(c) The Company acknowledges and agrees that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, that without these agreements Parent and Merger Sub would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.2 do not constitute a penalty. If the Company fails to pay Parent the Termination Fee when due, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent and Merger Sub in connection with the collection under and enforcement of this Section 9.2 and shall pay interest on the amount of the Termination Fee at the rate of 10% per annum, compounded daily, from the date such Termination Fee became due and owing through and including the date of payment. In addition, the parties further agree that, if the Company fails to pay Parent any amount payable under this Agreement when due or Parent fails to pay the Company any amount payable under this Agreement when due (other than the amounts referred to in the prior sentence), the Company or Parent, as the case may be, shall pay interest on such amount at the rate of 10% per annum, compounded daily, from the date such amount became due and owing through and including the date of payment.

(d) Each of Parent and Merger Sub agrees that notwithstanding anything in this Agreement to the contrary (including Section 9.3), in the event that the Termination Fee is paid to and accepted by Parent pursuant to this Section 9.2, the payment of such amount shall be the sole and exclusive monetary remedy of Parent and Merger Sub, and their respective Subsidiaries, shareholders, Affiliates, officers, managers, directors, employees and Representatives against the Company or any of its Representatives or Affiliates for, and in no event will Parent or Merger Sub or any other such person seek to recover any other money damages or seek any other monetary remedy based on a claim in law or equity with respect to, (i) any loss suffered as a result of the failure of the Merger to be consummated, (ii) the termination of this Agreement, (iii) any liabilities or obligations arising under this Agreement, or (iv) any claims or actions arising out of or relating to any breach, termination or failure

36

of or under this Agreement, and upon payment and acceptance of the Termination Fee, neither the Company nor any of its Representatives or Affiliates shall have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the transactions contemplated hereby.

Section 9.3. Effect of Termination. In the event of termination of this Agreement by either the Company, Parent or Merger Sub as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company under this Agreement, other than Section 7.9, Section 9.2, this Section 9.3, Article X, and the last sentence of Section 7.3(a), which provisions shall survive such termination indefinitely; provided, however, that no such termination shall relieve any party hereto from any liability or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the willful breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), or by facsimile, and shall be given:

if to Parent or Merger Sub, to:

Ranger Energy Investments, LLC

106 Lockheed Drive

Beaver, West Virginia 25813

Attention: James C. Justice

Facsimile: (304) 255-3865

with copies (which shall not constitute notice) to:

Frost Brown Todd LLC

250 West Main Street, Suite 2800

Lexington, Kentucky 40507

Attention: Paul Sullivan

Facsimile: (859) 231-0011

if to the Company, to:

National Coal Corp.

8915 George Williams Road

Knoxville, Tennessee 37923

Attention: Daniel A. Roling, President and CEO

Facsimile: (865) 691-9982

with a copy (which shall not constitute notice) to:

Stubbs, Alderton & Markiles, LLP

15260 Ventura Blvd., 20th Floor

Sherman Oaks, California 92401

Attention: John McIlvery

Facsimile: (818) 444-6302

37

and

National Coal Corp.

8915 George Williams Road

Knoxville, Tennessee 37923

Attention: Tim Jones, Corporate Counsel

Facsimile: (865) 691-9982

or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and electronic confirmation of transmission is received or (b) if given by any other means, when delivered at the address specified in this Section 10.1.

Section 10.2. Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time and then only to such extent.

Section 10.3. Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement or the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

Section 10.4. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors or other governing body at any time prior to the Effective Time, whether before or after approval of this Agreement by the Company shareholders; provided, however, that, after approval of this Agreement by the Company’s shareholders, no amendment may be made which under applicable Law requires the further approval of the shareholders of the Company without such further approval having been obtained. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 10.5. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) to the extent permitted by applicable Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

Section 10.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto (and any purported assignment without such consent shall be void and without effect), except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder.

Section 10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

Section 10.8. Counterparts; Effectiveness. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective only when signed by each party hereto and each such party has received counterparts hereof signed by all of the other parties hereto.

38

Section 10.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any Law, or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

Section 10.10. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Exhibits, Annexes and Schedules and the Company Disclosure Letter and the Parent Disclosure Letter) and any agreements entered into among the parties contemporaneously herewith (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except for Section 2.2(c), Section 2.3, Section 2.4 and Section 2.5 (which, from and after the Effective Time, shall be for the benefit of holders of the Shares (including Company Restricted Shares), Company Options and Company Warrants immediately prior to the Effective Time), and Section 7.5 (which from and after the Effective Time shall be for the benefit of the Indemnified Parties), are not intended to and do not confer upon any Person other than the parties hereto any legal or equitable rights or remedies. The representations and warranties in this Agreement are the product of negotiations among the parties to this Agreement and are for the benefit of the parties to this Agreement. Any inaccuracies in such representations and warranties are subject to waiver by the parties to this Agreement in accordance with Section 10.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties to this Agreement of the risks associated with particular matters regardless of the Knowledge of any of the parties to this Agreement. Consequently, Persons other than the parties to this Agreement may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or any other date.

Section 10.11. Jurisdiction.

(a) For the purposes of any suit, action or other proceeding, claim, dispute or controversy (of any kind or type, whether based on contract, tort, statute, regulation or otherwise, and whether based on state, federal, foreign or any other Law), arising out of, relating to or in connection with this Agreement, the documents referred to in this Agreement, or any of the transactions contemplated hereby, and including disputes relating to the existence, validity, breach or termination of this Agreement (any such claim being a “Covered Claim”), each party irrevocably submits to the jurisdiction of the Court of Chancery of the State of Delaware and any court of the United States located in the State of Delaware. Each party agrees to commence any Action involving a Covered Claim in the Court of Chancery of the State of Delaware, and, in the event such Action involving a Covered Claim must, under applicable Law, be brought in Federal court, then each party agrees to commence such Action involving a Covered Claim in a court of the United States located in the State of Delaware. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action involving a Covered Claim in (i) the Court of Chancery of the State of Delaware, or in (ii) any court of the United States located in the State of Delaware. Each party hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any of the aforementioned courts that any Action involving a Covered Claim has been brought in an inconvenient forum. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any Action involving a Covered Claim by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided, that nothing in this Section 10.11 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 10.11 shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 10.11. The parties agree that a final judgment in any Action involving a Covered Claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

39

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12. Authorship. The parties agree that the terms and language of this Agreement are the result of negotiations between the parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

Section 10.13. Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at law. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Each of the parties hereby irrevocably waives, and agrees not to attempt to assert or assert, by way of motion or other request for leave from the court, as a defense, counterclaim or otherwise, in any Action involving a Covered Claim, any claim or argument that there is an adequate remedy at law or that an award of specific performance is not otherwise an available or appropriate remedy. Any requirements for the securing or posting of any bond with such remedy are waived. Without limiting the generality of the foregoing, the parties agree that (a) the Company shall be entitled to specific performance against Parent and Merger Sub (i) of Parent’s and Merger Sub’s obligations to consummate the Merger and to conduct the Closing upon the satisfaction or waiver of the conditions set forth in Section 8.1 and the satisfaction or waiver of the conditions set forth in Section 8.2, and (ii) to enforce and to prevent any breach by Parent or Merger Sub of its covenants or other agreements under this Agreement and (b) Parent shall be entitled to specific performance against the Company (i) of the Company’s obligation to consummate the Merger and to conduct the Closing upon the satisfaction or waiver of the conditions set forth in Section 8.1 and the satisfaction or waiver of the conditions set forth in Section 8.3, (ii) of the Company’s obligations to pay the Termination Fee, if any, pursuant to Section 9.2, and (iii) to enforce and to prevent any breach by the Company of its covenants or other agreements under this Agreement. Any other provision of this Agreement notwithstanding, Parent and Merger Sub’s right to terminate this Agreement or receive the Termination Fee shall not limit or eliminate Parent’s or Merger Sub’s right to obtain an injunction or specific enforcement as and to the extent provided in this Section 10.13; provided, however, that in no event shall Parent or Merger Sub be entitled to seek specific performance hereunder from and after termination of this Agreement and receipt of the Termination Fee.

Section 10.14. No Consequential Damages. Except as prohibited by Law, each party hereto waives any right it may have to claim or recover any special, exemplary, punitive or consequential damages, or any damages other than, or in addition to, actual damages.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

40

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first written above.

NATIONAL COAL CORP.

By:	/S/ DANIEL A. ROLING
Name:	Daniel A. Roling
Title:	President & CEO

RANGER ENERGY INVESTMENTS, LLC

By:	/S/ STEPHEN W. BALL
Name:	Stephen W. Ball
Title:	President

RANGER COAL HOLDINGS, LLC

By:	/S/ STEPHEN W. BALL
Name:	Stephen W. Ball
Title:	President

S-1

Annex B

September 23, 2010

Board of Directors of

National Coal Corp

8915 George Williams Rd.

Knoxville, TN 37923

Members of the Board of Directors:

You have asked us to advise you with respect to the fairness to the holders of the outstanding shares of common stock, par value $0.0001 (the “Shares”), of National Coal Corp. (the “Company”) from a financial point of view of the $1.00 per Share in cash to be paid to such holders pursuant to an Agreement and Plan of Merger, to be entered into September 27, 2010 (the “Agreement”), by and among the Company, Ranger Energy Investments, LLC (“Ranger”) and Ranger Coal Holdings, LLC, a wholly owned subsidiary of Ranger.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the latest draft of the Agreement; (ii) publicly available financial documents of the Company for the three previous fiscal years up to the most recent public filing as of the date of this opinion; (iii) certain other internal information, primarily financial in nature, concerning the business and operations of the Company furnished to us by the Company, including financial forecasts prepared by management of the Company, as approved for our use by the Company; (iv) certain publicly available information concerning the trading of, and trading market for, the Shares; (v) certain publicly available information with respect to certain other companies, the securities of which are publicly traded, which we believe to be comparable to the Company; (vi) the financial terms of the transaction contemplated by the Agreement (the “Transaction”) compared with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vii) discussions with members of senior management of the Company concerning their assessment of the business and financial prospects of the Company; and (viii) such other analyses and examinations as we have deemed necessary or appropriate. We have also met with officers and employees of the Company, as well as members of the Board of Directors acting on behalf of the Company, to review the Transaction and to discuss the foregoing and other matters believed relevant to the inquiry.

In rendering our opinion we have assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all of the financial, legal, regulatory and other information provided to, discussed with or reviewed by us, and we do not assume any responsibility for any such information. With respect to any financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future performance of the Company. We express no view with respect to such forecasts or the assumptions on which they were based. We have assumed, with your consent, that the Transaction will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the expected benefits of the Transaction. Further, we have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, derivative or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company. We have assumed, with your consent, that there are no material undisclosed liabilities of the Company for which appropriate reserves or other provisions have not been made. We have not performed any tax analysis, nor have we been furnished with any such analysis. Accordingly, we have not evaluated any potential tax consequences related to the Transaction including, without limitation, any potential tax consequences to the Company or its shareholders.

Dahlman Rose & Co., LLC (“Dahlman Rose”) is a full-service investment bank offering research, trading, and advisory services for companies along the natural resources supply chain and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements. In the ordinary course of our business, we may actively trade securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. The scope of our work also included a preliminary evaluation of the feasibility of financings related to certain transaction alternatives, including potential equity offerings. We will receive a fee for our services, including a retainer fee. We will also receive a fee upon delivery of this opinion, no portion of which is contingent upon consummation of the Transaction or the tenor of the conclusions reached in this opinion. The Company has agreed to reimburse certain of our expenses and indemnify us for certain liabilities (including liabilities under U.S. federal securities laws) that may arise out of our engagement.

This opinion does not address the Company’s underlying business decision to engage in the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or effects of any other transaction which the Company might engage, nor does it address any legal, regulatory, tax or accounting matters. We do not express any view on, and this opinion does not address, any other term or aspect of the Agreement or Transaction including, without limitation, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or class of such persons in connection with the Transaction, whether relative to the Offer pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Ranger or the ability of the Company or Ranger to pay its obligations when they come due nor have we evaluated the effect of any bankruptcy proceeding in respect of the Company on the holders of the Shares. Our opinion necessarily is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof.

It is understood that our advisory services and this opinion are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation to any holder of Shares as to how such holder should vote or act on any matter relating to the proposed Transaction. This opinion does not confer any rights or remedies upon any creditor or shareholder of the Company or any third party. This opinion is not to be used for any other purpose, or reproduced, summarized, disseminated, quoted, described or referred to at any time, in whole or in part, without Dahlman Rose’s prior written consent; provided, however, that this opinion may be included in its entirety in a proxy statement or similar disclosure document required to be distributed to the holders of the Shares in connection with the Transaction (and Dahlman Rose shall assist in the preparation of any disclosure relating to this opinion, which disclosure shall be subject to Dahlman Rose’s reasonable prior review and consent thereto). This opinion has been approved by a fairness committee of Dahlman Rose.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the $1.00 per Share in cash to be paid to the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

Dahlman Rose & Company, LLC

By:	/s/ Dahlman Rose & Company, LLC

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote
FOR proposals 1. and 2.					For	Against	Abstain
1. A proposal to adopt the Agreement and Plan of Merger, dated as of September 27, 2010, by and among National Coal Corp., Ranger Energy Investments, LLC (“Ranger”), and Ranger Coal Holdings, LLC, a wholly-owned subsidiary of Ranger.					0	0	0
2. A proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.					0	0	0

For address change/comments, mark here. (see reverse for instructions)			☐	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

NATIONAL COAL CORP.
SPECIAL MEETING OF SHAREHOLDERS DECEMBER 2, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NATIONAL
COAL CORP.

The undersigned appoints Daniel A. Roling and Les Wagner, and each of them, as proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of National Coal Corp. that the undersigned is entitled to vote at the Special Meeting of Shareholders of National Coal Corp., to be held at The Hilton Knoxville Airport, 2001 Alcoa Highway, Alcoa, Tennessee 37701 on December 2, 2010, commencing at 10:00 a.m. local time, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, on the matters and as specified in this proxy card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF YOU SIGN YOUR PROXY CARD WITHOUT INDICATING YOUR VOTE, YOUR SHARES WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR TIME, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on other side)